                                 OPERATING AGREEMENT
                                          OF
                                   BPP RETAIL, LLC,
                         a Delaware limited liability company

                                       between

                                 STATE OF CALIFORNIA
                         PUBLIC EMPLOYEES' RETIREMENT SYSTEM,

                                         and

                     BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P.,
                            a Delaware limited partnership

                               DATED:  August 31, 1998

                                  TABLE OF CONTENTS

                                                                                                PAGE
                                                                                                ----
ARTICLE I      DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 1.1.   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE II     FORMATION, NAME, PLACE OF BUSINESS, PURPOSE, AND TERM . . . . . . . . . . . . . . .19
     Section 2.1.   Formation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     Section 2.2.   Name and Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     Section 2.3.   Other Acts/Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     Section 2.4.   Purpose and Scope. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     Section 2.5.   Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

ARTICLE III    PERCENTAGE INTERESTS AND CAPITAL. . . . . . . . . . . . . . . . . . . . . . . . . .20
     Section 3.1.   Initial Capital Contributions. . . . . . . . . . . . . . . . . . . . . . . . .20
     Section 3.2.   Additional Capital Contributions . . . . . . . . . . . . . . . . . . . . . . .23
     Section 3.3.   Percentage Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
     Section 3.4.   Capital of the Company; Capital Accounts . . . . . . . . . . . . . . . . . . .26
     Section 3.5.   Special Allocations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
     Section 3.6.   Curative Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
     Section 3.7.   Tax Allocations:  Code Section 704(c). . . . . . . . . . . . . . . . . . . . .31
     Section 3.8.   Allocations to Transferred Membership Interests. . . . . . . . . . . . . . . .31
     Section 3.9.   Distributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
     Section 3.10.  Calculation of Incentive Distribution. . . . . . . . . . . . . . . . . . . . .34
     Section 3.11.  Liability of Members and Others; Indemnification . . . . . . . . . . . . . . .36

ARTICLE IV     MANAGEMENT OF THE COMPANY; POWERS OF THE MANAGER. . . . . . . . . . . . . . . . . .37
     Section 4.1.   Management By Manager. . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
     Section 4.2.   Property Management. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
     Section 4.3.   Investment Opportunities . . . . . . . . . . . . . . . . . . . . . . . . . . .43
     Section 4.4.   Scope of Members' Authority. . . . . . . . . . . . . . . . . . . . . . . . . .44
     Section 4.5.   Title to Company Property. . . . . . . . . . . . . . . . . . . . . . . . . . .45
     Section 4.6.   Budgets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
     Section 4.7.   Removal of Manager . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
     Section 4.8.   Compensation and Reimbursement of Members and their Affiliates . . . . . . . .47
     Section 4.9.   Representations, Warranties and Covenants of the Members . . . . . . . . . . .47
     Section 4.10.  Right to Sell Project. . . . . . . . . . . . . . . . . . . . . . . . . . . . .48

ARTICLE V      WITHDRAWAL OF MEMBER; EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . .49
     Section 5.1.   Limitation on Voluntary Withdrawal . . . . . . . . . . . . . . . . . . . . . .49
     Section 5.2.   Events of Default by Members . . . . . . . . . . . . . . . . . . . . . . . . .50

ARTICLE VI     DISSOLUTION AND LIQUIDATION OF THE COMPANY. . . . . . . . . . . . . . . . . . . . .50
     Section 6.1.   Events Causing Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . .50

                                      i

     Section 6.2.   Liquidation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
     Section 6.3.   Distribution in Kind . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
     Section 6.4.   Certificate of Cancellation. . . . . . . . . . . . . . . . . . . . . . . . . .53

ARTICLE VII    BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX ELECTIONS, ETC. . . . . . . . . . . . .53
     Section 7.1.   Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .53
     Section 7.2.   Accounting Basis and Fiscal Year . . . . . . . . . . . . . . . . . . . . . . .53
     Section 7.3.   Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .53
     Section 7.4.   Periodic Reports to CalPERS. . . . . . . . . . . . . . . . . . . . . . . . . .54
     Section 7.5.   Independent Audit or Review. . . . . . . . . . . . . . . . . . . . . . . . . .55
     Section 7.6.   Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
     Section 7.7.   Tax Elections. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
     Section 7.8.   Designation of Tax Matters Member. . . . . . . . . . . . . . . . . . . . . . .56
     Section 7.9.   Avoidance of Unrelated Business Income Tax . . . . . . . . . . . . . . . . . .57
     Section 7.10.  Required Exculpatory Provisions. . . . . . . . . . . . . . . . . . . . . . . .57
     Section 7.11.  Compliance With Applicable Policies. . . . . . . . . . . . . . . . . . . . . .57
     Section 7.12.  Manager Personnel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
     Section 7.13.  Fair Political Practices Laws. . . . . . . . . . . . . . . . . . . . . . . . .58
     Section 7.14.  Notice of Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
     Section 7.15.  Notice of Affiliate Benefits . . . . . . . . . . . . . . . . . . . . . . . . .59
     Section 7.16.  Disabled Veterans Businesses Enterprises/Responsible Contracting Program . . .59
     Section 7.17.  No Affiliate Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
     Section 7.18.  Contractor Disclosure Statement. . . . . . . . . . . . . . . . . . . . . . . .59
     Section 7.19.  Environmental and Industrial Hygiene Compliance. . . . . . . . . . . . . . . .60
     Section 7.20.  Gifts and Prohibited Political Contributions and Solicitations;
                    Required Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60

ARTICLE VIII   TRANSFER OF MEMBERSHIP INTERESTS. . . . . . . . . . . . . . . . . . . . . . . . . .61
     Section 8.1.   General Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61

ARTICLE IX     MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
     Section 9.1.   Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
     Section 9.2.   Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
     Section 9.3.   No Partition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
     Section 9.4.   Binding Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
     Section 9.5.   Complete Agreement:  Amendment . . . . . . . . . . . . . . . . . . . . . . . .62
     Section 9.6.   Confidentiality and Nondisclosure. . . . . . . . . . . . . . . . . . . . . . .62
     Section 9.7.   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
     Section 9.8.   Fees and Commissions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
     Section 9.9.   Execution of Other Documents . . . . . . . . . . . . . . . . . . . . . . . . .63
     Section 9.10.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
     Section 9.11.  Survival of Indemnity Obligations. . . . . . . . . . . . . . . . . . . . . . .63
     Section 9.12.  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
     Section 9.13.  Terminology. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
     Section 9.14.  Appraisal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63

                                      ii

     Section 9.15.  Equitable Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
     Section 9.16.  Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
     Section 9.17.  Representation of Authority. . . . . . . . . . . . . . . . . . . . . . . . . .64
     Section 9.18.  Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
     Section 9.19.  Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64

ARTICLE X      CONVERSION OF CalPERS' INTEREST INTO BPPI COMMON STOCK. . . . . . . . . . . . . . .66
     Section 10.1.  Conversion into BPPI Shares. . . . . . . . . . . . . . . . . . . . . . . . . .66
     Section 10.2.  Non-Convertible Projects . . . . . . . . . . . . . . . . . . . . . . . . . . .69
     Section 10.3.  Limit on Ownership of BPPI Capital Stock . . . . . . . . . . . . . . . . . . .70
     Section 10.4.  Obligations of BPPI With Respect to Conversion BPPI Shares . . . . . . . . . .70
     Section 10.5.  Unregistered Securities; Registration Rights Agreement . . . . . . . . . . . .71
     Section 10.6.  Additional Provisions Relative to Conversion Notice. . . . . . . . . . . . . .72

                                 OPERATING AGREEMENT
                                          OF
                                   BPP RETAIL, LLC,
                         a Delaware limited liability company

     THIS OPERATING AGREEMENT is dated as of August 31, 1998, by and between STATE OF CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM, a unit of the State and Consumer Services Agency of the State of California ("CalPERS"), with offices at 400 P Street, Sacramento, California 95814, and BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (either "BPOP" or the "Manager"), with offices at 610 West Ash Street, Suite 1600, San Diego, California 92101.

                                      RECITALS:

     A. Pursuant to California Government Code Sections 9354.1, 20171, 20190, 20210, 50953 and 75105, the exclusive control of the administration and investment of various retirement funds (hereafter collectively "the Fund") is vested in CalPERS' Board of Administration (the "Board").

     B. Pursuant to California Government Code Section 20190, CalPERS is authorized to invest, except as otherwise restricted by the California Constitution and by law, the assets of the Fund through the purchase, holding, or sale thereof of any investment, financial instrument or financial transaction when the investment, financial instrument, or financial transaction is prudent in the informed opinion of the Board.

     C. Pursuant to California Government Code Section 20206, the Board is authorized to contract with qualified investment managers to render services in connection with the investment programs of the Board. In furtherance of this statutory provision, the Board has entered into contracts with numerous such investment managers, and has delegated to them defined discretionary investment authority pursuant to CalPERS' Investment Objectives and Policies (as defined below).

     D. Pursuant to California Government Code Section 20210, CalPERS is authorized and required to retain at least two investment managers to render services in connection with CalPERS' investment programs.

     E. Pursuant to Article XVI, Section 17 of the California Constitution, the Board is granted plenary authority and sole discretion over the investment decisions and administration of CalPERS; and through Resolution No. 92-04B, the Board exercises its constitutional responsibility and control over the process for the procurement of goods and services for CalPERS.

     F. Pursuant to the above authority, CalPERS solicited proposals from firms with expertise in real estate investment management services for Non-regional Mall Retail under Request for Proposal (RFP) No. 97-321, dated June 23, 1997 (the "RFP"). Burnham Pacific Properties, Inc., a Maryland corporation ("BPPI") responded to the RFP. BPPI is the general partner of BPOP.

     G. CalPERS has concluded that BPPI and BPOP meet the qualifications as set forth in the RFP and now wishes to enter into this Agreement with BPOP for the purpose of forming a limited liability company to acquire, own, maintain, operate and sell certain "non-regional mall retail properties" in the Western United States (as defined below) consistent with CalPERS Investment Objectives and Policies and the Program Guidelines (as defined below).

     H. BPPI is a real estate investment trust ("REIT") under the Code. To maintain its status as a REIT, BPPI and BPOP must conform to certain requirements of the Code with respect to sales of properties and types of income. Among other things, the investment objectives of the Company are to acquire Projects for long term investment.

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                 DEFINED TERMS

     SECTION 1.1. DEFINITIONS. The following terms used in this Agreement, unless the context otherwise requires, shall have the meanings specified in this
SECTION 1.1:

     "ACCOUNTANT" means the firm of independent certified public accountants selected by the Manager from the list of such accountants Approved by CalPERS for the purpose of preparing the tax returns and financial reports for the Company. CalPERS hereby approves the accounting firm of Deloitte & Touche on such list.

     "ACT" means the Delaware Limited Liability Company Act, codified in Delaware Code Annotated, Title 6 Chapter 18, Sections 18 through 101, et seq., as the same may be amended from time to time.

     "ADDITIONAL CAPITAL CONTRIBUTIONS" means contributions of cash to the capital of the Company which may be required from time to time to be made by the Members as provided in SECTION 3.2 hereof.

     "AFFILIATE" or "AFFILIATED PERSON" means, when used with reference to a specified Person, (a) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (b) any Person that is an executive officer or board member of, general partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, general partner or trustee, or with respect to which the specified Person serves in a similar capacity, (c) any Person that, directly or indirectly, is the beneficial owner of 20% or more of all voting classes of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 20% or more of all voting classes of equity securities, or (d) any trust established by the specified Person for the benefit of any such relative or spouse of such Person. "Affiliate" or "Affiliated Person" of the Company or the Members does not include a Person who is a partner in a partnership or a joint venture with the Company or any other Affiliated
Person if such Person is not otherwise an Affiliate or Affiliated Person of the Company or the Members.

     "AGREEMENT" means this Operating Agreement as originally executed and as amended in writing from time to time.

     "ANNUAL INVESTMENT PLAN" shall have the meaning set forth in
SECTION 4.1(d)(i).

     "APPLICABLE NCREIF INDEX" shall mean the time weighted NCREIF retail sub-index of the NCREIF Property Index for the Western United States to be determined by the National Council of Real Estate Investment Fiduciaries ("NCREIF") (after excluding the effect of those Company Projects reported to NCREIF) on the date which most immediately precedes the applicable Calculation Date and which is applicable to the time period which most closely approximates the time period from the date of the first Cash Outflow or Cash Inflow during the applicable Calculation Period to the applicable Calculation Date. For periods in excess of one year, this index expresses rates of return on an annualized return-per-year basis. The Applicable NCREIF Index shall be an index specially produced by NCREIF for the Company in the same manner that NCREIF produces the NCREIF Property Index. If the sample size for the Applicable NCREIF Index consists of less than 60 properties or if the NCREIF Index ceases to exist, then CalPERS and the Manager shall agree on an alternate index. The Manager and CalPERS acknowledge that the Applicable NCREIF Index consists primarily of Existing Shopping Center Projects (excluding those Company Projects reported to NCREIF), and that if that composition changes over time such that the characteristics of the properties, on the whole, are no longer comparable to the Projects of the Company, the parties shall endeavor to agree on any adjustments that may be necessary to the Applicable NCREIF Index or the Project-Type Premium added thereto for purposes of calculating the Incentive Distribution.

     "APPLICABLE PERCENTAGE" shall mean the percentage to be multiplied by an Incentive Portfolio's NCREIF Adjusted Tentative Incentive Distribution as of a given Calculation Date pursuant to SECTION 3.10(9) of the Agreement. The Applicable Percentage as of the Final Calculation Date shall be 100%. The Applicable Percentage as of any other Calculation Date can be found using the table below. For example, if the Calculation Date falls at the end of the third year of a relevant Calculation Period, the Applicable Percentage to be used shall be 15%. For this purpose, the first year of the first Calculation Period shall begin on the Effective Date of the Agreement and shall end on December 31, 1999 (the first Calculation Date under this Agreement). The second year of the first Calculation Period shall end twelve months later on December 31, 2000, and so on. In the first and second years of this and other Calculation Periods, the Applicable
Percentages are 5% and 10%, respectively, provided that either of the Calculation Dates do not coincide with the Final Calculation Date.

          CALCULATION PERIOD YEAR                APPLICABLE PERCENTAGE
          -----------------------                ---------------------
                    1                                       5
                    2                                      10
                    3                                      15
                    4                                      22
                    5                                      30
                    6                                      39
                    7                                      49
                    8                                      60
                    9                                      75
                   10                                      83
                   11                                      91
                   12                                     100

     "APPROVED BY THE MEMBERS" or "APPROVED BY CalPERS" means those matters or decisions set forth in this Agreement that have been approved by Members owning a majority of the Membership Interests or by CalPERS, as applicable. Unless expressly provided otherwise herein, all approvals under this Agreement required of the Members or CalPERS, as the case may be, shall not be unreasonably withheld or delayed. A matter that is neither approved nor disapproved within 30 days after the Manager submits the matter for approval in writing shall be deemed approved by the non-responding party; provided, that the matters to be approved under SECTIONS 4.1(e)(i), 4.1(e)(ii), 4.1(e)(iii), 4.1(e)(iv), 4.1(e)(viii), 4.1(e)(ix), 4.1(e)(x), 4.1(e)(xi),
4.2, 4.3, 4.6(a) and 4.8(c) shall be deemed approved if the party whose approval is sought fails to respond within 10 business days.

     "BANKRUPTCY" means, with reference to any Member or Manager:

          (a) the entry of an order for relief (or similar court order) against such Member which authorizes a case brought under Chapter 7, 11 or 13 of Title 11 of the United States Code (or successors to such Chapters and Title) to proceed;

          (b) the commencement of a federal, state or foreign bankruptcy, insolvency, reorganization, arrangement or liquidation proceeding by such Member or Manager;

          (c) the commencement of a federal, state or foreign bankruptcy, insolvency, reorganization, arrangement or liquidation proceeding against such

Member or Manager if such proceeding is not dismissed within 120 days after the commencement thereof;

          (d) the entry of a court decree or court order which remains unstayed and in effect for a period of 120 consecutive days:

                 (i) adjudging such Member or Manager insolvent under any federal, state or foreign law relating to bankruptcy, insolvency, reorganization, arrangement, liquidation, receivership or the like;

                 (ii) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, such Member or Manager or its properties under any federal, state or foreign law relating to insolvency, reorganization, arrangement, liquidation, receivership or the like;

                 (iii) appointing a receiver, liquidator, assignee, trustee, conservator, or sequester (or other similar official) of such Member or Manager, or of all, or of a substantial part, of such Member's or Manager's properties; or

                 (iv) ordering the winding up, dissolution or liquidation of the affairs of such Member or Manager;

          (e) the Consent by such Member or Manager to the institution against it of any proceeding of the type described in subsection (a), (b), (c) and (d);

          (f) the Consent by such Member or Manager to the appointment of a receiver, liquidator, assignee, trustee, conservator or sequester (or other similar official) of such Member or Manager, or of all, or of a substantial part, of its properties;

          (g) the making by such Member or Manager of an assignment for the benefit of creditors; or

          (h) the admission in writing by such Member or Manager of its inability to pay its debts generally as they come due.

     "BUDGET" means a statement setting forth the estimated receipts and expenditures (capital, operating and other) of the Company for the period covered by such statement prepared in accordance with a format Approved by CalPERS. A separate budget shall be prepared individually for each Project and for the portfolio of Projects on a consolidated basis. A copy of each budget shall be provided to CalPERS for information purposes only and need not be Approved by CalPERS except for those matters set forth in SECTION 4.6 hereof.

     "BUDGET YEAR" means the 12-month period commencing January 1 and ending December 31.

     "BUILD-TO-SUIT SHOPPING CENTER DEVELOPMENT PROJECT" shall have the meaning set forth in EXHIBIT B.

     "CALCULATION DATE" means either (i) the last day of the Company's Fiscal Year, with the first occurring on December 31, 1999, or (ii) the Final Calculation Date.

     "CALCULATION PERIOD" means, with respect to each Incentive Portfolio, the 12-year period of time over which the cumulative performance of the Projects included in each such Incentive Portfolio and the resultant returns to the Members is measured for the purpose of determining the Manager's right to receive Incentive Distributions under SECTION 3.10. The Calculation Period for an Incentive Portfolio may be less than 12 years if, before the end of the twelfth year, the last Project included in such Incentive Portfolio is sold, exchanged or otherwise transferred to a third party or to BPOP under ARTICLE X of this Agreement, or if the Company is dissolved.

     The Calculation Period for the first Incentive Portfolio shall commence on the Effective Date and shall end on the earlier of December 31, 2010, or the Final Calculation Date. The Calculation Period for the second Incentive Portfolio shall commence at the beginning of the tenth year of the first Incentive Portfolio's Calculation Period which is January 1, 2008, and shall end on the earlier of December 31, 2019, or the Final Calculation Date. The Calculation Period for the third Incentive Portfolio shall commence at the beginning of the tenth year of the second Incentive Portfolio's Calculation Period which is on January 1, 2017, and shall end on the earlier of December 31, 2028, or the Final Calculation Date, ETC.

     "CalPERS APPROVED FORM" shall have the meaning set forth in SECTION 4.2.

     "CalPERS' CONTRIBUTED PROJECTS" shall have the meaning set forth in
SECTION 3.1(a).

     "CAPITAL ACCOUNT" means, with respect to a Member, such Member's total Capital Contributions, increased or decreased as provided in SECTION 3.4 hereof.

     "CAPITAL CONTRIBUTIONS" means, with respect to any Member, the total amount of money and the Net Asset Value at the time of contribution of any property (other than money) contributed to the Company by such Member pursuant to the terms of this Agreement, including, without limitation, such Member's Initial Capital Contribution and any Additional Capital Contributions, which amounts shall be set forth in a schedule to be prepared and updated by the Manager as Capital Contributions are made by the Members.

     "CAPITAL EXPENDITURES" means hard and soft costs for repairs or improvements to a Project undertaken by the Company that should be capitalized under generally accepted accounting principles.

     "CAPITAL TRANSACTION" means the sale, exchange or disposition of a Project, or the conversion of a Project pursuant to ARTICLE X, or casualty damage to or condemnation of a Project or any part thereof.

     "CASH AVAILABLE FOR DISTRIBUTION" means, for any monthly period during the Term, Revenues (excluding Distributable Proceeds from Capital
Transactions and/or

Distributable Proceeds from Financings) for such period in excess of Operating Expenses for such period.

     "CASH OUTFLOWS" and "CASH INFLOWS" - "Cash Outflows" shall be deemed to be all Capital Contributions funded by the Members pursuant to this Agreement on or prior to the Calculation Date, including, without limitation: (i) the Net Asset Value of the CalPERS Contributed Projects and Manager's Projects contributed to the Company; and (ii) any Additional Capital Contributions made to the Company.

          "Cash Inflows" shall be deemed to be (i) all Distributions actually received by the Members pursuant to this Agreement during the Calculation Period, BUT excluding Incentive Distributions paid to the Manager, unless otherwise specifically directed in SECTION 3.10, plus (ii) a deemed Distribution of NAV from Unrealized Projects as of the Calculation Date.

          For purposes of determining Incentive Distributions under SECTION 3.10, Cash Inflows and Cash Outflows shall be accounted for separately with respect to those Projects comprising each Incentive Portfolio. At the end of each 12-year Calculation Period for such Incentive Portfolio, provided that such date does not coincide with the Final Calculation Date, each Unrealized Project then included in such Incentive Portfolio shall be transferred to the next Incentive Portfolio at its Net Asset Value at the time of the transfer. The Net Asset Value for each transferred Unrealized Project shall be treated as a Cash Outflow for the Incentive Portfolio to which such Unrealized Project is being transferred.

     "CERTIFICATE" shall have the meaning set forth in SECTION 2.1 hereof.

     "CLAIMS" shall have the meaning set forth in SECTION 3.11 hereof.

     "CODE" means the Internal Revenue Code of 1986, as amended (or any corresponding provision of any succeeding law).

     "COMPANY" means BPP Retail, LLC, a Delaware limited liability company.

     "COMPANY DEBT" means any indebtedness for borrowed money incurred by the Company from third party creditors.

     "COMPANY MINIMUM GAIN" means the amount determined by computing with respect to each Nonrecourse Liability of the Company the amount of income or gain, if any, that would be realized by the Company if it disposed of the property securing such Nonrecourse Liability in full satisfaction thereof and by then aggregating the amount so computed, as provided in Treasury Regulations Section 1.704-2(d).

     "CONSENT" means a prior written consent, which shall not be unreasonably withheld unless expressly provided for in this Agreement.

     "CONTRIBUTING MEMBER" shall have the meaning set forth in SECTION 3.2(b).

     "CONTRIBUTION DEFICIENCY" shall have the meaning set forth in
SECTION 3.2(d)(ii).

     "CONTRIBUTION LOAN" shall have the meaning set forth in SECTION 3.2(b).

     "DISTRIBUTABLE PROCEEDS FROM CAPITAL TRANSACTIONS" means all cash receipts to the Company arising from a Capital Transaction less (a) the amount of cash paid or to be paid by the Company in connection with expenses associated with such Capital Transaction (which shall include, with regard to damage recoveries or insurance or condemnation proceeds, cash paid or to be paid in connection with repairs, replacements or renewals, relating to damage to or partial condemnation of the Project); (b) the amount of cash required by any lender or creditor to be applied to the payment of debts and obligations of the Company arising from or otherwise related to such Capital Transaction or to which the Project is subject or which are otherwise then due; (c) the normal and reasonable costs and expenses arising from such transactions including, without limitation, escrow fees, title insurance fees, professional fees, brokerage commissions and Disposition Fees (as defined in EXHIBIT H); and (d) the amount considered appropriate by the Manager to retain as Reserves.

     "DISTRIBUTABLE PROCEEDS FROM FINANCINGS" means all cash receipts to the Company arising from a Financing (reduced by the portion of such cash receipts used to repay Company Debt), less (a) the amount of cash paid or to be paid by the Company for expenses in connection with such Financing, including, without limitation, all commitment fees, appraisal fees, title insurance premiums, survey costs, broker's commissions and attorneys' fees, and for payment, to the extent required by any lender or creditor, of debts and obligations of the Company then due; (b) the amount considered appropriate by the Manager to retain as Reserves; (c) all amounts paid to purchase or improve a Project or for any other purpose in order to satisfy conditions to or established in connection with such Financing; and (d) any amounts the Manager approves to pay interest, principal, premium and fees (including without limitation modification fees and escrow costs) under any Company Debt.

     "DISTRIBUTION" means, when used with reference to a Member, any cash payment or the Fair Market Value of any property distributed by the Company to such Member on account of its Membership Interest (net of any liabilities that such Member is deemed to have assumed or taken subject to, pursuant to
Section 752 of the Code), regardless of the source of the funds used for such payments. Without limiting the foregoing and for purposes of the distribution priorities set forth in SECTION 3.9 and the determination of the Incentive Distribution under SECTION 3.10, CalPERS shall be deemed to have received a Distribution under ARTICLE X of the Agreement in amount equal to the Conversion Amount attributable to each Converted Project for which CalPERS has received Conversion BPPI Shares pursuant to this Agreement, and BPOP shall be deemed to have received a Distribution in an amount equal to its proportionate interest of the Conversion Value of each Converted Project conveyed to BPOP by the Company.

     "EFFECTIVE DATE" means the date of this Agreement, or if later, the date the Company was formed pursuant to the filing of the Articles of Organization with the Secretary of State of Delaware.

     "EVENT OF DEFAULT" shall have the meaning set forth in SECTION 5.2 hereof.

     "EXCESS AMOUNT" means, with respect to each Incentive Portfolio, the hypothetical aggregate reduction, if any, in the Members' Cash Inflows which is made in the calculation of such Incentive Portfolio's Threshold Amount for the relevant Calculation Period.

     "EXCESS CAPITAL" shall have the meaning set forth in SECTION 3.9(g) hereof.

     "EXCLUDED PROJECTS" shall have the meaning set forth in SECTION 3.1(b) hereof.

     "EXISTING SHOPPING CENTER PROJECT" shall have the meaning as set forth in EXHIBIT B.

     "EXTRAORDINARY CASH FLOW" means any Distributable Proceeds from Capital Transactions and/or Distributable Proceeds from Financings.

     "FAIR MARKET VALUE" means as to any Project, the value of such Project determined pursuant to CalPERS' Statement of Equity Real Estate Appraisal and Valuation Policy, a copy of which is attached as EXHIBIT Q and incorporated herein by reference (except references to CalPERS' "interest" in such policy shall mean, for purposes hereof, the collective interests of the Members or the interest of the Company in such Project). For purposes of this Agreement, any changes to said policy that may be adopted by CalPERS in the future shall not be binding on the Members without the written agreement of all Members in their sole and absolute discretion.

     "FINAL CALCULATION DATE" shall be the earliest to occur of the following:

     (a)  The date of the Sale of the last Project held by the Company.

     (b) The date of the early termination of the Company by CalPERS or the Manager, or the effective date of the withdrawal, resignation or removal of CalPERS or the Manager.

     (c)  The expiration of the Term of the Company.

     "FINANCING" means any secured or unsecured financing or borrowing or assumption of debt, including any refinancing of existing debt, by the Company and containing terms equal or better than the financing guidelines Approved by CalPERS from time to time. Attached hereto as EXHIBIT C are the initial financing guidelines. Any changes in the financing guidelines shall not affect any pending loan obtained by the Company for which the Company has a written commitment or term sheet to lend.

     "FISCAL MONTH" means each of the calendar months comprising the Company's Fiscal Year.

     "FISCAL QUARTER" means each of the calendar quarters comprising the Company's Fiscal Year.

     "FISCAL YEAR" means the fiscal year of the Company commencing January 1 and ending on December 31.

     "FOR CAUSE REMOVAL EVENT" shall have the meaning set forth in
SECTION 4.7(a).

     "FUTURE VALUE OF EACH PRIOR INCENTIVE DISTRIBUTION" shall be calculated as follows with respect to each Incentive Portfolio and for any Incentive Distribution paid to the Manager prior to the relevant Calculation Date:

     FV = PV(1+i)^n

     PV   =    the amount of the Incentive Distribution previously
               paid

     i    =    average annual Nominal Return Benchmark over the period of time commencing on the date of payment of the Incentive Distribution and ending on the relevant Calculation Date converted to a quarterly rate by the following formula: (1 + Nominal Return
               Benchmark)^0.25 - 1

     n    =    quarters between the date of payment of the Incentive
               Distribution and the Calculation Date

     "HAZARDOUS MATERIALS" shall have the meaning set forth in SECTION 7.19.

     "IMPROVEMENTS" means the buildings, parking areas and other amenities and improvements constructed on the land at a particular Project.

     "INCENTIVE DISTRIBUTION" means the priority distribution payable to the Manager, as determined under SECTION 3.10.

     "INCENTIVE PORTFOLIO" means, for purposes of determining the Incentive Distribution under SECTION 3.10, the portfolio of Projects acquired by the Company on or after the first day of the applicable Calculation Period, or any Project owned by the Company, prior to the last day of the ninth year of such Calculation Period, including Projects in the process of being developed, redeveloped, re-leased or re-positioned by the Company. Any New Projects acquired after the last day of the ninth year of a relevant Calculation Period shall be excluded from such Incentive Portfolio and shall be included in the subsequent Incentive Portfolio. Each Unrealized Project owned by the Company at the end of a 12-year Calculation Period for an Incentive Portfolio shall be transferred to the subsequent Incentive Portfolio at its Net Asset Value as of the date of transfer and shall be included in the subsequent Incentive Portfolio as of the first day of the fourth year of the Calculation Period for such subsequent Incentive Portfolio.

     "INCOME" or "LOSS" shall mean for purposes of this Agreement the taxable income or taxable loss of the Company for each Fiscal Year or other relevant period, as determined for federal income tax purposes except as modified below, but excluding items allocated pursuant to SECTION 3.5 hereof. In addition, Income or Loss shall include income that is exempt from federal income tax and expenditures of the Company which are neither deductible from nor properly chargeable to the Capital Accounts under Section 705(a)(2)(B) of the Code (or treated as such expenditures). To the extent that Treasury Regulation
Section 1.704-1(b)(2)(iv)(m) requires that any adjustment to the tax basis of any of the Company's Projects be taken into account in determining Capital Accounts, the amount of such adjustment shall be included in Income or Loss, as appropriate. Income shall include both Income from a Capital Transaction and Income (other than Income from a Capital Transaction).

     "INDEMNITEES" shall have the meaning set forth in SECTION 3.11 hereof.

     "INFLATION RATE" means the annualized rate based on the change in the Consumer Price Index - U (United States all items) (1982-84=100) (the "Index"), as published by the United States Department of Labor, Bureau of Labor Statistics, during the Calculation Period. If at any time the Index is discontinued, the Manager and CalPERS shall mutually agree on a substitute index which is nearly equivalent thereto. The Inflation Rate shall be calculated in accordance with the following formula:

     (((CPI n / CPI o) ^(1/n)) ^4) - 1

     Where:

     CPI n = Consumer Price Index at the end of the period

     CPI o = Consumer Price Index at the start of the period

     n = Number of quarters

     "INITIAL CAPITAL CONTRIBUTIONS" means the contributions of cash and property to the capital of the Company made by the Members and which is being credited as Capital Contributions of the Members as provided in SECTION 3.1.

     "INVESTMENT OBJECTIVES AND POLICIES" means the Statement of Investment Objectives and Policies for the Retail Properties Portfolio approved or to be approved by CalPERS Board, as may be amended from time to time in CalPERS' sole discretion. CalPERS reserves the right to amend, change, and modify its Investment Objectives and Policies at any time; provided that any such amendment, change or modification shall not affect any transaction to be entered into by the Company for which the Company has made a binding commitment to undertake or for which there is an executed letter of intent or similar document. A copy of the current draft Investment Objectives and Policies is attached hereto as EXHIBIT A.

     "IRS" shall have the meaning set forth in SECTION 7.8(b).

     "LAND" shall have the meaning set forth in EXHIBIT B.

     "LEVERAGE PREMIUM" means the additional minimum return required by CalPERS for leveraging the Company's Projects. The Leverage Premium is used in computing the Real Return Benchmark. As of each Calculation Date for Incentive Distributions, a Leverage Premium is calculated for the portfolio of Projects in each Incentive Portfolio. If there are two concurrent Incentive Portfolios, a Leverage Premium will be established for each Incentive Portfolio. To calculate the Leverage Premium of an Incentive Portfolio as of a given Calculation Date, the following calculations shall be made:

     1. In each quarter, calculate the average of the beginning and ending Company Debt attributable to each of the Projects in the Incentive Portfolio for the period beginning with the first Cash Outflow or Cash Inflow for such Incentive Portfolio in the Calculation Period through the relevant Calculation Date.

     2. In each quarter, calculate the average of the beginning and ending Fair Market Values for each of the Projects in the portfolio over the same time period.

     3. Next, in each quarter, calculate the sum of the amounts calculated for each of the Projects in the Incentive Portfolio that was figured in the first step.

     4. Also, for each quarter, separately calculate the sum of the amounts calculated for each of the Projects in the Incentive Portfolio that was figured in the second step.

     5. Next, for the period beginning with the first Cash Outflow or Cash Inflow for the portfolio in the Calculation Period through the relevant Calculation Date, calculate the sum of the quarterly amounts calculated in step three.

     6. Also, calculate the sum of the quarterly amounts calculated in step four over the time period referenced in the previous step.

     7. Divide the amount calculated in step five by the amount calculated in step six. This amount represents the average percentage leverage employed by the Incentive Portfolio over the relevant time period. Using the table below, find the corresponding Leverage Premium. This Leverage Premium should be used in calculating the Real Return Benchmark for the Incentive Portfolio as of the relevant Calculation Date.


                    AVG. LEVERAGE                       LEVERAGE PREMIUM (BP)
               ----------------------                   ---------------------
                  0 - 10%                                        0
               GREATER THAN 10% - 15%                           12
               GREATER THAN 15% - 20%                           18
               GREATER THAN 20% - 25%                           24
               GREATER THAN 25% - 30%                           30
               GREATER THAN 30% - 35%                           38
               GREATER THAN 35% - 40%                           47
               GREATER THAN 40% - 45%                           60


     "LIQUIDATING SHARE" means in the case of the dissolution of the Company, the total amount of money a Member would receive if all of the Company's Projects were sold at their Fair Market Value, all of the Company's liabilities were paid, and Distributions were made to the Members in accordance with the provisions of SECTION 6.2(b), as of the close of business on the effective date of such dissolution.

     "LIQUIDATOR" shall have the meaning set forth in SECTION 6.2(a) hereof.

     "MAJOR REHABILITATION SHOPPING CENTER" shall have the meaning set forth in EXHIBIT B.

     "MANAGEMENT AGREEMENT" shall have the meaning set forth in SECTION 4.2.

     "MANAGER" shall mean BPOP in its capacity as manager of the Company and any additional or successor manager appointed pursuant to this Agreement.

     "MANAGER'S PREFERRED RETURN" shall mean an amount equal to 25% of the Preferred Return actually distributed to CalPERS in the current and prior Fiscal Years of the Company; provided, however, that if the Percentage Interest of CalPERS and the Manager do not equal 80% and 20%, respectively, then the 25% percentage shall be adjusted to equal the percentage equivalent of a fraction found by dividing the Manager's Percentage Interest by CalPERS' Percentage Interest. For example, if the Manager's Percentage Interest is adjusted to equal 18% because it fails to fund a Capital Contribution and CalPERS elects to adjust Percentage Interests under SECTION 3.2(d)(ii), then the Manager may be entitled to receive a Manager's Preferred Return in an amount equal to 21.95% (i.e., 18/82) of the Preferred Return actually distributed to CalPERS from and after the date of the adjustment of the Members' Percentage Interests.

     "MANAGER'S PROJECTS" shall mean those Projects owned by the Manager and listed on EXHIBIT D-1 that CalPERS may elect before October 1, 1998, to cause the Manager to contribute to the Company as all or part of the Manager's Initial Capital Contribution under SECTION 3.1(b).

     "MANAGING AGENT" shall have the meaning set forth in SECTION 4.2.

     "MANDATORY CONTRIBUTION DATE" shall have the meaning set forth in
SECTION 3.1(b).

     "MEMBER NONRECOURSE DEBT" means debt of the Company within the meaning of Treasury Regulations Section 1.704-2(b)(4).

     "MEMBER NONRECOURSE DEDUCTIONS" means any and all items of loss, deduction or expenditure (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulations Section 1.704-2(i)(2), are attributable to a Member Nonrecourse Debt.

     "MEMBERS" means, collectively, BPOP and CalPERS. Reference to a "Member" shall be to either one of the Members.

     "MEMBERSHIP INTEREST" means the entire interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement.

     "MINIMUM GAIN ATTRIBUTABLE TO MEMBER NONRECOURSE DEBT" means that amount determined in accordance with the principles of Treasury Regulations Section 1.704-2(i)(3), (4) and (5).

     "NAV FROM UNREALIZED PROJECTS" means the Net Asset Value of the Company's Unrealized Projects as of the relevant measurement date. For purposes of determining the Incentive Distribution, the NAV from Unrealized Projects shall be separately determined for the portfolio of Projects in each Incentive Portfolio as of the relevant Calculation Date.

     "NCREIF ADJUSTMENT" means the lesser of the number one or a fraction found by dividing (i) the number of basis points by which the Unleveraged Incentive Portfolio Return exceeds the Applicable NCREIF Index, by (ii) the number of basis points by which the NCREIF Benchmark exceeds the Applicable NCREIF Index.

     "NCREIF ADJUSTED TENTATIVE INCENTIVE DISTRIBUTION" shall have the meaning set forth in SECTION 3.10(8).

     "NCREIF BENCHMARK" means, with respect to each Incentive Portfolio, the sum of the Applicable NCREIF Index PLUS the Project-Type Premium, determined quarterly and then expressed as an annual percentage, over the period commencing with the beginning of the Calculation Period to the relevant Calculation Date.

     "NET ASSET VALUE" means, for a particular Project at a point in time, the excess, if any, of the Fair Market Value of the Project, plus all other assets of the Project, over the amount of liabilities encumbering the Project, plus an amount of unsecured Company Debt, if any, allocated to such Project based on the Fair Market Value of such Project relative to the Fair Market Value of all of the Company's Projects.

     "NEW PROJECTS" shall have the meaning set forth in SECTION 3.2(a).

     "NOMINAL RETURN BENCHMARK" means the percentage calculated as follows:

     [(1 + Real Return Benchmark) x (1 + Inflation Rate)] - 1

     "NON-CONTRIBUTING MEMBER" shall have the meaning set forth in SECTION
3.2(b).

     "NONRECOURSE DEDUCTIONS" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).

     "NONRECOURSE LIABILITY" means any liability of the Company treated as a nonrecourse liability under Treasury Regulations Section 1.704-2(b)(3).

     "NOTIFICATION" means a written notice or any other receipt, containing the information required by this Agreement to be communicated to any authorized Person, sent by registered or certified mail, postage prepaid, or by overnight courier or telecopy (provided a telecopy is followed (by no later than the next business day) by confirmation that the telecopy transmission was "good" by one of the other methods specified herein for Notification) or by delivery to such Person at the last known address of such Person or by hand delivery and shall be deemed given three days following the date of mailing if by certified or registered mail, the next business day after it is marked if by overnight courier and concurrently upon receipt of a telecopy transmission so long as the confirmation specified above is timely given.

     "OPERATING EXPENSES" means the sum of the following cash expenditures of, or reserves established by, the Company relating to the operation of the
Projects: (a) all costs incurred in the ownership, maintenance, development, repair, leasing, management and operation of the Projects; (b) all other operating expenses permitted under this Agreement or Approved by CalPERS; (c) regularly scheduled payments of interest and/or principal under any Company Debt; and (d) the Reserves established by the Manager to meet the anticipated current and future operating needs of the Company.

     "PERCENTAGE INTEREST" shall mean 20% in the case of BPOP, and 80% in the case of CalPERS, each subject to adjustment as provided in this Agreement.

     "PERSON" means any individual, partnership, limited liability company, corporation, cooperative, trust, estate, government (or any branch or agency thereof) or other entity.

     "PREFERRED RETURN" shall mean the cumulative Distributions required to be received by CalPERS from the inception of the Company to the date of a Distribution so that CalPERS achieves a cumulative return (compounded monthly) on (and not a "return of") its Unreturned Capital Contributions at a rate equal to the Real Return Benchmark.

     "PRIME RATE" means the rate announced from time to time by Citibank, N.A., New York, New York (or any successor thereto), as its "prime rate".

     "PROGRAM GUIDELINES" means the agreed-upon parameters of the Manager's discretion to acquire, develop and sell one or more Projects on behalf of the Company without the requirement to obtain CalPERS' Consent, as may be amended from time-to-time by CalPERS after consultation with and Notification to BPOP; provided that any such amendment shall not affect any transaction to be entered into by the Company for which the Company has made a binding commitment to undertake or has executed a letter of intent or similar document. Conversely, decisions regarding the acquisition, development and sale outside of the Program Guidelines require CalPERS' Consent. The initial Program Guidelines are attached hereto as EXHIBIT B.

     "PROJECT" means the Company's leasehold or ownership interest in real property, the primary use of which is "non-regional mall retail" (e.g., grocery store/drug store, neighborhood shopping center) including Land, together with all Improvements thereon and all real and personal property rights associated therewith, either owned by the Company, or to be owned by the Company, that meets the requirements of CalPERS' Investment Objectives and Policies and the Program Guidelines (or met them on the date the Company made a binding commitment to acquire or develop such property) or has otherwise been approved by CalPERS in accordance with this Agreement. If so dictated by transfer, income and/or property tax or other considerations, ownership of a Project may also be held indirectly by the Company through ownership interests in partnerships, limited liability companies, corporations or another legal entity that owns property meeting the above criteria, or by BPOP and/or CalPERS directly as nominee for the Company. The term "Project" does not include any publicly traded debt or equity securities, such as a share in a real estate investment trust.

     "PROJECT-TYPE PREMIUM" means the additional minimum return required by CalPERS for risk associated with various investment strategies pursued by BPOP in managing the Company's Projects. The Project-Type Premium is used in computing the Real Return Benchmark and the NCREIF Benchmark for each Incentive Portfolio. As of each Calculation Date for Incentive Distributions, a Project-Type Premium is calculated for the entire portfolio of Projects in each Incentive Portfolio. If there are two concurrent Incentive Portfolios, a Project-Type Premium shall be established for each Incentive Portfolio. To calculate the Project-Type Premium as of a given Calculation Date, the following calculations shall be made:

     1. In each quarter, for the period beginning with the first Cash Outflow or Cash Inflow for the Incentive Portfolio in the Calculation Period through the relevant Calculation Date, select the Project-Type adjustment from the table below that corresponds to the classification of each of the Projects in the portfolio as of the 45th day of the quarter. If a Project was not included as part of the Incentive Portfolio until after the 45th day of the quarter, or the Project exited the portfolio during the quarter, but before the 45th day, the Project-Type Premium for these Projects for the quarter in which they entered or exited the portfolio shall be the same as Existing Shopping Center Projects or 50 basis points.

     2. In each quarter, calculate the average of the beginning and ending Fair Market Values for each of the Projects in the Incentive Portfolio over the same time period as in step one.

     3. Multiply the Project-Type Premium selected in step one by the average of the Fair Market Values calculated in step two for each Project in the Incentive Portfolio for each quarter.

     4. Next, in each quarter, separately calculate the sum of the amounts calculated for each of the Projects in the Incentive Portfolio that was calculated in step two.

     5. Also, for each quarter, separately calculate the sum of the amounts calculated for each of the Projects in the Incentive Portfolio that was calculated in step three.

     6. Next, for the period beginning with the first Cash Outflow or Cash Inflow for the Incentive Portfolio in the Calculation Period through the relevant Calculation Date, calculate the sum of the quarterly amounts calculated in step four.

     7. Also, calculate the sum of the quarterly amounts calculated in step five over the same time period referenced in the previous step.

     8. Divide the amount calculated in step seven by the amount calculated in step six. This amount represents the Project-Type Premium for the particular Incentive Portfolio over the relevant time period that should be used in calculating the Real Return Benchmark and the NCREIF Benchmark for such Incentive Portfolio as of the relevant Calculation Date.

     The following table indicates the Project-type adjustments for each Project type, subject to any adjustments described in step one above:


      PROJECT TYPE                                           ADJUSTMENT (BP)
      ------------                                           ---------------
      Existing Shopping Center Project                              50
      Build-to-Suit Shopping Center Development Project             75
      Value-Added Shopping Center Project                           75
      Major Rehabilitation Shopping Center Project                 150
      Speculative Development Project                              200
      Land                                                         300


     "QUALIFYING OPPORTUNITY" shall have the meaning set forth in SECTION 4.3.

     "REAL INTERNAL RATE OF RETURN" means, with respect to each Incentive Portfolio, the Total Return to the Members over the relevant Calculation Period adjusted to take into account the impact of the Inflation Rate on the Members' Cash Inflows and Cash Outflows and is determined using the following formula:
                                      __                   __
                                     |                       |
                                     |  (1 + Total Return)   |
     Real Internal Rate of Return  = |-----------------------| - 1
                                     | (1 + Inflation Rate)  |
                                     |__                   __|

     "REAL RETURN BENCHMARK" means the minimum risk-adjusted Real Internal Rate of Return to be earned by the Members from their investment in the Projects comprising each Incentive Portfolio over the relevant Calculation Period before the Manager may become eligible for payment of an Incentive Distribution. For purposes of this Agreement, the Real Return Benchmark for each Incentive Portfolio as of the relevant Calculation Date shall equal the sum of (i) 5% plus (ii) the sum of the Project-Type Premium and the Leverage Premium calculated from the quarter in which the first Cash Inflow or Cash Outflow for the Incentive Portfolio occurs in the Calculation Period, through the relevant Calculation Date.

     "REGULATORY ALLOCATIONS" shall have the meaning set forth in SECTION 3.6 hereof.

     "RESERVES" means the amount of funds set aside for, or amounts allocated during any period to, reasonable reserves for Operating Expenses, contingent liabilities, working capital (not to exceed $100,000), and to pay taxes, insurance, debt service, or extraordinary or unanticipated operating costs or expenses incident to the ownership, maintenance, development, repair, leasing, tenant improvements, management or operation of the Project(s) established pursuant to the Management

Agreement(s) or otherwise required by any mortgagee or deemed reasonably necessary by the Manager to meet the current or anticipated future operating needs of the Company.

     "REVENUES" means revenues and receipts of every kind including, but not limited to, revenue and receipts (from both cash and credit transactions) from rental of space of every kind; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires); and proceeds, if any, from business interruption or other loss of income insurance; but excluding (a) any payments received as deposits until such funds are actually applied as part of the rentals, fees or charges due and (b) Distributable Proceeds from Capital Transactions or Distributable Proceeds from Financings.

     "SALE" means any sale, conveyance, exchange, or other transfer or alienation of a Project in a commercially reasonable, arm's-length transaction with any party which is not an Affiliate of the Manager.

     "SPECIAL ALLOCATIONS" shall have the meaning set forth in SECTION 3.5.

     "SPECULATIVE SHOPPING CENTER DEVELOPMENT PROJECT" shall have the meaning set forth in EXHIBIT B.

     "TAX MATTERS MEMBER" shall have the meaning set forth in SECTION 7.8 hereof.

     "TAX YEAR" shall mean the Fiscal Year.

     "TENTATIVE INCENTIVE DISTRIBUTION" shall have the meaning set forth in
Section 3.10(7).

     "TERM" shall have the meaning set forth in SECTION 2.5 hereof.

     "TERMINATION" means, when used with reference to a Member, the death, insanity, disability, incapacity, Bankruptcy, liquidation or dissolution of such Member; unless in connection with the liquidation or dissolution of such Member as part of a merger or consolidation of such Member and the surviving Person assumes all of the obligations of the liquidating or dissolving Member in writing delivered to CalPERS.

     "THRESHOLD AMOUNT" means, with respect to each Incentive Portfolio, the hypothetical aggregate Distribution required to be received by the Members (or the hypothetical aggregate reduction of Cash Inflows to the Members) as of the relevant Calculation Date after considering all prior Cash Outflows and Cash Inflows since the date of the initial Cash Outflow or Cash Inflow during such Calculation Period to the relevant Calculation Date in order for the Members to receive Distributions from the Projects in such Incentive Portfolio in the amount necessary to cause the Incentive Portfolio's Real Internal Rate of Return to equal the Incentive Portfolio's Real Return Benchmark.

     "TOTAL RETURN" means, with respect to each Incentive Portfolio, the annualized nominal discount rate which equates all of the Members' Cash Inflows to Cash Outflows measured from the date of the first Cash Outflow or Cash Inflow during the Calculation Period to the relevant Calculation Date. The Total Return shall be calculated quarterly based on Cash Inflows and Cash Outflows received in each quarter. For purposes of such calculation, the Total Return shall be calculated after the payment of all fees paid to the Manager or its Affiliates (excluding any previous Incentive Distributions paid or payable to the Manager during the relevant Calculation Period) and by assuming that all Cash Inflows and Cash Outflows during such quarter were received by or paid to the Members on the last day of such quarter. The quarterly calculation of the Total Return shall be annualized using the following formula:

     Total Return = ((1 + quarterly Total Return)^4) - 1

     "TRANSFER" shall have the meaning set forth in SECTION 8.1 hereof.

     "UNLEVERAGED INCENTIVE PORTFOLIO RETURN" means the average annual time weighted return achieved by the Members by reason of their respective investments in an Incentive Portfolio from inception of the Portfolio to the relevant Calculation Date, adjusted to eliminate the impact of Company Debt in achieving such return and computed in a manner that is consistent with NCREIF standards for before-fee investment level returns.

     "UNREALIZED PROJECTS" means Projects owned by the Company on the Calculation Date.

     "UNRETURNED CAPITAL CONTRIBUTION" shall mean, with respect to a Member, the amount by which such Member's total Capital Contributions exceed the total amount of Distributions of Extraordinary Cash Flow made to such Member constituting a return of Capital Contributions.

     "VALUE-ADDED SHOPPING CENTER PROJECT" shall have the meaning set forth in EXHIBIT B.

     "WESTERN UNITED STATES" shall mean the States of Washington, Oregon, California, Idaho, Montana, Wyoming, Colorado, Utah, Arizona, New Mexico, Texas, Alaska, Hawaii, Arkansas, Louisiana, Oklahoma and Nevada.

     "WITHOUT CAUSE REMOVAL EVENT" shall have the meaning set forth in
SECTION 4.7(b).

                               ARTICLE II
                  FORMATION, NAME, PLACE OF BUSINESS,
                           PURPOSE, AND TERM

     SECTION 2.1. FORMATION. The Company shall be formed upon the filing of its Certificate of Formation (the "CERTIFICATE") in the office of the Secretary of State of Delaware. If the Certificate has not been previously filed, the Members shall cause the same to be filed immediately. The Company shall constitute a limited liability company formed pursuant to the Act and shall be governed by and operated in accordance with this Agreement.

     SECTION 2.2. NAME AND OFFICES. The name of the Company shall be BPP Retail, LLC and the business of the Company shall be conducted solely under such name. The business address of the Company shall be 610 West Ash Street, Suite 1600, San Diego, California 92101, or at such other place or places as the Manager may from time to time designate. The address of the registered office of the Company in the State of Delaware shall be c/o CT Corporations System, and the registered agent in charge thereof shall be CT Corporations System, each of which may be changed by the Manager.

     SECTION 2.3. OTHER ACTS/FILINGS. The Members after filing the Certificate shall from time to time execute or cause to be executed all such certificates and other documents, and do or cause to be done all such filings, recordings, publishing and other acts, as are necessary to comply with the requirements of law for the formation and operation of the Company in any jurisdiction in which the Company does business.

     SECTION 2.4. PURPOSE AND SCOPE. The purposes of this Company are to acquire for long-term investment, own, develop, manage, lease, finance and ultimately dispose of the CalPERS' Contributed Projects to be contributed to the Company by CalPERS and the Manager's Projects to be contributed to the Company by BPOP, if any, and to acquire, own, develop, manage, lease, finance, construct, develop and ultimately dispose of New Projects in the Western United States, each in accordance with the Investment Objectives and Policies, the Program Guidelines, the Annual Investment Plan and this Agreement. The Company shall do any and all things necessary or incidental to any of the foregoing to carry out and further the business of the Company as contemplated by this Agreement. The Company shall not engage in any business or activity not expressly authorized by this Agreement.

     SECTION 2.5. TERM. The term of the Company ("TERM") shall commence upon the Effective Date and shall continue in full force and effect until December 31, 2028, or until dissolution prior thereto pursuant to the provisions of Article VI, unless otherwise extended by the mutual written agreement of the Members.

                                  ARTICLE III

                       PERCENTAGE INTERESTS AND CAPITAL

     SECTION 3.1.  INITIAL CAPITAL CONTRIBUTIONS.

     (a) CalPERS INITIAL CAPITAL CONTRIBUTIONS. CalPERS hereby offers to contribute as its initial capital contribution to the Company those Projects listed on EXHIBIT D ("CalPERS' CONTRIBUTED PROJECTS"). CalPERS' offered Net Asset Value for each of the CalPERS' Contributed Projects shall be established by an appraisal of each of the CalPERS' Contributed Projects performed by CalPERS as of June 30, 1998, which appraisal shall be finalized only after the Manager has had an opportunity to make comments thereon.

            (1) On or before October 1, 1998, CalPERS shall contribute or cause to be contributed all right and beneficial ownership of each CalPERS Contributed

Project to the Company in which the Manager and CalPERS agree on Net
Asset Value.

            (2) If the Manager and CalPERS cannot agree upon the Net Asset Value of a particular CalPERS Contributed Project, then the following process shall be followed:

                    (i) The Manager, at its option, shall submit to CalPERS a sealed bid for the CalPERS Contributed Project no later than October 1, 1998;

                    (ii) CalPERS shall direct its present advisor for the CalPERS Contributed Project to market the Project for sale until December 1, 1998;

                    (iii) CalPERS shall compare the all cash price of the highest third-party bid received to the sealed bid from the Manager;

                    (iv) If the third-party all cash bid (minus commissions and other closing costs typically paid by a seller of real property) is higher than the Manager's sealed bid (less costs payable by CalPERS under this Agreement in connection with the contribution of such CalPERS Contributed Project to the Company), CalPERS shall be permitted to sell the CalPERS Contributed Project to the third party; provided, however, that if the third-party bid is contingent on the performance of due diligence or any other matters, and if CalPERS subsequently negotiates any reduction in the net economic value of such transaction, then CalPERS shall not be permitted to sell the CalPERS Contributed Project to such third party unless the modified agreement (minus commissions and other closing costs typically paid by a seller of real property) is higher than the Manager's sealed bid (less costs payable by CalPERS under this Agreement in connection with the contribution of such CalPERS Contributed Project to the Company) and the Manager remains willing to abide by the price in its sealed bid.

                    (v) If the Manager's sealed bid is higher than the third-party bid, CalPERS shall contribute the CalPERS Contributed Project to the Company for a Net Asset Value equal to the Net Asset Value in the Manager's sealed bid.

          Terms relating to the Manager's due diligence requirements, CalPERS' representations and warranties with respect to the CalPERS' Contributed Projects and the closing of the contribution of the CalPERS' Contributed Projects to the Company are further described in EXHIBIT F.

          The Net Asset Value of the CalPERS' Contributed Projects shall be adjusted for the cost of those Capital Expenditures listed on EXHIBIT N.
Subject to Manager's Consent, title to the CalPERS' Contributed Projects may be held by CalPERS directly as nominee for the Company. If legal title to one or more of the CalPERS' Contributed Projects is to be held by CalPERS as nominee, CalPERS shall convey all right and beneficial interest in the CalPERS' Contributed Projects pursuant to the terms set forth on EXHIBIT E. Revenues and expenses associated with the CalPERS' Contributed Projects shall be prorated between CalPERS and the

Company as of the date the CalPERS' Contributed Projects are contributed to the Company in the manner described in EXHIBIT F.

          BPOP acknowledges that it has been afforded the opportunity, among other things, to review CalPERS' files (including those of CalPERS' existing asset managers) and to conduct a complete inspection of the physical condition of the CalPERS' Contributed Projects, to review title and survey matters and to analyze the operating performance of the CalPERS' Contributed Projects. CalPERS alone shall assume financial responsibility and liability for all claims, costs and liabilities associated with the CalPERS' Contributed Projects, and shall indemnify, defend and hold BPOP harmless from same, that may arise out of events occurring prior to the date the CalPERS' Contributed Projects are contributed to the Company, including, without limitation, any environmental liabilities. BPOP further acknowledges that the CalPERS' Contributed Projects shall be contributed to the Company in their "as-is" condition, without any representation or warranty, either express or implied, except for the representations set forth in EXHIBIT F, attached hereto, or elsewhere in this Agreement.

          Attached hereto as EXHIBIT D-2 is a list of certain properties presently owned by CalPERS that are not anticipated to be contributed to the Company (the "EXCLUDED PROJECTS"). CalPERS anticipates that the Excluded Projects will be marketed for sale in due course outside of the Company.

          (b) BPOP'S INITIAL CAPITAL CONTRIBUTION. Either concurrently with CalPERS' contribution of the CalPERS' Contributed Projects to the capital of the Company on October 1, 1998, or such reasonable period of time thereafter as the parties may agree (but not to exceed beyond October 31 unless Approved by CalPERS), BPOP shall make an Initial Capital Contribution to the Company in an amount equal to 20% of the combined Initial Capital Contributions to be made by both of the Members. For example, if CalPERS contributes CalPERS' Contributed Projects with a Net Asset Value of $200 Million, then BPOP's Initial Capital Contribution shall equal $50 Million, or 20% of the combined Initial Capital Contributions to be made.

          At CalPERS' option, BPOP's Initial Capital Contribution may be in the form of Manager's Projects or cash. By August 15, 1998, BPOP shall submit a list of Manager's Projects for CalPERS' consideration. The Net Asset Value of each such Manager's Projects shall be established by reference to an appraisal performed by an MAI appraiser selected by BPOP and reasonably satisfactory to CalPERS. CalPERS shall then determine whether the valuation in such appraisal is supported by the opinion of an independent fiduciary retained by CalPERS. With respect to those Manager's Projects ultimately contributed to the Company, BPOP shall pay for the cost of the appraisal (or reimburse CalPERS for the cost of same); otherwise the cost of such appraisal shall be paid by CalPERS.
CalPERS shall pay the cost of the fiduciary's opinion. If, and only if, BPOP and CalPERS are in agreement on the Net Asset Value of one or more of the Manager's Projects (in their sole discretion), CalPERS may exercise its option to cause BPOP to contribute one or more of the Manager's Projects by delivery of written notice within 10 business days after the date CalPERS completed the appraisal process. If CalPERS exercises its option, BPOP shall contribute all right and beneficial ownership of each Manager's Project to the Company on the earlier of October 1, 1998, or 15 business days after CalPERS exercises its option. To the extent the Net
Asset Value of the Manager's Projects contributed to the Company is less than BPOP's Initial Capital Contribution requirement, the difference shall be contributed by the Manager in cash. If there are no Manager's Projects acceptable to CalPERS, the Manager shall make its Initial Capital
Contribution entirely in cash on October 1, 1998.

          Terms relating to CalPERS' due diligence requirements, BPOP's representations and warranties with respect to the Manager's Projects and the closing of the contribution of the Manager's Projects to the Company are further described in EXHIBIT F.

          The Net Asset Value of the Manager's Projects shall be adjusted for the cost of those Capital Expenditures listed on EXHIBIT N-1. Subject to CalPERS' Consent, title to the Manager's Projects may be held by Manager or an Affiliate thereof as nominee for the Company. If legal title to one or more of the Manager's Projects is to be held by Manager as nominee, Manager shall convey all right and beneficial interest in the Manager's Projects pursuant to the same terms set forth on EXHIBIT E when CalPERS holds title as nominee for the Company. Revenues and expenses associated with the Manager's Projects shall be prorated between BPOP and the Company as of the date the Manager's Projects are contributed to the Company in the manner described in EXHIBIT F.

          CalPERS acknowledges that it has been afforded the opportunity, among other things, to review BPOP's files and to conduct a complete inspection of the physical condition of the Manager's Projects, to review title and survey matters and to analyze the operating performance of the Manager's Projects. BPOP alone shall assume financial responsibility and liability for all claims, costs and liabilities associated with the Manager's Projects, and shall indemnify, defend and hold CalPERS harmless from same, that may arise out of events occurring prior to the date the Manager's Projects are contributed to the Company, including, without limitation, any environmental liabilities. CalPERS further acknowledges that the Manager's Projects shall be contributed to the Company in their "as-is" condition, without any representation or warranty, either express or implied, except for the representations set forth in EXHIBIT F, attached hereto, or elsewhere in this Agreement.

     SECTION 3.2.  ADDITIONAL CAPITAL CONTRIBUTIONS.

     (a) To the extent the Company has insufficient capital from operations, the Manager may call for Additional Capital Contributions by written Notification to the Members from time to time for any purpose permitted under this Agreement, including, without limitation, operating deficits, Incentive Distributions (if and when payable under SECTION 3.9 of the Agreement) and the acquisition, development or redevelopment of new Projects by the Company ("NEW PROJECTS") or for emergency needs. Subject to any limitations contained in this
SECTION 3.2(a), such Additional

Capital Contributions shall be contributed by the Members in accordance with their respective Percentage Interests. CalPERS shall not be required to make Additional Capital Contributions in excess of the amount to be contributed by CalPERS under the approved Annual Investment Plan then in effect unless CalPERS shall increase such commitment in writing; provided, however, that CalPERS and Manager shall remain obligated to make Additional Capital Contributions to fund the following: (i) emergency needs; (ii) sums payable under previously executed construction agreements, architectural agreements and other documents relating to the development, redevelopment or construction of Projects; and (iii) amounts payable in connection with the acquisition of New Projects pursuant to a binding agreement or letter of intent (unless under the letter of intent the acquisition is not expected to close within 90 days) (collectively, "COMMITTED FUNDINGS"); provided, that the Manager shall use reasonable efforts to monitor items under (ii) and
(iii) so as to minimize the possibility that CalPERS' Additional Capital Contributions will exceed the amount committed under the Annual Investment Plan. CalPERS hereby agrees to commit to the Company the amount of the Additional Capital Contributions to be contributed by CalPERS included in the Annual Investment Plan Approved by CalPERS, a copy of the first of which is attached hereto as EXHIBIT G, along with the template for future Annual Investment Plans attached hereto as EXHIBIT G-1. The proceeds of any unsecured Financings or Financings secured by one or more of the Company's Projects shall also be available for recontribution (to the extent the proceeds have been previously distributed to the Members) for investment in New Projects. At all times during the Term, each Member shall be obligated to fund its share of Additional Capital Contributions for Committed Fundings; provided, however, that subject to the foregoing, at any time upon Notification to the Manager, CalPERS may elect to reduce or eliminate its capital commitment to acquire New Projects, other than to fund Committed Fundings.

     In addition to cash, BPOP shall be permitted to make Additional Capital Contributions in the form of issuance of BPOP units to sellers of New Projects that are acquired by the Company (or portions of such New Projects acquired by BPOP for BPOP units); provided that CalPERS shall have 10 business days to disapprove the amount to be credited to BPOP's Capital Account by reason of the issuance of such BPOP units if CalPERS objects to the value of the BPOP units in such transaction within 10 business days after receipt of a copy of the purchase agreement. Unless CalPERS affirmatively objects to such valuation in writing within such 10-day period or the parties otherwise agree on an alternative valuation, for purposes of crediting BPOP's Capital Account the BPOP units shall be valued in the amount of such BPOP units set forth in the applicable purchase agreement.

     With CalPERS' Consent, BPOP may contribute Additional Capital Contributions in the form of contributions of Manager's Projects or other properties acquired or to be acquired by BPOP. With respect to each such proposed contribution, the Net Asset Value (and the value of BPOP's contribution) of each such Manager's Projects or other property shall be established by reference to an appraisal performed by an MAI appraiser selected by CalPERS or such other amount as the parties may otherwise agree. CalPERS may determine whether the valuation in such appraisal is supported by the opinion of an independent fiduciary retained by CalPERS.
With respect to those Manager's Projects or other properties BPOP proposes to contribute, BPOP shall pay for the cost of the appraisal (or reimburse
CalPERS for the cost of same). CalPERS shall pay the cost of the fiduciary's opinion, if any. Within 10 business days of receipt of all relevant information concerning the proposed contribution of property, CalPERS shall approve or disapprove the proposed contribution in its sole discretion. If so approved by CalPERS, Additional Capital Contributions made in the form of Manager's Projects or other properties are not required to be made concurrently with Additional Capital Contributions made by CalPERS in the form of cash so long as such BPOP Additional Capital Contributions are made within 60 days of CalPERS' Additional Capital Contributions.

     (b) In the event any Member ("NON-CONTRIBUTING MEMBER") shall fail to make its portion of any such Additional Capital Contribution (but only when such Member has an unfunded commitment to the Company under SECTION 3.2(a)) within the time period specified in the Notification (which shall not be less than 10 days after such Member's receipt of such Notification from the Manager), then the other Member (the "CONTRIBUTING MEMBER") shall have the right, but not the obligation, to advance directly to the Company the funds required from the Non-Contributing Member as a loan to the Company (the "CONTRIBUTION LOAN") in accordance with the provisions of SECTION 3.2(c). At the option of the Contributing Member and unless prohibited by a Financing, repayment of a Contribution Loan may be secured by the Non-Contributing Member's interest in the equity of one or more of the Company's Projects so that the Contribution Loan qualifies as a "real estate asset" within the meaning of Section 856(c)(5)(B) of the Code.

     (c) In the event the Contributing Member elects to make a Contribution Loan, then the Contribution Loan shall bear interest at a rate equal to the lesser of (i) the Prime Rate plus 5% per annum, compounded monthly, or (ii) the maximum rate of interest then permitted by law, compounded monthly, and, except as set forth in SECTION 3.2(d), shall be repaid out of any subsequent Distributions made pursuant to this Agreement otherwise payable to the Non-Contributing Member, which amounts shall be applied first to interest and then to principal, until the Contribution Loan is paid in full.

     (d) In the event any Contribution Loan has not been repaid in full within 45 days after the date the Contribution Loan is made, then, at any time thereafter the Contributing Member may elect to take any of the following actions:

            (i) allow the Contribution Loan to remain outstanding, in which event the Contribution Loan shall continue to bear interest and be repaid as provided in SECTION 3.2(c) above; or

            (ii) treat the outstanding principal balance of the Contribution Loan and any accrued and unpaid interest thereon (the "CONTRIBUTION DEFICIENCY") as an Additional Capital Contribution by the Contributing Member, and the Percentage Interest of each Member shall thereupon be recalculated as of the effective date of the Notification of such election as follows: The Contributing

Member's Percentage Interest shall be increased, and the Non-Contributing Member's Percentage Interest shall be decreased, by the percentage equivalent of a fraction in which the numerator is 105% of the Contribution Deficiency and the denominator is the amount of the Capital Contributions of the Members plus 105% of the Contribution Deficiency. For example, assume the Percentage Interests of BPOP and CalPERS are 20% and 80%, respectively, and the Capital Contributions of BPOP and CalPERS are $62.5 Million and $250 Million, respectively, and that CalPERS makes its share of a total $50 Million Additional Capital Contribution call but BPOP does not so that the Contribution Deficiency equals $10 Million. In this case, if CalPERS so elects, then the Percentage Interest of BPOP would be reduced, and CalPERS' Percentage Interest would be increased, by 2.89256% ($10,500,000 / ($352,500,000 + $10,500,000)); or

            (iii) the Contributing Member may treat the failure to repay the current Contribution Loan as an Event of Default under this Agreement upon the giving of written notice to the Non-Contributing Member and the expiration of 30 days without such Contribution Loan being repaid, in which event the Contributing Member shall be entitled to exercise all of the remedies upon an Event of Default as are set forth in ARTICLE V.

     (e) The right of the Manager to require any Additional Capital Contributions under the terms of this Agreement shall not be construed as conferring any rights or benefits to or upon any Person not a party to this Agreement, including, but not limited to, any creditor of the Company.

     SECTION 3.3. PERCENTAGE INTERESTS. The Percentage Interest of CalPERS shall be equal to 80%, and the Percentage Interest of BPOP shall be equal 20%, subject to possible adjustment as provided in this Agreement.

     SECTION 3.4.  CAPITAL OF THE COMPANY; CAPITAL ACCOUNTS.

     (a) CAPITAL ACCOUNT. Each Member shall have a Capital Account. Each Member's Capital Account shall be credited with the amount of its Initial Capital Contribution.

     (b) ADJUSTMENTS TO CAPITAL ACCOUNT. Without limiting the generality of the foregoing, the Capital Account of each Member shall be increased hereafter by, INTER ALIA, (i) the amount of any Additional Capital Contributions by the Member to the Company, and (ii) allocations to the Member of Income (or items thereof pursuant to SECTION 3.4(e) hereof), including income and gain exempt from tax and income and gain described in Treasury Regulations
Section 1.704-1(b)(2)(iv)(g), but excluding income and gain described in Treasury Regulations Section 1.704-1(b)(4)(i), and the Capital Account of each Member shall be reduced by INTER ALIA, (x) the amount of any Distribution to such Member, (y) expenditures described in Section 705(a)(2)(B) of the Code and
(z) the Member's share of Loss (or items thereof pursuant to SECTION 3.4(f) hereof), including loss and deduction described in Treasury Regulations
Section 1.704-1(b)(2)(iv)(g), but excluding items of loss and deduction described in clause (y) above and items of loss and deduction described in Treasury Regulations Section 1.704-1(b)(4)(i) and (iii).

     (c) COMPLIANCE WITH TREASURY REGULATIONS. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations. In the event the Manager shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitations, debits or credits relating to liabilities which are secured by contributions or distributed property or which are assumed by the Company or the Members), are computed in order to comply with such regulations, the Manager, with Approval of the Members, may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Member pursuant to ARTICLE VI hereof upon the dissolution of the Company. The Manager, with Approval of the Members, also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g), and
(ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations
Section 1.704-1(b).

     (d) MEMBERS' RIGHTS AND OBLIGATIONS REGARDING CAPITAL CONTRIBUTIONS. No interest shall be paid by the Company on any Capital Contribution except as specifically provided herein. Except as provided in SECTION 3.2(d)(ii), loans to the Company by any Member shall not be considered Capital Contributions. A Member shall not be entitled to demand the return of, or to withdraw, any part of its Capital Contribution or its Capital Account, or to receive any Distribution, except as provided in this Agreement. Except as specifically provided herein or by separate agreement, no Member shall be liable for the return of the Capital Contribution of any other Member or the payment of interest thereon. No Member shall be obligated to make any contributions to the capital of the Company other than the Capital Contributions provided for in this
ARTICLE 3.

     (e) ALLOCATION OF INCOME. After giving effect to the Special Allocations set forth in SECTION 3.5, and except as provided in SECTION 3.6, Income of the Company for any period shall be allocated among the Members as follows:

            (i) To the Members, in proportion to the Loss previously allocated to one Member as to the aggregate Loss previously allocated to both Members up to the amount of Loss previously allocated to such Member reduced by allocations of Income under this SECTION 3.4 (e)(i);

            (ii) To CalPERS, up to the amount of the accrued Preferred Return to the extent that the Company has distributed the Preferred Return to CalPERS, less prior allocations of Income under this SECTION 3.4(e)(ii);

            (iii) To Manager, up to the amount of the accrued Manager's Preferred Return to the extent that the Company has distributed the Manager's Preferred Return to the Manager, less prior allocations of Income under this
SECTION 3.4(e)(iii);

            (iv) To the Manager, up to the amount of the Manager's Incentive Distribution to the extent that the Company has distributed the Manager's Incentive Distribution to the Manager, less prior allocations of Income under this SECTION 3.4(e)(iv); and

            (v) To the Members, in proportion to their respective Percentage Interests.

          Notwithstanding the above, in the event that SECTION 3.9(c)(iv)(B) applies with respect to any Distributions, Income from a Capital Transaction which would otherwise be allocated pursuant to SECTION 3.4(e)(v) shall be allocated to Manager to the extent of the cash or property actually distributed to Manager pursuant to SECTION 3.9(c)(iv) (not including any "catch up" distributions of Unreturned Capital Contributions provided for in
SECTION 3.9(c)(iv)(A) or (B))

     (f) ALLOCATION OF LOSS. After giving effect to the Special Allocations set forth in SECTION 3.5, and except as provided in SECTION 3.6, Loss of the Company for any period shall be allocated to the Members in proportion to their respective Percentage Interests.

     Notwithstanding the above, Loss from a Capital Transaction with respect to a sale of a Project shall be allocated first to Manager to the extent of Manager's Unreturned Capital Contributions with respect to such Project after reflecting any distributions of Unreturned Capital Contributions resulting from such sale under SECTION 3.9(c), second to CalPERS to the extent of CalPERS' Unreturned Capital Contributions with respect to such Project after reflecting any distributions of Unreturned Capital Contributions resulting from such sale under SECTION 3.9(c) and third to the Members in proportion to their respective Percentage Interests. Furthermore, Loss from a Capital Transaction upon the Liquidation of the Company shall be allocated first to Manager to the extent of Manager's Unreturned Capital Contributions after reflecting any distributions of Unreturned Capital Contributions resulting from such Liquidation pursuant to
SECTION 3.9(c), second to CalPERS to the extent of CalPERS' Unreturned Capital Contributions after reflecting any distributions of Unreturned Capital Contributions resulting from such Liquidation pursuant to SECTIONS 3.9(c) and (e), and third to the Members in proportion to their respective Percentage Interests.

     (g) TAX CREDITS. Except to the extent otherwise provided in Treasury Regulations Section 1.704-1(b)(4)(ii), any tax credits or tax credit recapture for any Fiscal Year shall be allocated among the Members in accordance with each Member's Percentage Interest as of the time such tax credit was claimed.

     SECTION 3.5.  SPECIAL ALLOCATIONS.  Notwithstanding any provision of
SECTION 3.4, the following special allocations (the "SPECIAL ALLOCATIONS") shall be made for each Fiscal Year in the following order of descending priority:

     (a) COMPANY MINIMUM GAIN. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), if there is a net decrease in Company Minimum Gain during any Company Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in proportion to and to the extent of, an amount equal to the portion of such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). This SECTION 3.5(a) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

     (b) MINIMUM GAIN ATTRIBUTABLE TO MEMBER NONRECOURSE DEBT. Except as otherwise provided in Treasury Regulations Section 1.704-2(i), if there is a net decrease in Minimum Gain Attributable to Member Nonrecourse Debt during any Company Fiscal Year, each Member with a share of Minimum Gain Attributable to Member Nonrecourse Debt shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in proportion to, and to the extent of, an amount equal to the portion of such Member's share of the net decrease in the Minimum Gain Attributable to Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). This SECTION 3.5(b) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

     (c) QUALIFIED INCOME OFFSET. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, such adjusted Capital Account deficit of such Member as quickly as possible, provided that an allocation pursuant to this SECTION 3.5(c) shall be made only if and to the extent that such Member would have a Capital Account deficit (determined after the adjustments set forth in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and after adjusting such Member's Capital Account upward for any obligation to restore pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5))
after all other allocations provided for in this SECTION 3.5 have been tentatively made as if this SECTION 3.5(c) were not in this Agreement.

     (d) GROSS INCOME ALLOCATION. In the event a Member has a deficit Capital Account at the end of any Company Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this SECTION 3.5(d) shall be made only if and to the extent that Company would have a deficit Capital Account in excess of such sum after all other allocations provided for in this SECTION 3.5 have been made as if SECTION 3.5(c) and this SECTION 3.5(d) were not in this Agreement.

     (e) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any Company Fiscal Year shall be allocated among the Members in proportion to the Percentage Interests held by them during such Fiscal Year in accordance with Treasury Regulations Section 1.704-2(b)(1). If the Manager determines in its good faith discretion that the Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Manager is authorized, if Approved by the Members, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

     (f) MEMBER NONRECOURSE DEDUCTIONS. Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the economic risk of loss (as defined in Treasury Regulations Section 1.704-2(b) with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)). If more than one Member bears the economic risk of loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such economic risk of loss.

     (g) CODE SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to the Members in complete liquidation of its interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their respective Percentage Interests in the Company in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

     (h) ALLOCATIONS TO COMPLY WITH SECTION 514(c)(9)(E) OF THE CODE. Notwithstanding anything to the contrary contained in this ARTICLE III, all of the allocations hereunder shall be made only to the extent that, and shall be adjusted insofar as may be required (whether or not such allocations would otherwise have, or be deemed to have, substantial economic effect) so that, the Company's allocations satisfy the requirements of Section 514(c)(9)(E) of the Code, Treasury Regulations Section 1.514(c)-2, applicable Treasury Regulations, or other applicable guidance provided by the Treasury Department. Any such adjustments shall be made in a manner that does not have an adverse economic effect on the Manager.

     SECTION 3.6. CURATIVE ALLOCATIONS. The allocations set forth in SECTIONS 3.5(a) through (g) above (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2(b). Notwithstanding any other provisions of this
ARTICLE III (other than the Regulatory Allocations and allocations under SECTION 3.5(h) hereof), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss, and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred. In determining the allocations under this SECTION 3.6, consideration shall be given to future allocations under SECTIONS 3.5(a) and 3.5(b) that, although not yet made or required, are likely to offset allocations under SECTIONS 3.5(c) and 3.5(d). In addition, if Distributions are made or are anticipated to be made pursuant to SECTION 3.9(e), then items of income, gain, loss and deduction shall be allocated among the Members as appropriate to ensure that the Members' share of liquidating distributions (if such distributions were to be made in accordance with Capital Accounts) would be identical to the Members' rights to Distributions pursuant to SECTION 3.9(e).

     SECTION 3.7. TAX ALLOCATIONS: CODE SECTION 704(c). In accordance with Code Section 704(c) and the Treasury Regulations thereunder and Treasury Regulations Section 1.704-1(b)(4)(i), income, gain, loss and deduction (as computed for tax purposes) with respect to any property contributed to the capital of the Company or otherwise revalued on the books of the Company shall, solely for tax purposes, be allocated among the Members to take into account any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Fair Market Value at the time of the contribution or revaluation. In addition, if any gain (as computed for tax purposes) on the sale or other disposition of Company property shall constitute recapture of depreciation under Sections 291, 1245 or 1250 of the Code or any similar provision, such gain shall (to the extent possible) be divided among the Members in proportion to the depreciation deductions previously claimed by them (or their predecessor in interest) giving rise to such recapture.

     Any elections or other decisions relating to such allocations shall be made by the Tax Matters Member in any manner that reasonably reflects the purpose and intention of this Agreement. The Members acknowledge that the traditional method as described in Treasury Regulation Section 1.704-3(b) will be used with respect to the Manager's Properties, if any, and that the remedial allocation method as described in Treasury Regulation Section 1.704-3(d) will be used for the CalPERS' Contributed Projects.

     SECTION 3.8. ALLOCATIONS TO TRANSFERRED MEMBERSHIP INTERESTS. In the event of a transfer of any Membership Interest, regardless of whether the transferee becomes a Member, all items of income, gain, loss, deduction and credit for the Fiscal Year in which the transfer occurs shall be allocated for federal income tax purposes between the transferor and the transferee on the basis of the ownership of the Membership Interest at the time the particular item is taken into account by the Company for federal income tax purposes, except to the extent otherwise required by Section 706(d) of the Code. Distributions made on or after the effective date of transfer shall be made to the transferee, regardless of when such distributions accrued on the books of the Company. The effective date of the transfer shall be (a) in the case of a voluntary transfer, the date on which the Manager receives Notification of the transfer, or (b) in the case of an involuntary transfer, the date of the operative event.

     SECTION 3.9.  DISTRIBUTIONS.

     (a) The Manager shall determine each month whether cash or property is available for Distribution to the Members.

     (b) Cash or other property of the Company available for Distribution upon the dissolution or liquidation of the Company (including cash received upon the sale or other disposition of assets in anticipation of liquidation) shall be distributed as provided in accordance with the provisions of SECTION
6.2 or SECTION 6.3, as applicable.

     (c) The Company shall make Distributions of Cash Available for Distribution monthly and Distributions of Extraordinary Cash Flow (including, without limitation, any proceeds from the sale of a Project) within 30 days of the event resulting in such Extraordinary Cash Flow. Such Distributions of Cash Available for Distribution and Distributions of Extraordinary Cash Flow shall be made (unless otherwise expressly stated in this subsection (c)) to the Members in the following order:

          (i) To CalPERS, until CalPERS has been distributed an amount equal to the undistributed Preferred Return;

          (ii) To the Manager, until the Manager has been distributed an amount equal to the undistributed Manager's Preferred Return;

          (iii) To the Manager, until the Manager has been distributed an amount equal to the Incentive Distribution distributable to the Manager under
SECTION 3.10, below; and

          (iv) To the Members, in proportion to their respective Percentage Interests on the date of the distribution.

          Notwithstanding the distribution order contemplated above:

                 (A) If a Distribution of Extraordinary Cash Flow constitutes proceeds from the sale of a Project, CalPERS shall receive a priority Distribution (after any Distributions have been made under SECTION 3.9(c)(i) above) to the extent of its Unreturned Capital Contributions with respect to such Project before any Distributions are made under SECTIONS 3.9(c)(ii), (iii) or (iv). Any amounts distributed to CalPERS under the preceding sentence shall be taken into account when Distributions are made to the Members under SECTION 3.9(c)(iv), and the Manager shall be entitled to receive "catch-up" Distributions from the next Distribution. For example, if upon the sale of a Project the Company has $95 Million of Extraordinary Cash Flow to distribute and the Unreturned Capital Contributions of CalPERS and the Manager with respect to such Project are $80 Million and $20 Million, respectively, then (assuming no Distributions of Preferred Return to CalPERS are payable), the first $80 Million of Extraordinary Cash Flow would be distributed to CalPERS and the remaining $15 Million would be available for distribution to the Manager.
The Manager's "catch-up" Distribution is $5 Million.

                 (B) As of the last day of each Fiscal Year, the Manager shall determine the accrued and unpaid Preferred Return, the aggregate Unreturned Capital Contributions of CalPERS and the aggregate NAV from Unrealized Projects. If the accrued and unpaid Preferred Return PLUS the aggregate Unreturned Capital Contributions of CalPERS exceeds 80% of the aggregate NAV from Unrealized Projects, then Distributions of Extraordinary Cash Flow in the subsequent Fiscal Year under SECTION 3.9(c)(iv) shall be distributed to CalPERS before any Distributions are made to the Manager under SECTIONS 3.9(c)(ii), (iii) or (iv), if, and to the extent, after giving effect to any distribution to the Manager under SECTIONS 3.9(c)(ii), (iii) or
(iv), CalPERS' Unreturned Capital Contributions would be greater than 80% of the NAV from Unrealized Projects then owned by the Company after the Distribution. Any priority amounts distributed to CalPERS under the preceding sentence shall be taken into account when subsequent Distributions are made to the Members under SECTIONS 3.9(c)(ii), (iii) and (iv) and the Manager shall be entitled to receive "catch-up" Distributions from the next Distribution so long as there is sufficient NAV from Unrealized Projects at the time of the Distribution. For example, assume that as of December 31, 1999, the accrued and unpaid Preferred Return is $8 Million (the Manager's Preferred Return is $2 Million), CalPERS' Unreturned Capital Contributions are equal to $80 Million, and the NAV from Unrealized Projects is equal to $90 Million. Since the total of CalPERS accrued and unpaid Preferred Return and Unreturned Capital Contributions ($8 + $80 = $88) exceeds 80% of the NAV from Unrealized Projects (80% x $90 = $72), then CalPERS may be entitled to a priority Distribution of Extraordinary Cash Flow under SECTION 3.9(c)(iv) in the subsequent Fiscal Year under this subparagraph. Using the above example, further assume Projects are sold in January, 2000, with respect to which CalPERS has $30 Million of Unreturned Capital Contributions, the Manager has $7.5 Million of Unreturned Capital Contributions and the Company has cash of $50 Million to distribute. Under subparagraph (A) above, the first $8 Million would be distributed to CalPERS as Preferred Return and the next $30 Million would be distributed to CalPERS as Unreturned Capital Contributions. Assuming that no Incentive Distribution is due, the remaining $12 Million would ordinarily be distributed $2 Million to the Manager as Preferred Return, $7.5 Million to the Manager as a "catch-up" of the $30 Million return of capital to CalPERS, and the balance of $2.5 Million would be distributed in accordance with Percentage Interests ($2 Million to

CalPERS and $.5 Million to the Manager). However, after the sale and distribution, the NAV from Unrealized Projects then owned by the Company is equal to $40 Million based on the most recent annual appraisal of the Projects. If a distribution of the $10 Million remaining after distribution of the Manager's Preferred Return is made as a catch-up distribution and then in accordance with Percentage Interests, then CalPERS' Unreturned Capital Contributions would be equal to $48 Million ($80 -$30 - $2), which exceeds 80% of the NAV of Unrealized Projects then owned by the Company by $16 Million ($48 - ($40 x 80%)). Thus, of the $10 Million that would otherwise be available to be distributed to the Members in accordance with Percentage Interests under SECTION 3.9(c)(iv) (including the "catch-up"), CalPERS would be entitled to the entire further distribution of $10 Million since after giving effect to the Distribution, CalPERS Unreturned Capital Contributions of $40 Million ($80 - $30 - $10) still exceeds $32 Million, or 80% of NAV from Unrealized Projects.

     (d)  Intentionally omitted.

     (e) If upon Liquidation of the Company CalPERS has not received cumulative Distributions from the inception of the Company in an amount equal to CalPERS' Preferred Return and CalPERS' Unreturned Capital Contributions, then CalPERS shall receive a priority Distribution (after any Distributions have been made under SECTION 3.9(c)(i) above) to the extent of its Unreturned Capital Contributions before any Distributions are made under SECTIONS 3.9(c)(ii), (iii) or (iv).

     (f) If the Manager determines that the Company has excess capital which can be returned to the Members ("EXCESS CAPITAL"), the Company may from time to time make Distributions of such Excess Capital in such amounts and at such times as may be determined by the Manager in the priority set out in SECTION 3.9(c). After any such Distribution of Excess Capital is made, the Capital Account and Unreturned Capital Contributions of each Member shall be reduced by the amount of the Distribution received by each such Member.

     SECTION 3.10.  CALCULATION OF INCENTIVE DISTRIBUTION.

     The Incentive Distribution payable to the Manager on any Calculation Date, including the Final Calculation Date, shall be calculated as follows. If there is more than one Incentive Portfolio as of a Calculation Date, the calculations described below shall be performed separately for each Incentive Portfolio.

          (1) Calculate the Unleveraged Incentive Portfolio Return from the inception of the Calculation Period through the Calculation Date and compare to the Applicable NCREIF Index calculated over the same time period:

                (a) If the Unleveraged Incentive Portfolio Return is equal to or less than the Applicable NCREIF Index, then no Incentive Distribution shall be payable for such Incentive Portfolio.

                (b) If the Unleveraged Incentive Portfolio Return is greater than the Applicable NCREIF Index, then proceed to step (2), below.

          (2) Calculate the Total Return from the inception of the Calculation Period to the Calculation Date.

          (3) Calculate the Real Internal Rate of Return over the Calculation Period to the Calculation Date given Total Return determined under step (2) above.

          (4) Calculate the Real Return Benchmark from the inception of the Calculation Period to the Calculation Date.

          (5) Compare the Real Internal Rate of Return (step (3) above) against the Real Return Benchmark (step (4) above).

                 (a) If the Real Internal Rate of Return is less than or equal to the Real Return Benchmark, no Incentive Distribution is payable as of the Calculation Date for such Incentive Portfolio.

                 (b) If the Real Internal Rate of Return is greater than the Real Return Benchmark, proceed to step (6) below.

          (6) Calculate the Excess Amount given Cash Inflows and Cash Outflows over the Calculation Period through the Calculation Date.

          (7) Calculate the Tentative Incentive Distribution, which shall be equal to the Excess Amount multiplied by 25%.

          (8) Calculate the NCREIF Adjusted Tentative Incentive Distribution, which shall be equal to the Tentative Incentive Distribution multiplied by the NCREIF Adjustment.

          (9)    Multiply the NCREIF Adjusted Tentative Incentive
Distribution by the Applicable Percentage.

          (10) Calculate the aggregate sum of the Future Value of each Prior Incentive Distribution actually distributed to the Manager in relation to the Incentive Portfolio from the time beginning with the inception of the Calculation Period through the Calculation Date for such Incentive Portfolio.

          (11)   Determine the Incentive Distribution distributable under
SECTION 3.9(c)(iii), if and as follows:

                 (a) If the NCREIF Adjusted Tentative Incentive Distribution in step (9) exceeds the aggregate sum of the Future Value of each Prior Incentive Distribution in step (10), then the difference shall be available for distribution to the Manager by the Company as an Incentive Distribution pursuant to SECTION 3.9(c)(iii). No further calculations are required.

                 (b) If the NCREIF Adjusted Tentative Incentive Distribution in step (9) is less than or equal to the aggregate sum of the Future Value of each Prior Incentive Distribution in step (10), then no Incentive
Distribution shall be available for distribution under SECTION 3.9(c)(iii) by the Company to the Manager as of the Calculation Date. No further calculations are required.

          Attached hereto are models showing the calculation of the Incentive Distribution using hypothetical numbers and portfolios of Projects.

     SECTION 3.11.  LIABILITY OF MEMBERS AND OTHERS; INDEMNIFICATION.

     (a) Except as otherwise provided in the Act or this Agreement, the Members shall not be liable for the debts, liabilities, contracts or any other obligations of the Company. The Members shall be liable only to make their respective Capital Contributions and may, but shall not be required to, lend to the Company.

     (b) No Member or Manager (or any partner, director, shareholder, officer or employee of any Member, direct or indirect) shall be liable to the other Members or to the Company for any act or omission performed or omitted by it in respect of this Agreement or the Company unless such action or omission constitutes gross negligence, fraud or willful misconduct or a breach of such Member's or Manager's obligations under this Agreement.

     (c) The Company shall defend, protect, indemnify and hold harmless each Member or Manager and their respective partners, officers, directors, shareholders, agents and employees (collectively, "INDEMNITEES") harmless from and against any third party claims, demands, losses, damages, liabilities or costs and expenses, including, without limitation, attorneys' fees and court costs (collectively, "CLAIMS") suffered or incurred by any of them by reason of their actions or omissions pursuant to this Agreement or by reason of their being a Member in or Manager of the Company, other than those suffered or incurred by reason of such Indemnitee's willful misconduct, fraud, gross negligence or breach of such Member's or Manager's obligations under this Agreement. If an Indemnitee shall be made, or is threatened to be made, a party to any claim, action or proceeding arising out of conduct by such Indemnitee on behalf of the Company following the Effective Date, such Indemnitee shall immediately give the other Member(s) written notice of such claim, action or proceeding, and the other Member(s) shall have the right to join the resisting and defending of such claim, action or proceeding. The Company shall, for all Claims indemnifiable by the Company under this SECTION 3.11(c), pay all attorneys' fees and other expenses incurred by the indemnified party so long as such party provides to the Company a reasonably satisfactory undertaking to reimburse the Company in the event the Claim at issue turns out not to be a Claim indemnifiable by the Company under this
SECTION 3.11(c). Each Member shall cooperate, and shall cause its Indemnitees to cooperate, in connection with the defense of any claim, action or proceeding involving an Indemnitee which is indemnifiable under this
SECTION 3.11(c). Any indemnification pursuant to this SECTION 3.11(c) shall be made only from the assets of the Company.

                                  ARTICLE IV
                          MANAGEMENT OF THE COMPANY;
                            POWERS OF THE MANAGER

     SECTION 4.1.  MANAGEMENT BY MANAGER.

     (a) The overall management and control of the business and affairs of the Company shall be vested in the Manager. Except for those matters expressly required under this Agreement to be Approved by the Members or CalPERS, all decisions with respect to the management of the Company made by the Manager shall be binding on the Company and each of the Members. BPOP is hereby appointed Manager of the Company and in that capacity, BPOP, on behalf of the Company, shall conduct or cause to be conducted the ordinary and usual business and affairs of the Company as required, and as limited, by this Agreement, including taking the following actions:

          (i) cause the Company to acquire, manage and sell Projects and arrange Financings, in accordance with the Investment Objectives and Policies, the Program Guidelines, the Annual Investment Plan and this Agreement. Subject to any limitations set forth in this Agreement and the financing guidelines in EXHIBIT C, the Manager shall, in its sole discretion, be permitted to obtain the maximum Company Debt for the Projects at all times;

          (ii) coordinate with each Managing Agent in the performance of the Managing Agent's duties under the Management Agreement for a Project, including implementing the Budget with respect to such Project;

          (iii) protect and preserve the interest of the Company with respect to each Project and other assets owned by the Company and use diligent efforts to comply with all applicable laws and regulations and any agreements of the Company;

          (iv)   keep all books of account and other records of the Company;

          (v) to the extent not coordinated by a Managing Agent, coordinate the services of all supervisors, architects, engineers, accountants, attorneys and other persons necessary or appropriate to carry out the business of the Company;

          (vi) maintain all funds of the Company in a Company account in a bank or banks;

          (vii) make Distributions periodically to the Members in accordance with the provisions of this Agreement;

          (viii) comply with all policies of insurance insuring the Company in accordance with CalPERS' policies and procedures;

          (ix) institute or defend litigation; provided that CalPERS shall be apprised of any matter in which the amount in controversy exceeds $50,000;

          (x) perform other normal business functions and otherwise operate and manage the business affairs of the Company in accordance with and as limited by this Agreement;

          (xi) in connection with the acquisition or Financing of any Project, in good faith use reasonable efforts to obtain appropriate consents from any third party to the effect that the conversion of such Project in accordance with ARTICLE X will not violate any material covenant to any third party or trigger any acceleration of or penalty payment with respect to any mortgage or deed of trust secured by the Project, or upon the closing of any Conversion of the Project all material representations, warranties, indemnities or similar provisions benefiting the Company in any agreement of the Company with respect to such Project would succeed to the benefit of the transferee of such Project; and

          (xii) perform all other obligations provided elsewhere in this Agreement to be performed by the Manager.

     (b) BPOP shall devote to the Company such time and personnel as may be necessary for the proper performance of its duties hereunder. BPOP shall send Notification to CalPERS if any officer of BPOP or BPPI no longer holds office. CalPERS shall be permitted to review (but not copy) the Manager's compensation policy and the total compensation paid by BPOP to its officers. The officers of BPOP and BPPI shall have no personal rights in this Agreement and are not intended to be third-party beneficiaries of any party to this Agreement.

     (c) Manager acknowledges that in the performance of its services under this Agreement, in its fiduciary capacity, Manager shall at all times discharge its obligations under this Agreement strictly in accordance with the standards of conduct applicable to a plan fiduciary as set forth in California Constitution Article XVI, section 17 and California Government Code section 20151, and to the extent applicable, as contemplated by section 3(21)(A) of the Employee Retirement Income Security Act of 1974.

     (d) In accord with the Investment Objectives and Policies and Program Guidelines, the Manager shall undertake the following specific responsibilities, subject to any approvals that may be required by CalPERS or the Members as expressly required by this Agreement:

          (i) No earlier than 60 days but no later than 30 days prior to the beginning of the Company's Fiscal Year, prepare an annual strategic plan with a 3-year forecast of operating performance, hold/sell analyses and competitive market update for the Company's Projects in a format approved by CalPERS. No earlier than 60 days but no later than 30 days prior to the beginning of the Company's Fiscal Year, prepare and present to CalPERS an annual investment plan ("ANNUAL INVESTMENT PLAN") which identifies attractive investment markets and describes how the Manager will endeavor to obtain the investment return objectives based upon the established Investment Objectives and Policies. The Annual Investment Plan will also identify types of new Project investment opportunities or development and construction of new Projects that are consistent with the Investment Objectives and Policies and specify the amount of Capital Contributions that may be required from the Members (including CalPERS' share) to invest in such opportunities. Representatives of CalPERS will then review the Annual Investment Plan and meet with representatives of the Manager to discuss it. Thereafter, CalPERS will then either approve the Annual Investment Plan or request that the Manager revise it for CalPERS subsequent review and approval. If the Annual Investment Plan has not been approved by the commencement of the Company's Fiscal Year, then the Annual Investment Plan for the prior Fiscal Year shall remain in effect until the new Annual Investment Plan is approved.

          (ii) If the Manager desires to present a Project investment proposal which falls outside the established Investment Objectives and Policies or Program Guidelines, then Manager shall prepare and package an investment proposal, in a format consistent within agreed specifications, for presentation to CalPERS for review and for the approval of CalPERS within 10 business days after submission (however, if the matter requires CalPERS Investment Committee approval, then the matter may require 30 days for CalPERS' approval). If a Project investment proposal falls within the Investment Objectives and Policies and the Program Guidelines but outside the Annual Investment Plan, CalPERS shall receive Notification of such proposal.

          (iii) Select, underwrite, negotiate and coordinate closing and funding of investment opportunities in New Projects consistent with the Annual Investment Plan and Program Guidelines or later approvals. This includes processing of the necessary documentation with CalPERS' Staff in order to process investment claims within the Investment Office to fund the acquisition of the Project, including without limitation, providing to CalPERS' Staff an acquisition summary for each Project (in the form of EXHIBIT O attached hereto) to be acquired by the Company at least ten days prior to the closing of the acquisition such Project. For information purposes only, the Manager shall also concurrently provide CalPERS Staff with a copy of all reports and information presented to the Manager's investment committee when such investment committee is considering a New Project for investment. Bi-monthly the Manager shall submit to CalPERS a "pipeline" report in form acceptable to both CalPERS and the Manager; provided that CalPERS shall hold such report in confidence and shall not disclose such report to any third parties.

          (iv) Provide various asset management services for the Projects with discretion to execute leasing decisions, capital expenditure programs and selection of property management and leasing agents. The Manager shall assist CalPERS Staff in developing and executing efficient monitoring processes for the Company's Projects consistent with the to-be-developed CalPERS Annual CORE Monitoring Policy.

          (v) Comply with CalPERS' periodic performance reporting and accounting requirements set forth in SECTION 7.3.

          (vi) Periodically review and monitor the Projects to determine sales opportunities and timing of such sales for properties within the portfolio. Once a Project has been determined by the Manager to be a sales candidate, the Manager shall have responsibility to market and sell the designated Project based upon the Investment Objectives and Policies and Program Guidelines. The listing broker, if a non-Affiliate of the Manager, must be included in a list of brokerage companies Approved by CalPERS. As further provided in SECTION 4.10 but subject to the limitations in SECTION 4.10, the Manager may be required to market and sell a Project at any time at the sole discretion and determination CalPERS.

          (vii) Attend periodic meetings with CalPERS' Staff to discuss investment opportunities in New Projects, performance monitoring of individual Projects and/or the portfolio of Projects, the status of asset management by the Managing Agents, and the research material generated within the Manager's own firm or research materials obtained from third party research and marketing firms. Reporting functions may include submission by hard-copy and computer disk files utilizing software acceptable and compatible to those utilized by CalPERS' Staff, which shall initially be Argus software.

          (viii) Conduct in-depth analysis, financial reviews, background checks, and due diligence reviews on prospective Projects, Project developers, general partners, co-investment structures, and on any development/construction Projects that the Manager determines the Company should consider for investment.

          (ix) Prepare industry/market analyses as requested and directed by CalPERS. If the Manager reasonably determines that it does not have the expertise to perform the analyses with its existing personnel, it may hire a third-party consultant with the prior Consent of CalPERS. The cost of such consultant shall be paid by CalPERS.

          (x) Use all reasonable efforts to ensure that the Company's purchase and sale agreements comply with the legal issue guidelines attached hereto as EXHIBIT J. The Manager may depart from the legal guidelines in a particular transaction using its reasonable judgment. To the extent the Manager elects to proceed with a particular transaction that materially departs from the legal issue guidelines, then the Manager shall notify CalPERS' Staff and CalPERS-assigned outside contract legal counsel and provide a recommended course of action. CalPERS' Staff and counsel may reasonably object to the Manager's course of action within 72 hours of the receipt of such notice. The cost of CalPERS' in-house legal counsel and CalPERS-assigned outside contract counsel shall be paid by CalPERS. The Company shall use CalPERS' risk management services, including its insurance and environmental risk management policies.

          (xi) Undertake other duties and services as may be reasonably required by CalPERS that are consistent with and contemplated by the foregoing, included, but not limited to, special projects, so long as such duties and services are consistent with the normal asset management obligations of first-class managers of comparable projects owned by institutional investors. If the Manager reasonably determines that it does not have the expertise to perform the duties and services and projects with its existing personnel or if such duties or services may affect its status as a REIT, it may hire a third-party consultant (or, in the case of activities inconsistent with REIT status, an Affiliate of the Manager) with the prior Consent of CalPERS. The cost of such consultant shall be paid by CalPERS.

          (xii) Comply with all laws applicable to Manager given its relationship to CalPERS, including those laws applicable to it specifically because of its relationship to the Board (including without limitation Government Code Sections 16640, et seq. and Government Code Section 20151).

          (xiii) Keep CalPERS informed of all facts, information, projections or other Project specific matters which could be reasonably expected to have a material adverse impact, (such as a condemnation, casualty, emergency repair, environmental, deviations from a Budget, etc.) upon the operations or development of a Project, or on the economic interests of the Company. For purposes of the preceding sentence "material" shall mean any matter which is likely to result in a cost or loss of more than $100,000, unless such matter is specifically contained in the current Budget for the operation of the applicable Project. The Manager further agrees to provide to the Members all information relating to the Company which any Member reasonably requests.

     (e) Notwithstanding anything to the contrary contained in this Agreement, a Management Agreement or the Certificate, no act shall be taken or sum expended or obligation incurred by the Company or any Manager or Member, or anyone on their behalf, with respect to any of the following matters, unless such matter has been Approved by CalPERS:

          (i) obtaining any Financing, or any increase in or extension of such Financing, including the approval of the documents evidencing any such Financing (which approval shall be determined within five business days in the case of any proposed loan assumptions or seller financings in connection with the acquisitions of New Projects), or selecting the lender or lenders providing such Financing, all except as provided in the Financing Guidelines attached hereto as EXHIBIT C;

          (ii) causing the sale, exchange or other voluntary transfer of one or more Projects if such sale would cause the Net Asset Value of the Company's remaining Projects to be less than the minimum portfolio size to be maintained by the Company, as set forth in the Annual Investment Plan;

          (iii) commencing any new construction or capital improvement on a Project with respect to an uninsured loss costing in excess of the greater of 1.5% of the Fair Market Value of such Project or $250,000 not otherwise contained in the Budget;

          (iv) entering into any material contract or other agreement relating to goods or services to be provided to a Project that cannot be canceled on less than

90 days notice without penalty to the Company (excluding construction contracts and architectural contracts);

          (v) approving the admission of a new Member to the Company or the appointment of a successor or an additional Manager;

          (vi) doing any act in contravention of this Agreement or the Certificate or using any Company property for other than a purpose of the Company as set forth in SECTION 2.4 above;

          (vii) terminating or dissolving the Company except in accordance with ARTICLE VI below;

          (viii) entering into any contract or transaction with an Affiliate not otherwise specifically permitted in this Agreement (excluding the issuance of limited partnership units in the Manager);

          (ix) selecting or changing any attorneys, environmental consultants, structural engineers or the Accountant, except from those included on a list of such professionals Approved by CalPERS or selected by CalPERS; provided that such professionals shall be required to comply with any policies or procedures mandated by CalPERS' legal office, if CalPERS so elects;

          (x) instituting any legal action involving a claim in excess of $250,000 (excluding unlawful detainer actions or rent collection cases); settling any legal action which involves an uninsured expense in excess of $250,000 or confessing a judgment against the Company;

          (xi) entering into a joint venture or other co-ownership relationship with respect to the ownership of a Project;

          (xii) causing the sale, exchange or other voluntary transfer of one of the Company's Projects if the consideration to be received from the transferee constitutes in whole or in part, equity or debt securities; or

          (xiii) taking any other action or making any other decision which is to be Approved by the Members or CalPERS pursuant to an express provision of this Agreement and not otherwise provided above.

     (f) In the exercise of its fiduciary obligations under this Agreement, BPOP shall not be required to take or fail to take any action, or cause the Company to take or fail to take any action, inconsistent with BPPI's REIT status. Subject to SECTION 4.10, BPOP shall not be required to cause the Company to take any action that would constitute a "prohibited transaction" within the meaning of Section 857(6)(B)(iii) of the Code or manage the Company's properties in a manner that would cause rent from such properties to fail to qualify as "rents from real property" within the meaning of
Section 856(d) of the Code. BPOP shall notify CalPERS of any such actions that it did not undertake or was prohibited from undertaking because of the provisions of this SECTION 4.1(f) and BPPI's status as a REIT.

     SECTION 4.2. PROPERTY MANAGEMENT. The Company, with the Manager's approval, may hire an independent contractor to manage a Project pursuant to a Management Agreement between the Company and such third party (the "MANAGING AGENT"). The Managing Agent's obligations to render management services with respect to a Project shall be governed by and be derived solely from the Managing Agent's obligations, as set forth in the form of Management Agreement attached hereto as EXHIBIT K ("CalPERS APPROVED FORM"), and the relationship of the Managing Agent to the Company (to the extent of the Managing Agent's activities as manager of the Property) shall be that of independent contractor. The Members acknowledge that the Managing Agent for all of the Company's Projects shall be an Affiliate of BPOP, unless the Manager elects to use another Managing Agent. If the Manager elects to use a Managing Agent that is not an Affiliate of BPOP, then the form of property management agreement need not be CalPERS Approved Form so long as the terms thereof are not less favorable to the Company. Any material changes to the term of the CalPERS Approved Form (regardless of whether such Management Agreement is with an Affiliate of BPOP or a third party manager) shall require the prior Consent of CalPERS. CalPERS may cause the Company to terminate the Managing Agent (or the property manager for a specific Project) of a Project upon the occurrence of an event constituting a For Cause Removal Event under SUBSECTIONS 4.7(a)(i), (v), (vi), (vii) or (viii) with respect to such Project or if CalPERS determines that another event has occurred with respect to such Project or Managing Agent that has or could have a material adverse effect upon the performance, reputation or value of such Project or the reputation of such Managing Agent and the Manager has not undertaken corrective measures to the reasonable satisfaction of CalPERS within 90 days after Notification by CalPERS of such event, or if such Project has materially under-performed (based on net operating income per rentable square foot) relative to comparable retail projects in the Project's market during the preceding 12-month period; provided that the termination of the Managing Agent (when an BPOP Affiliate) from 25% or more of the Company's Projects shall be deemed an effective termination of BPOP as Manager under SECTION 4.7(a).

     SECTION 4.3. INVESTMENT OPPORTUNITIES. The Manager shall have a fiduciary obligation with respect to the Company and to the Members concerning any and all opportunities to acquire ownership of Projects in the Western United States that satisfy the Investment Objectives and Policies and the Program Guidelines (a "QUALIFYING OPPORTUNITY"). The provisions of this SECTION 4.3 shall NOT apply
(i) to any merger or consolidation opportunities of BPPI that involve the acquisition or issuance of equity securities, (ii) to those potential transactions listed on EXHIBIT S for which BPPI, BPOP or an Affiliate of either of them has signed a letter of intent or purchase agreement, (iii) to any Qualifying Opportunity arising after one of the events set forth in SECTION 5.1 occurs, or (iv) to any Qualifying Opportunity if the cost to acquire such Qualifying Opportunity exceeds CalPERS' uninvested Additional Capital Contributions available in the then-approved Annual Investment Plan (collectively, "EXCLUDED OPPORTUNITIES"). The Manager (or BPPI) may undertake the Qualifying Opportunity on its own account or on behalf of another client of the Manager or BPPI only if it first complies with the requirements of this SECTION 4.3. When a Qualifying Opportunity is consistent with the investment objectives of other clients, partners or co-venturers of the Manager (or BPPI), the Manager shall offer it to the Company and to such other clients, partners or co-venturers pursuant to the standardized allocation policy Approved by CalPERS that, among other things, requires that such opportunities be offered to competing accounts on a rotating basis; provided, however, that no more than two other clients, partners or co-venturers of BPOP or BPPI shall be included in such allocation policy without the Consent of CalPERS, which may be withheld in CalPERS' sole discretion. For each Qualifying Opportunity so undertaken by another client, partner or co-venturer of the Manager or BPPI, the Manager shall disclose to CalPERS the location of the Qualifying Opportunity, the identity of the client, partner or co-venturer by code such that the identity remains confidential, the number of square feet, the size of the purchase price in dollars, the projected rate of return to the client, partner or co-venturer and for the subsequent three-year period thereafter, the actual returns earned by the client, partner or co-venturer. Each Qualifying Opportunity that the Manager (or BPPI) proposes to undertake solely for its own account (excluding, however, Excluded Opportunities) shall first be offered to the Company. Such Qualifying Opportunity shall be presented to CalPERS' Staff for CalPERS' consideration before the Manager (or BPPI) undertakes such Qualifying Opportunity. Only if CalPERS rejects the Qualifying Opportunity in writing after full disclosure of the information mentioned above shall Manager (or BPPI) be permitted to undertake the Qualifying Opportunity for its own account. CalPERS shall respond to such requests within ten business days from actual receipt. CalPERS' failure to respond shall be deemed a rejection. Notwithstanding the foregoing, CalPERS and Manager may, directly or indirectly, invest in other specialized non-core debt or equity programs
(as described in EXHIBIT A) that involve a secured or ownership interest in other retail projects that may compete with the Company's Projects, such as specialized funds (e.g., a fund devoted to Speculative Shopping Center Development Projects only). If CalPERS is presented with a Qualifying Opportunity by a third-party other than BPOP, then CalPERS shall present such Qualifying Opportunity to the Company for underwriting by BPOP for possible acquisition by the Company. BPOP shall also have the first opportunity to provide all services contemplated in such transaction. CalPERS shall not acquire any Qualifying Opportunity unless the Manager rejects such Qualifying Opportunity.

     SECTION 4.4. SCOPE OF MEMBERS' AUTHORITY. Except as otherwise expressly and specifically provided in this Agreement, no Member shall have any authority to bind or act for, or assume any obligations or responsibility on behalf of, the Company or any other Member. Neither the Company nor any Member shall by virtue of executing this Agreement be responsible or liable for any indebtedness or obligation of, or claim against, any other Member. Neither the Company nor BPOP shall be responsible or liable for any indebtedness or obligation of CalPERS relating to the CalPERS' Contributed Projects incurred or arising prior to the contribution of the CalPERS' Contributed Projects to the Company, except as to those responsibilities, liabilities, indebtedness, or obligations expressly assumed by the Company or incurred after the date the Company acquires the CalPERS' Contributed Projects pursuant to this Agreement. Nothing herein contained shall be considered to constitute any Member as the agent of the other
Member, except as specifically authorized and provided for herein.

     SECTION 4.5. TITLE TO COMPANY PROPERTY. All property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property. The Company may hold any of its assets in its own name or in the name of its nominee, which nominee may be one or more partnerships, limited liability companies, corporations, co-tenancies, trusts or in the individual names of a Member.

     SECTION 4.6. BUDGETS. Each year in conjunction with the preparation of the strategic plan, the Manager shall prepare and submit a Budget to CalPERS for informational purposes only, except that a proposed Budget shall be Approved by CalPERS if the proposed Budget reflects an adverse material variance of 10% or more from the amount of net operating income anticipated to be received by the Company (using only the same Projects owned in the prior year) compared to the higher of (i) the actual net operating income received from those same Projects in the prior year, or (ii) the budgeted net operating income for those same Projects, as reflected in the prior Budget. The Manager shall also provide CalPERS with a comparison of the mid-year results of the Company's operations versus the Budget for such six-month period. The Manager shall implement the Budget and shall be authorized, without the need for further approval by the Members, to make the expenditures and incur the obligations provided for in the Budget, EXCEPT that the following matters shall be Approved by CalPERS:

     (a) With respect to a Capital Expenditure (limited for purposes hereof to mean major renovations, expansions or unanticipated events not included in the Budget, and excluding tenant improvements and leasing commissions) costing greater than the lesser of $1 Million or 10% of the Fair Market Value of such Project, a negative variance of 10% or more from the amount in the Budget for such Capital Expenditure (the contingency in the original Budget shall not exceed 5% of the total costs of the Capital Expenditure); or

     (b) An adverse material variance of 10% or more from the amount of the net operating income to the Company budgeted for all Projects in the current year's Budget. The Manager shall notify CalPERS and provide detailed reasons for such variance and the Manager's recommendations for corrective action to be Approved by CalPERS.

     SECTION 4.7.  REMOVAL OF MANAGER.

     (a) In addition to all other rights in law or in equity, CalPERS may elect to remove the Manager upon the occurrence of any one of the following events (a "FOR CAUSE REMOVAL EVENT"):

          (i)    The Bankruptcy of the Manager;

          (ii) The failure of the Manager (or an Affiliate thereof, if the Affiliate is a Member) to make any capital contribution required by the terms of this Agreement, which is not paid within 30 days after its due date;

          (iii) Any attempt of the Manager to assign its rights or obligations under this Agreement in violation of this Agreement;

          (iv) The material breach or violation of any material representation or warranty by the Manager contained in this Agreement that is not cured within 30 days after Notification from CalPERS;

          (v) The misappropriation of Company funds by the Manager or one of its Affiliates and their respective employees, unless such funds are immediately restored upon the discovery thereof;

          (vi) Any fraudulent act by the Manager or one of its Affiliates and their respective employees affecting the Company or its assets that is not promptly dealt with in a manner satisfactory to CalPERS;

          (vii) The gross negligence or willful misconduct of the Manager with respect to its material duties or obligations to the Company; and

          (viii) Any other material default by the Manager in the performance of any of its material agreements or obligations under this Agreement, unless such default is cured within 30 days after written notice of such default is given to the Manager, or, if not curable within 30 days, commenced within such 30 days and diligently prosecuted to completion.

     (b) CalPERS may also elect to remove the Manager without cause upon at least 90 days advance written notice (a "WITHOUT CAUSE REMOVAL EVENT"). The notice shall specify the date the Manager's services will be terminated.

     (c) If CalPERS elects to remove the Manager as the result of a For Cause Removal Event, the Manager's management authority shall be immediately suspended at the discretion of CalPERS. If CalPERS elects to remove the Manager as the result of a Without Cause Removal Event, the Manager's management authority shall cease on the effective date of the termination. In either case, at CalPERS' election to be made within 45 days, the Company shall either (i) be dissolved and the assets of the Company shall be distributed in kind to the Members in accordance with the procedures described in SECTION 6.3, or
(ii) CalPERS may continue the business of the Company and certain of the assets of the Company shall be distributed in kind to BPOP in liquidation of its Membership Interest in accordance with the procedures described in SECTION 6.3. If the Manager is removed due to a For Cause Removal Event, any actual damages caused by the Manager may be deducted or offset against the value of the assets distributable to BPOP. The Manager shall be paid all accrued fees payable to it on the effective date of the Manager's termination. The assets of the Company shall also be valued as of the effective date of the Manager's termination.

     SECTION 4.8. COMPENSATION AND REIMBURSEMENT OF MEMBERS AND THEIR AFFILIATES. Except as may be expressly provided in this SECTION 4.8 or elsewhere in this Agreement, no Member nor any of their Affiliates shall receive, or shall be entitled to receive, any compensation, salaries, commissions (including, without limitation, for any sale or refinancing of the Projects), fees, profits, reimbursements or Distributions from the Company.

     (a) If the Manager or an Affiliate of the Manager is the Managing Agent(s), then such party shall receive the fees and compensation set forth in the CalPERS Approved Form and EXHIBIT H. The Manager shall be entitled to the various fees set forth in EXHIBIT H.

     (b) The Manager shall be entitled to reimbursement for reasonable out-of-pocket third party due diligence and negotiation costs incurred with respect to projects not acquired by the Company to the extent such projects are not acquired by BPOP or an Affiliate thereof. A budget of the third party due diligence costs expected to be incurred shall be submitted to CalPERS within a reasonable period of time after BPOP's portfolio manager approves the budget. CalPERS shall be reimbursed by the Company for the reasonable cost of meals incurred by CalPERS' staff in furtherance of the Company's business or on CalPERS' oversight and review thereof.

     (c) Each Member shall be responsible for the initial costs and expenses for professional fees and expenses incurred by such Member in connection with negotiating this Agreement. Unless expressly authorized for reimbursement under this Agreement or otherwise Approved by CalPERS, all other fees and expenses incurred by the Members in connection with carrying out of its obligations under this Agreement shall be paid by the Members on their own account and shall not be reimbursed to the Members or treated as Capital Contributions by them.

     SECTION 4.9.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MEMBERS.

     (a) CalPERS hereby represents and warrants to BPOP that the following are true and correct as of the date hereof:

          (i) CalPERS is duly organized and validly existing under the laws of the State of California;

          (ii) This Agreement (A) has been duly authorized, executed and delivered by CalPERS, (B) upon execution by CalPERS, shall be the legal, valid and binding obligation of CalPERS and (C) does not violate any provisions of CalPERS' organizational documents or any document or agreement to which CalPERS is a party or by which it is bound; and

          (iii) CalPERS has the power and authority to perform the obligations to be performed by it hereunder and no consents, authorizations or approvals are required for the performance of the obligations to be performed by CalPERS under this Agreement, except those as have been obtained.

     (b) BPOP hereby represents and warrants to CalPERS that the following are true and correct as of the date hereof:

          (i) BPOP is a limited partnership which has been duly formed and is validly existing under the laws of the State of Delaware; and is duly qualified to transact business in any jurisdiction required in order to carry out its duties hereunder;

          (ii) This Agreement (A) has been duly authorized, executed and delivered by BPOP, (B) upon execution by BPOP, this Agreement shall be the legal, valid and binding obligation of BPOP, and (C) does not violate any provisions of BPOP's organizational documents or any document or agreement to which BPOP is a party or by which any is bound; and

          (iii) BPOP has the power and authority to perform the obligations to be performed by it hereunder and no consents, authorizations or approvals are required for the performance of the obligations to be performed by BPOP under this Agreement except those as have been obtained.

     SECTION 4.10. RIGHT TO SELL PROJECT. CalPERS, in its sole and absolute discretion, shall have the right to cause the Company to sell any Project; provided, however, that if the Project is an Existing Shopping Center Project and such Existing Shopping Center Project is no longer 85% leased with a weighted average lease term of at least five years due to (i) the loss of one or more anchor tenants, or (ii) such Project is scheduled to be renovated or repositioned as a Value-Added Shopping Center Project or Builds-To-Suit Shopping Center Development Project, then the Manager shall have up to 12 months from the date of CalPERS sales notice to improve occupancy above the 85% leasing requirement before CalPERS can force a sale of such Project. CalPERS shall give notice to the Manager of its decision to cause the Company to sell a Project. Within 60 days of such notice to the Manager, the Manager shall have the right to purchase the Project for its Fair Market Value prior to the Company placing the Project for sale to unrelated third parties if the sale by the Company would jeopardize the Manager's REIT status (as determined by an opinion of qualified tax counsel to the Manager) or subject the Manager to additional federal income tax liabilities because of excessive turnover of the Manager's portfolio. If the Manager exercises its option to acquire the Project, the Manager shall pay to the Company in cash the Fair Market Value of the Project within 120 days of the date that CalPERS gave notice to the Manager of its decision to cause the Company to sell the Project. If the Manager elects not to purchase the Project at its Fair Market Value, then the Manager shall have a right of first refusal to purchase the Project at the highest price offered by an unrelated third party after the Project has been marketed for at least a 90-day period if such price is less than Fair Market Value. If the price offered by the unrelated third party is greater than the Project's Fair Market Value, then the Manager shall not have a right of first refusal with respect to such Project. As partial consideration for the sale of the Project to the Manager, the Manager shall indemnify, defend and hold the Company and CalPERS harmless from any claim, cost (including attorneys fees and costs of settlement), liability, loss or damage arising from or in connection with the Manager's exercise of its right to purchase the Project and in any way related to or connected with the Manager's or its Affiliate's status as a REIT.

                                   ARTICLE V
                             WITHDRAWAL OF MEMBER;
                               EVENTS OF DEFAULT

     SECTION 5.1.  LIMITATION ON VOLUNTARY WITHDRAWAL.

     (a) BPOP, in its sole discretion, may voluntarily retire, withdraw or resign as a Member of the Company so long as BPOP provides to CalPERS at least 180 days' prior written Notification of the effective date of BPOP's withdrawal. Upon the effective date of such withdrawal, or such earlier date at CalPERS' option if CalPERS has located a replacement Manager, BPOP shall also resign as Manager and the Company shall be terminated unless a new Member and/or Manager is admitted to the Company before or upon withdrawal of BPOP and CalPERS elects to continue the Company in accordance with SECTION 6.1(b) hereof. Upon the effective date of such retirement, withdrawal or resignation, the Company shall, at CalPERS election to be made within 45 days, either (i) be dissolved and the assets of the Company shall be distributed in kind to the Members in accordance with the procedures described in SECTION 6.3, or (ii) if CalPERS has elected to continue the business of the Company, then certain of the assets of the Company shall be distributed in kind to BPOP in liquidation of its Membership Interest in accordance with the procedures described in SECTION 6.3. The date of valuation for determining the value of the Company's assets for purposes of
SECTION 6.3 shall be the earlier of (i) the date a new Manager is appointed to replace BPOP, or (ii) 120 days after the date of BPOP's Notification of its intent to retire, withdraw or resign.

     (b) In the event of a violation of SECTION 5.1(a) (i.e., early withdrawal before the expiration of the notice period or no notice of withdrawal), the voting rights associated with BPOP's Membership Interest and rights as Manager shall terminate and BPOP shall be liable to CalPERS for all actual damages and losses arising therefrom. Such termination shall occur automatically upon such a withdrawal in violation of this SECTION 5.1 without further action by the Company. Following such termination, BPOP shall have none of the management rights associated with its Membership Interest, including any voting rights, claims, or actions in or with respect to the Company.

     (c) CalPERS shall not voluntarily retire, withdraw or resign as a Member of the Company unless CalPERS provides to BPOP at least 90 days prior written Notification of the effective date of CalPERS withdrawal. Upon the effective date of such retirement, withdrawal or resignation, the Company shall either
(i) be dissolved and the assets of the Company shall be distributed in kind to the Members in accordance with the procedures described in SECTION 6.3, or
(ii) if BPOP elects to continue the business of the Company, then certain of the assets of the Company shall be distributed in kind to CalPERS in liquidation of its Membership Interest in accordance with the procedures described in
SECTION 6.3. The date of valuation for determining the value of the Company's assets for purposes of SECTION 6.3 shall be the effective date of CalPERS' retirement, withdrawal or resignation.

     SECTION 5.2.  EVENTS OF DEFAULT BY MEMBERS.

     (a) The occurrence of any of the following events with respect to a Member shall constitute an event of default ("EVENT OF DEFAULT") under this Agreement on the part of such Member:

          (i) the making by such Member of a warranty or representation under this Agreement which was false in any material respect when made, as a result of which the Company and the other Member, or either of them was or may be materially and adversely affected, and if such Member fails to cure such breach within 30 days after receipt of Notification thereof from the Manager;

          (ii) failure of such Member to make any Additional Capital Contributions to the Company required pursuant to SECTION 3.2;

          (iii) any breach by such Member of the terms of this Agreement applicable to such Member and failure to cure such breach within 30 days after receipt of Notification thereof from the Manager, or if the breach is not susceptible of cure within such 30 days, fails to institute prompt action and prosecute to completion with diligence and continuity the curing of the breach;

          (iv)   any Transfer in violation of ARTICLE VIII.

     (b) Upon the occurrence of an Event of Default by a Member which continues beyond any applicable cure period, the non-defaulting Member shall, in addition to all other rights and remedies available at law or in equity, require that the Company either (i) dissolve and distribute the assets of the Company in kind to the Members in accordance with the procedures described in SECTION 6.3, or
(ii) distribute in kind certain of the Company's assets to the defaulting Member in liquidation of its Membership Interest (less any actual damages caused to the Company by the defaulting Member's default), each in accordance with the procedures described in SECTION 6.3. The value of the Company's assets shall be determined as of the date of such Event of Default.

                                  ARTICLE VI
                  DISSOLUTION AND LIQUIDATION OF THE COMPANY

     SECTION 6.1.  EVENTS CAUSING DISSOLUTION.

     (a) The Company shall be dissolved upon the happening of any of the following events:

          (i)    the termination, removal or withdrawal of any Member;

          (ii) the sale or other disposition of all or substantially all of the assets of the Company (subject to SECTION 4.1(e)(ii));

          (iii) the agreement of the Members that the Company should be dissolved; or

          (iv)   the expiration of the Term of the Company set forth in
SECTION 2.5.

     If the Company is not continued pursuant to SECTION 6.1(b) below, dissolution of the Company shall be effective on the day on which the event giving rise to the dissolution occurs. Immediately upon dissolution, the Members shall proceed to wind up the affairs of the Company, and, upon completion of such winding up, liquidate the Company's assets as provided in
SECTION 6.2 and SECTION 6.3; provided that if the Company dissolves because of the events described in SECTIONS 6.1(a)(iii) or (iv), CalPERS may elect to continue the Company and distribute in kind certain of the Company's assets to BPOP in liquidation of its Membership Interest. Notwithstanding the dissolution of the Company prior to the winding up of the affairs of the Company, as aforesaid, the business of the Company and the affairs of the Members as such, shall continue to be governed by this Agreement.

     (b)  Notwithstanding the occurrence of an event specified in
SECTION 6.1(a)(i) by or against BPOP, the Company shall not be dissolved and its business and affairs shall not be discontinued, and the Company shall remain in existence as a limited liability company under the Act, if CalPERS elects within 180 days after such occurrence to continue the Company and the Company business and elects a successor Manager, if necessary.

     SECTION 6.2.  LIQUIDATION.

     (a) Upon the dissolution of the Company, BPOP shall be appointed to act as liquidator (the "LIQUIDATOR") to wind up the affairs of the Company, unless the dissolution has been caused by the termination, removal or withdrawal of BPOP, in which case CalPERS shall be the Liquidator. The Liquidator shall be required to agree not to resign at any time without 15 days' prior written notice and may be removed at any time, with or without cause, by notice of removal approved by the other Member. Upon the resignation or removal of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and obligations of the original Liquidator) shall, within 30 days thereafter, be appointed. Except as expressly provided in this SECTION 6.2, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Manager under the terms of this Agreement (provided that the Liquidator shall be subject to all applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent appropriate or necessary in the reasonable and good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required to complete the
winding-up and   of the Company as provided for herein.  The management of the
Company shall continue to be governed by the provisions of ARTICLE IV while the Liquidator winds up the Company.

     (b) After the allocation of Income or Loss under ARTICLE III, the proceeds of liquidation shall be paid in the following order:

          (i) To the payment of any Company Debt, the expenses of liquidation, and the establishment of such reserves as the Liquidator may reasonably deem necessary for potential or contingent liabilities of the Company; and

          (ii)   To the Members in accordance with the priorities set forth in
SECTION 3.9(c) (but subject to the provisions of SECTION 3.9(e)).

          Any distributions under this ARTICLE VI to Members upon liquidation (whether in cash, cash equivalents, or in kind) shall be made by the end of the taxable year, in which the liquidation of the Company occurs (or, if later, within 90 days after the date of such liquidation).

     SECTION 6.3. DISTRIBUTION IN KIND. Upon the dissolution of the Company or if a Member's Membership Interest is to be liquidated for whatever reason under this Agreement, the assets of the Company shall be distributed in kind to the Members in accordance with the procedure described below. Any unrealized gain or loss with respect to such assets shall be allocated among the Members in accordance with the provisions of ARTICLE III). Distribution of any assets in kind to a Member shall be considered for purposes of SECTION 6.2 a distribution of an amount equal to such sum specified below for such asset. Allocated Projects shall be distributed to all Members if the Company is being dissolved and liquidated, or to only one of the Members if only one of the Member's Membership Interest is to be liquidated in accordance with the following paragraph.

     Within 30 days of the valuation date (i.e., the date triggering the dissolution of the Company or the liquidation of a Member's Membership Interest), BPOP shall list all of the Company's Projects and assign a Net Asset Value to each of them, as determined by BPOP. BPOP shall also describe in narrative format all material information concerning each Project that should ordinarily be disclosed to a buyer of real property in California and the basis for the Net Asset Value assigned to such Project. For a 45-day period thereafter, BPOP shall make available to CalPERS or its consultants any information it may have concerning the Company's Projects, and CalPERS shall be permitted to obtain appraisals or other opinions of a fiduciary concerning the Company's Projects as it deems necessary. After the expiration of such 60-day period, CalPERS shall then have 15 business days to identify those Projects it wishes to receive in kind until the aggregate Net Asset Value of the Projects it has selected would result in CalPERS having been allocated Projects having an aggregate Net Asset Value in an amount approximately equal to the amount CalPERS would be entitled to receive on the liquidation of its Membership Interest. To the extent the Net Asset Value of the identified Projects is in excess of the amount CalPERS would be entitled to receive on the liquidation of its Membership Interest, the overage will be paid in cash to BPOP by CalPERS. All remaining Projects shall be allocated to BPOP and distributed to it in kind. In no event shall partial interests in a Project be distributed in kind to a Member. All transfer costs, title insurance premiums, and other similar items incurred in connection with the transfer of each Project shall be paid by the Member who receives each such Project. The transfer of a Project to a Member shall include a transfer of all personal property and intangible contracts and rights owned by the Company in connection with such Project.

     SECTION 6.4. CERTIFICATE OF CANCELLATION. Upon the completion of the distribution of Company assets as provided in this ARTICLE VI, the Company shall be terminated, and the person acting as Liquidator (or the Members, if necessary) shall cause a Certificate of Cancellation to be filed in the office of the Secretary of State of Delaware, and shall take such other actions as may be necessary or appropriate to terminate and wind up the Company.

                                  ARTICLE VII
                        BOOKS AND RECORDS, ACCOUNTING,
                         REPORTS, TAX ELECTIONS, ETC.

     SECTION 7.1. BOOKS AND RECORDS. The Manager shall keep just and true books of account with respect to the operations of the Company. The books and records of the Company shall be maintained at the principal office of the Company and/or such other locations as may be designated by the Manager, and shall be available for examination and copying at all times by the Members during ordinary business hours.

     SECTION 7.2. ACCOUNTING BASIS AND FISCAL YEAR. The Company's books and records shall be closed and balanced at the end of each Fiscal Year. For financial reporting purposes, the books and records of the Company shall be kept on the accrual method of accounting and applied in a consistent manner as decided by CalPERS (and which shall be consistent with generally accepted accounting principles) and shall reflect all transactions of the Company and be
appropriate and adequate for the purposes of the Company.   The accrual method
of accounting shall be used for both Company and tax accounting purposes. The Fiscal Year of the Company shall be the 12-month period ending December 31.

     SECTION 7.3.  REPORTS.

     (a) Within 15 business days after the end of each month, the Manager shall have prepared and shall deliver to the Members such monthly reports as CalPERS may reasonably request, which may include unaudited operating statements for each of the Company's Projects.

     (b) Within 45 days after the end of each Fiscal Quarter, the Manager shall have prepared and shall deliver to the Members such quarterly reports as CalPERS may reasonably request, which may include a balance sheet and operating statements for each Project and for the Company, together with a written analysis of operations of each of the Projects and a reasonably detailed estimate of Cash Available for Distribution and a summary of all Distributions during such Fiscal Quarter.

     (c) Within 90 days after the end of each Fiscal Year, the Manager shall send to the Members such tax information with respect to such year as shall be necessary for inclusion by the Members in their Federal income tax returns and required state income and other tax returns. Such information shall include a copy of the Company's Form 1065 (or any successor form) and an EXHIBIT K-1 (or any successor schedule) with respect to the Member's share of Company items. The Manager shall also provide such additional information as may be required for CalPERS to comply with state law.

     (d) Within 90 days after the end of each Fiscal Year, the Manager shall send to the Members (i) the balance sheet of the Company as of the end of such year and statement of income (loss), Members' equity and statement of cash flow of the Company for such year, and (ii) a statement of Cash Available for Distribution and actual cash distributions for such year, all of which shall be audited by the Accountant.

     (e) The Manager shall, within 10 days after the Manager receives knowledge of the following matters, give notice to the Members of (i) any default under any Financing or breach of or default under any other material agreement of which the Company is a party, (ii) nonpayment of property taxes with respect to a Project, or (iii) any matter which will likely result in a substantial and material loss (i.e., greater than $250,000) to the Company.

     (f) For each business day that any of the above-mentioned reports to CalPERS is late, the Manager shall pay to CalPERS a late fee of $100 per day. Furthermore, the Manager shall reimburse CalPERS (outside of the Company) for the actual costs incurred by CalPERS from its outside consultants in correcting any error in the reports and financial information submitted to CalPERS under this Agreement.

     (g) The Manager represents and warrants to CalPERS fault-free performance in processing of date and date-related data (including, but not limited to calculating, comparing and sequencing) by all hardware, software and firmware products used by the Manager to deliver services and other reports and information under this Agreement, individually and in combination. Fault-free includes manipulation of this data with dates prior to, through, and beyond January 1, 2000, and shall be transparent to the user. The Manager will verify, through appropriate testing and analysis, that the services and other reports and information provided by the Manager under this Agreement are year 2000 compliant in accordance with the above, and shall use reasonable efforts to ensure that services and other reports and other information provided by third parties to the Company are year 2000 compliant. The foregoing shall not apply to CalPERS Yardi reporting system or other vendors and systems approved by CalPERS.

     SECTION 7.4. PERIODIC REPORTS TO CalPERS. The Manager shall cause to be prepared (at Company's expense) and furnish to CalPERS such periodic reports as CalPERS may reasonably require, as such reporting requirements may reasonably be adjusted from time to time. The Manager shall use its best efforts, to provide promptly to the Members (at Company's expense) any additional information concerning the Company, the Company's Projects that any Member may reasonably request so long as such efforts are consistent with the customary asset management services provided by first-class managers of comparable projects owned by institutional investors; if the efforts demanded by CalPERS exceed such customary asset management services, then the additional cost of providing such services shall be paid by CalPERS outside of the Company.

     SECTION 7.5.  INDEPENDENT AUDIT OR REVIEW.

     (a) At Company expense, the Manager shall cause the Accountant to conduct an annual audit of the Company's financial statements in accordance with generally accepted accounting principles, consistently applied (unless otherwise required by this Agreement). A copy of the audit report and the accompanying financial statements shall be provided to the Members.

     (b) CalPERS shall have the absolute right to undertake a periodic audit review of the Company or its Projects, the fees payable hereunder to the Manager and the Manager's compliance with the provisions of this Agreement, including the Investment Objectives and Policies. Such audit review may be undertaken directly by CalPERS or by third parties engaged by CalPERS, including accountants, consultants and appraisers. The Manager shall cooperate fully with CalPERS or any such third party in connection with such audit review. All adjustments, payments and reimbursements determined by CalPERS or its representatives to be necessary by such audit review shall be effected promptly by the Manager; provided, however, that if the Manager disputes any of such adjustments, payments or reimbursements, then the matters in dispute shall be submitted to a mutually acceptable firm of nationally recognized independent certified public accountants, who shall determine which party's determination is correct and whose decision shall be binding. If the audit for any given annual period discloses that aggregate adjustments, payments and reimbursements in favor of the Company exceed either a percentage in excess of 2% of the total distributions made to the Members in the year under audit or (with respect to the Manager's fees only) in an adjustment in excess of 2% of the fees payable to the Manager, the cost of such audit shall be paid by the Manager out of its own funds. Otherwise, the cost of the audit shall be paid by CalPERS from its own funds. In addition, the Manager shall be subject to the examination and audit by the Auditor General for a period of three years after the termination of the Company in accordance with Government Code Section 10532. Such examination and audit shall be confined to those matters connected with the performance of this Agreement.

     SECTION 7.6. BANK ACCOUNTS. Management of cash shall be the responsibility of the Manager and the Manager agrees to manage cash in accordance with such cash management procedures and policies established by CalPERS. The Manager shall be responsible for causing one or more bank accounts of the Company to be maintained in an FDIC-insured bank (or banks), which accounts shall be used for the payment of the expenditures incurred in connection with the business of the Company. All deposits and funds shall be swept daily to Company accounts maintained by CalPERS as part of CalPERS' cash management system with First Chicago Bank; subject to any lock-box requirements imposed by lenders owning debt secured by one or more Projects and prior Notification of such arrangements to

CalPERS. On a monthly basis, the Manager shall request that CalPERS remit to BPOP its portion of Cash Available for Distribution. CalPERS shall credit BPOP monthly with interest at the same rate earned by CalPERS on the funds invested in CalPERS' cash management system. All amounts in Company accounts (including funds in CalPERS' cash management system) shall be and remain the property of the Company, and shall be received, held and disbursed for the purposes specified in this Agreement.

     SECTION 7.7. TAX ELECTIONS. The Tax Matters Member (as hereinafter defined) may make such tax elections in any Fiscal Year, including any election under Section 754 of the Code or an election out of installment sale treatment under Section 453 of the Code. If CalPERS requests that the Tax Matters Member make an election under Section 754 of the Code, the Tax Matters Member shall make this election promptly after receiving notice from CalPERS of CalPERS' request.

     SECTION 7.8.  DESIGNATION OF TAX MATTERS MEMBER.

     (a) The Manager shall act as the "TAX MATTERS MEMBER" of the Company, as provided in regulations pursuant to Section 6231 of the Code and is authorized to qualify as such. All Members hereby Consent to such designation and agree to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be deemed necessary or appropriate to evidence such Consent.

     (b) To the extent and in the manner provided by applicable Code sections and regulations thereunder, the Tax Matters Member shall furnish the name, address, profits, interest and taxpayer identification number of the Members to the Internal Revenue Service ("IRS").

     (c) To the extent and in the manner provided by applicable Code sections and regulations thereunder, the Tax Matters Member shall inform each Member of administrative or judicial proceedings for the adjustment of Company items required to be taken into account by a Member for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review").

     (d) The Tax Matters Member may take no action unless Approved by CalPERS that would result in a material effect on the Company, the Members or the Company's assets or operations (including, but not limited to, the settlement of any tax audit or judicial review).

     (e)  The Tax Matters Member shall obtain the approval of CalPERS before
(a) voluntarily (unless required to do so by law after notice to CalPERS) providing information to the IRS or Franchise Tax Board ("FTB"); or (b) taking any action that would adversely affect any item such taxing agency is auditing or seeking to adjust in a Company income tax return. In addition, the Manager shall promptly inform the Members of the status of (i) any audit of the Company by the IRS and FTB; (ii) any appeal of any determination by the IRS or FTB concerning the Company;

and (iii) any court proceeding in connection with disputing a determination of the IRS or FTB concerning the Company.

     SECTION 7.9. AVOIDANCE OF UNRELATED BUSINESS INCOME TAX. CalPERS is a governmental entity which is exempt from the tax on unrelated business taxable income ("UBTI") under Section 511 of the Code pursuant to Section 115 of the Code. Nevertheless, as a matter of policy, CalPERS generally attempts to minimize income to it which could be characterized as UBTI under Section 512 of the Code. Therefore, in negotiating changes or modifications to the approved manner by which the Company may structure an acquisition of an ownership interest in a Project (as described in such definition), the Manager shall use commercially reasonable efforts to avoid changes or modifications that would significantly increase the possibility of income to CalPERS being characterized as UBTI if CalPERS were a qualified nongovernmental pension plan. CalPERS will respond to reasonable requests by the Manager for guidance on whether any proposed change or modification violates this standard, and unless CalPERS responds within 10 business days of such request, then the Manager shall be deemed to have used its best efforts as required by this SECTION 7.9.

     SECTION 7.10. REQUIRED EXCULPATORY PROVISIONS. All material written contracts, mortgages, partnership agreements and other instruments or agreements which may impose an obligation on the Company shall contain a provision satisfactory to CalPERS and BPOP that the obligee under such contract will not seek a personal judgment against CalPERS or BPOP for any default of the Company in the performance or observance of any of the terms or conditions of such contract, it being the intent of such a provision that no such obligee shall have any right to seek any recourse against CalPERS or BPOP except to the extent of the interests of CalPERS or BPOP, as the case may be, in the assets of the Company and the income generated therefrom.

     SECTION 7.11.  COMPLIANCE WITH APPLICABLE POLICIES.

     (a) During the term of this Agreement, neither the Manager nor any of its subsidiaries, employees or agents shall unlawfully discriminate against any employee or applicant for employment because of race, religion, color, national origin, ancestry, physical handicap, medical condition, marital status, age (over 40) or sex. The Manager and its subsidiaries, employees and agents shall assure that the evaluation and treatment of their employees and applicants for employment are free of such discrimination. In connection with Company activities, the Manager and its subsidiaries, employees and agents shall comply with the provisions of the California Fair Employment and Housing Act (Section 12900 ET SEQ. of the California Government Code) and the applicable regulations promulgated thereunder (California Code of Regulations, Title 2, Division 4, Chapter 1, Section 7285.0 ET SEQ.). The applicable regulations of the Fair Employment and Housing Commission implementing Government Code Section 12990, set forth in Chapter 5 of Division 4 of Title 2 of the California Code of Regulations are incorporated herein by this reference and are made a part hereof as if set forth herein in full. In connection with Company activities, the Manager and its subsidiaries, employees and agents shall give written notice of their obligations under this clause to labor organizations with which they have a collective bargaining or other agreement. The Manager shall include the foregoing nondiscrimination compliance provisions in all written contracts to perform work or provide services under or pursuant to this Agreement. During the term of this Agreement, the Manager, its subsidiaries, employees and agents shall conduct their respective activities in connection with Company activities in accordance with Title VI of the Civil Rights Act of 1964 and the rules and regulations promulgated thereunder.

     (b) The Manager hereby certifies, and shall at CalPERS' request certify annually, that no more than one, final, unappealable finding of contempt of court by a federal court has been issued against it within any preceding two-year period because of the Manager's failure to comply with an order of a federal court which orders the Manager to comply with an order of the National Labor Relations Board. Such certification shall be given under penalty of perjury.

     (c) The Manager hereby certifies, and shall at CalPERS' request certify annually, that the Manager has, unless exempted, complied with the nondiscrimination program requirements of Section 12990 of the California Government Code and all regulations promulgated thereunder. Such certification shall be given under penalty of perjury.

     SECTION 7.12. MANAGER PERSONNEL. The Manager shall promptly notify CalPERS of any material change in those employees of the Manager who, by their membership on Manager's Board, exercise investment discretion with respect to the Company's Projects.

     SECTION 7.13. FAIR POLITICAL PRACTICES LAWS. The Manager shall not directly or indirectly receive any benefit from Projects (other than the fees and distributions contemplated by this Agreement) and shall disclose to CalPERS any personal investment or economic interest of the Manager which may be enhanced by the Company's investment in a Project. The Manager acknowledges that CalPERS is subject to the provisions of the Fair Political Practices laws of California (Government Code Section 81000, ET SEQ., and all regulations adopted thereunder, including but not limited to California Code of Regulations Title 2, Division 6, Chapter 7, Article 1, Section 18700) and the Manager shall comply promptly with any requirement thereunder. To the extent required by law, the Manager shall require its management personnel to file Statements of Economic Interests in compliance with CalPERS Conflict of Interest Code (California Code of Regulations, Title 5, Division 3, Chapter 1, Section 22000, ET SEQ.). All such reports shall be filed simultaneously with CalPERS.

     SECTION 7.14. NOTICE OF PROCEEDINGS. The Manager shall promptly advise CalPERS in writing of any investigation, examination or other proceeding involving the Manager commenced by any regulatory agency which is not conducted in the ordinary course of the Manager's business.

     SECTION 7.15. NOTICE OF AFFILIATE BENEFITS. The Manager shall, on an annual basis, disclose to CalPERS in writing any and all contributions (political or otherwise), gifts, reimbursement of any expenses or any other personal benefits exceeding ONE HUNDRED DOLLARS ($100) in the aggregate which to the Manager's knowledge are provided by the Manager, its directors, officers and employees or their respective Affiliates to any person affiliated with CalPERS and which could reasonably be expected to influence the provision of any material benefits to the Manager. Persons affiliated with CalPERS shall include, without limitation: any fiduciary of CalPERS; any investment counsel to CalPERS; any investment advisor to CalPERS; any regular or alternate members of CalPERS' Board; any officer or employee of CalPERS, CalPERS' Board or staff; any person or organization providing services to CalPERS; an employer, any of whose employees are members of CalPERS; an employee organization, any of whose members are members of or retired from CalPERS; an organization formed for the exclusive purpose of raising funds for any of the foregoing persons; a spouse, ancestor, lineal descendent, or spouse of a lineal descendent of any of the foregoing persons; or a director, officer, employee, or a 10% or more beneficial owner of any of the foregoing persons.

     SECTION 7.16. DISABLED VETERANS BUSINESSES ENTERPRISES/RESPONSIBLE CONTRACTING PROGRAM. The Manager, in contracting for goods and services on behalf of the Company, shall make good faith efforts to comply with CalPERS' objectives and then current policies regarding disabled veterans enterprises. The Manager shall also comply, and the Manager shall also use reasonable efforts to ensure that the Managing Agent of each Project and/or the developer/contractor of a Project under development or substantial rehabilitation complies, with CalPERS' objectives and then current policies regarding the selection of responsible contractors. A copy of CalPERS' current objectives and policies regarding responsible contractors is attached hereto as EXHIBIT L and incorporated herein by reference. In each instance, such compliance shall include, but not be limited to, complying with CalPERS' reporting requirements regarding such efforts.

     SECTION 7.17. NO AFFILIATE BENEFITS. Without the prior Consent of CalPERS, neither the Manager nor BPPI or any of their respective general partners, officers, agents or employees shall directly or indirectly receive any benefit from any Project other than as contemplated by this Agreement. A certification to this effect from the Manager shall be required with respect to each Project on an annual basis, at the time of the initial funding of a new Investment, and as otherwise requested by CalPERS. Notwithstanding the foregoing, neither the Manager nor its Affiliates shall be precluded from receiving compensation, fees or reimbursements pursuant to separate contracts for property management or other services expressly approved by CalPERS.

     SECTION 7.18. CONTRACTOR DISCLOSURE STATEMENT. By signing this Agreement, the Manager agrees to comply with CalPERS' Disclosure Program, as described in the materials attached hereto as EXHIBIT M.

     SECTION 7.19. ENVIRONMENTAL AND INDUSTRIAL HYGIENE COMPLIANCE. The Manager shall not knowingly commit to, without full disclosure to CalPERS, acquisitions of any Project (i) which is in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene or to the environmental condition on, under or about such properties including, but not limited to, soil and ground water condition, or (ii) with respect to which any person has used, generated, manufactured, stored or disposed of any flammable explosive, radioactive materials, hazardous wastes, toxic substances or related materials (collectively "HAZARDOUS MATERIALS") otherwise than in accordance with applicable law. For purposes hereof, Hazardous Materials shall include, but not be limited to, asbestos and all other substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 ET SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 ET SEQ.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ.; and those substances defined as "hazardous wastes" in Section 25117 of the California Health & Safety Code or as "hazardous substances" in Section 25316 of the California Health & Safety Code; and in the regulations adopted and publications promulgated pursuant to said laws.

     SECTION 7.20. GIFTS AND PROHIBITED POLITICAL CONTRIBUTIONS AND SOLICITATIONS; REQUIRED DISCLOSURE

     (a)  For purposes of this provision, the following definitions apply:

          (i) "CalPERS fiduciary" means the list of individuals provided in EXHIBIT U. CalPERS reserves the right to amend this list, upon notice to the Manager, and without amending this agreement.

          (ii) "Manager" includes the Manager, as well as its directors, general partners, officers, and agents; "agent" means any entity or person authorized to act for the Manager or person with regard to its relationship with CalPERS, during the term of this Agreement.

          (iii) "Gift" means anything for which no corresponding consideration has been given, with a value over $10.

          (iv) "Political contribution" means a "contribution" as defined by the Political Reform Act (Cal. Gov. Code sec. 81000 et seq., sec. 82015), or any contribution made in connection with a CalPERS Board member election (Cal. Gov. Code sec. 20090(g).)

     (b) During the term of this Agreement, the Manager may not make political contributions to CalPERS fiduciaries.

     (c) By January 31 of each year, the Manager, on behalf of itself and its directors, general partners, officers, and agents, shall disclose in writing to the CalPERS Chief Executive Officer whether the Manager provided, or was requested to provide, during the previous calendar year, any gifts or political or other contributions to a CalPERS fiduciary, or to a candidate for California State Treasurer or Controller. For solicitations, the disclosure shall include the following information: the date of the solicitation; the name of the individual who made the solicitation; the amount solicited; the manner of solicitation; and the purpose of the solicitation. For gifts and contributions provided, the disclosure shall include: the nature of the item provided (gift or type of contribution); a brief description of the item provided; the approximate value; the date provided; and the recipient.

     (d) If CalPERS determines that the Manager knowingly made a contribution prohibited by this provision, CalPERS has the option, at its sole discretion, to terminate the contract. Termination for this reason is in addition to the termination provisions at SECTION 5.2. Additionally, if the Manager breaches any part of this provision, CalPERS may pursue all remedies available at law.

                                 ARTICLE VIII
                        TRANSFER OF MEMBERSHIP INTERESTS

     SECTION 8.1.  GENERAL RESTRICTIONS.

     (a) No Member may sell, assign, transfer, pledge or otherwise encumber (for purposes of this ARTICLE VIII, the foregoing may be collectively referred to as a "TRANSFER") any of its rights or interests in the Company, including its Membership Interest and its interest in Company allocations or distributions, except (i) to an Affiliate, (ii) as a pledge for security for a loan, so long as the other Member receives Notification of such pledge and is provided with a copy of such pledge agreement (in no event shall the Manager pledge its management rights), or (iii) in connection with a merger or consolidation in which such Member is the surviving entity. Any attempted Transfer in violation of this ARTICLE VIII shall be void AB INITIO and shall constitute an Event of Default hereunder; provided that nothing herein shall prohibit a Transfer to an Affiliate thereof or a Transfer by any partner of to a trust for the benefit of such partner's family, or in the event of such partner's death, a Transfer by will or intestacy to a member of such partner's family or trust(s) for their benefit, or a Transfer to a Person who is then employed by the Manager or any Transfer resulting from the sale of BPPI stock or the transfer of limited partnership units in BPOP.

                                 ARTICLE IX
                           MISCELLANEOUS PROVISIONS

     SECTION 9.1. APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware applicable to agreements to be performed solely within the State of Delaware.

     SECTION 9.2. ATTORNEYS' FEES. Should any litigation be commenced between the parties hereto or their representatives or should any party institute any proceeding in a bankruptcy or similar court which has jurisdiction over any other party hereto or any or all of such party's or parties' property or assets concerning any provision of this Agreement or the rights and duties of any person or entity in relation thereto, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to such party's or parties' reasonable attorneys' fees and court costs in such litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose.

     SECTION 9.3. NO PARTITION. No Member shall have the right to partition any of the Company's Projects or interests in any Project nor shall a Member make application to any court or authority to commence or prosecute any action or proceeding for a partition thereof, and upon any breach of the provisions of this Article by a Member, the other Members shall be entitled to a decree or order restraining or enjoining such application, actions, or proceedings in addition to all other rights and remedies afforded by law or equity.

     SECTION 9.4. BINDING PROVISIONS. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the successors and assigns of the respective parties hereto.

     SECTION 9.5. COMPLETE AGREEMENT: AMENDMENT. This Agreement constitutes the entire agreement between the parties and supersedes all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof, and neither party hereto shall be bound by nor charged with any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement or the exhibits hereto. This Agreement may not be amended, altered or modified except by a writing signed by all of the Members.

     SECTION 9.6. CONFIDENTIALITY AND NONDISCLOSURE. All information which shall have been furnished or disclosed by a Member to any other Member pursuant to this Agreement or the negotiations leading to this Agreement that has been furnished prior to the execution of this Agreement or is hereafter furnished shall be held in confidence and shall not be disclosed to any Person other than their respective employees, directors, legal counsel, accountants or financial advisers with a need to have access to such information, except as reasonably necessary to comply with any disclosure obligations under any federal or state securities laws or as otherwise required by law. The obligations of this section do not apply to information that (a) is or becomes part of the public domain, (b) is disclosed by the disclosing party to third parties without restrictions on disclosure or (c) is received by the receiving party from a third party without breach of a nondisclosure obligation.

     SECTION 9.7. COUNTERPARTS. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

     SECTION 9.8. FEES AND COMMISSIONS. Except as may be separately disclosed in writing to the other Member, each Member hereby represents and warrants that, as of the date of this Agreement there are no known claims for brokerage or other commissions or finder's or other similar fees in connection with the transactions covered by this Agreement insofar as such claims shall be based on actions, arrangements or agreements taken or made by or on such Member's behalf, and each Member hereby agrees to indemnify and hold harmless the other Members from and against any liabilities, costs, damages and expenses from any party making any such claims through such Member.

     SECTION 9.9. EXECUTION OF OTHER DOCUMENTS. Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments, as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.

     SECTION 9.10. SEVERABILITY. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of, or affect, those portions of this Agreement which are valid.

     SECTION 9.11. SURVIVAL OF INDEMNITY OBLIGATIONS. Except as expressly limited in this Agreement, any and all indemnity obligations of any party hereto shall survive any termination of the Company or a Member's interest therein.

     SECTION 9.12. WAIVER. No consent or waiver, express or implied, by a Member to or of any breach or default by the other Member in the performance by such other Member of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Member of the same or any other obligations of such other Member hereunder. Failure on the part of a Member to complain of any act or failure to act of the other Member or to declare the other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights hereunder. The giving of Consent by a Member in any one instance shall not limit or waive the necessity to obtain such Member's Consent in any future instance.

     SECTION 9.13. TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa. Titles of Articles and Sections are for convenience only, and neither limit nor amplify the provisions of this Agreement itself. The use herein of the word "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation," or "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

     SECTION 9.14. APPRAISAL. In the course of the administration of its assets, and at its own expense, CalPERS shall have the right to have an independent appraiser selected by CalPERS annually appraise the Projects of the Company to determine their Fair Market Value. Such appraisal shall be the sole and separate property of CalPERS. Any such appraisal shall be made subject to the procedures described in the definition of Fair Market Value in Article I of this Agreement. Valuation of all of the other assets of the Company shall be performed when and as required under generally accepted industry standards.

     SECTION 9.15. EQUITABLE REMEDIES. Any Member hereto shall, in addition to all other rights provided herein or as may be provided by law, and subject to the limitations set forth herein, be entitled to all equitable remedies, including those of specific performance and injunction, to enforce such Member's rights hereunder.

     SECTION 9.16. REMEDIES CUMULATIVE. Each right, power, and remedy provided for herein or now or hereafter existing at law, in equity, by statute, or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for herein or now or hereafter existing at law, in equity, by statute, or otherwise, and the exercise or beginning of the exercise or the forbearance of exercise by any party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such party of any or all of such other rights, powers, or remedies.

     SECTION 9.17. REPRESENTATION OF AUTHORITY. Each individual executing this Agreement on behalf of a corporation or partnership, as the case may be, represents and warrants that such individual is duly authorized to execute and deliver this Agreement on behalf of said entity in accordance with such entity's corporate bylaws, statement of partnership, or certificate of Membership, as the case may be, and that this Agreement is binding upon said entity in accordance with its terms. Any party hereto, at its option, may require a copy of such written authorization from the other party hereto to enter into this Agreement. The failure of a party hereto to deliver the same to the requesting party within 10 days of the latter party's request therefor shall be deemed a default under this Agreement.

     SECTION 9.18. CONSTRUCTION. This Agreement has been negotiated at arm's length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. In addition, each party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law (including California Civil Code Section 1654) or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties.

     SECTION 9.19. EXHIBITS. The following exhibits are attached hereto and incorporated herein:

     EXHIBIT A      (omitted)

     EXHIBIT B      Program Guidelines

     EXHIBIT C      Financing Guidelines

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

     EXHIBIT D      Schedule of CalPERS' Contributed Projects

     EXHIBIT D-1    (omitted)

     EXHIBIT D-2    (omitted)

     EXHIBIT E      (omitted)

     EXHIBIT F      (omitted)

     EXHIBIT G      Initial Annual Investment Plan

     EXHIBIT G-1    (omitted)

     EXHIBIT H      Fees to Manager or Affiliates

     EXHIBIT I      (omitted)

     EXHIBIT J      (omitted)

     EXHIBIT K      (omitted)

     EXHIBIT L      (omitted)

     EXHIBIT M      (omitted)

     EXHIBIT N      Required Capital Expenditures for CalPERS' Contributed
                    Projects

     EXHIBIT N-1    (omitted)

     EXHIBIT O      Form of Acquisition Summary

     EXHIBIT P      (omitted)

     EXHIBIT Q      (omitted)

     EXHIBIT R      Example of FIRST CALL Earnings Estimates Summary for BPPI

     EXHIBIT R-1    Calculation of Number of BPPI Conversion Shares

     EXHIBIT S      (omitted)

     EXHIBIT T      Form of Registration Rights Agreement

     EXHIBIT U      (omitted)

                                   ARTICLE X
             CONVERSION OF CalPERS' INTEREST INTO BPPI COMMON STOCK

     SECTION 10.1.  CONVERSION INTO BPPI SHARES.

          (a) So long as CalPERS and BPOP each is a Member of the Company, CalPERS may elect, by notice (the "CONVERSION NOTICE") to the Company, BPOP and BPPI, to convert its interest in one or more specific Projects (each Project that is the subject of such election a "CONVERTED PROJECT") into a number of shares (the "CONVERSION BPPI SHARES") of Common Stock, $.01 par value, of BPPI ("BPPI COMMON STOCK"), subject to and in accordance with the terms and conditions of this ARTICLE X.

          (b) The number of Conversion BPPI Shares issuable upon any conversion described in this SECTION 10.1 ("CONVERSION") shall be determined as set forth in this SUBSECTION 10.1(b), an illustration of which determination is set forth in EXHIBIT R-1 hereto, with all determinations to be made as of the last business day (the "MEASUREMENT DATE") of the month next preceding the date on which CalPERS gives the Conversion Notice:

                (A) Determine the sum of the Current Mean "FIRST CALL Consensus Statistics" for the four calendar quarters commencing nearest to the Measurement Date contained in the most recently published "FIRST CALL Earnings Estimates Summary for BPP" (the copy of such
     Summary as "Last Updated 10 - Jun - 98" being attached hereto as
     EXHIBIT R, and the parties agreeing, for purposes of illustration only, that the Current Mean Consensus Statistics of the estimates of earnings (actually of "New Basis FFO" as defined in EXHIBIT R) for 1998 Q3 and Q4 and 1999 Q1 and Q2 are $0.36, $0.38, $0.37 and $0.38, respectively, for a sum of $1.49). The amount determined pursuant to this subparagraph (A) is referred to in subparagraph (C) below as the "Consensus FFO."

                (B) Determine the average (to the nearest one-hundredth of one cent) of the closing prices for a share of BPPI Common Stock reported on the New York Stock Exchange composite transactions during the three consecutive months ended on the Measurement Date ("AVERAGE BPPI CLOSING PRICE").

                (C) Divide the Consensus FFO by the Average BPPI Closing Price to determine the "Applicable FFO Yield" (A DIVIDED BY B)

                (D) Compute BPPI's "Weighted Average Cost of Capital," which is the sum of the Weighted Cost of Debt Capital (as determined in subparagraph (i) below) and the Weighted Yield on Equity Capital (as determined in subparagraph (ii) below).

                     (i) The "Weighted Cost of Debt Capital" is the product obtained by multiplying (I) weighted average cost of all debt of BPPI on a consolidated basis ("TOTAL BPPI DEBT") by (II) the Leverage Ratio, where the "Leverage Ratio" is the quotient, expressed as a percentage, obtained by dividing (a) Total BPPI Debt, by (b) BPPI's Fully Diluted Market Capitalization, where "BPPI's Fully Diluted Market Capitalization" is the sum of (p) Total BPPI Debt plus (q) the "Fully Diluted Equity Capital," which is the product of (y) the number of all shares of Common Stock of BPPI that would be outstanding if all Preferred and Common Units of BPOP (and of each other subsidiary partnership of BPPI or BPOP whose units are ultimately exchangeable for BPPI Common Stock) were converted and exchanged (at the applicable conversion and exchange price) into or for BPPI Common Stock and all outstanding options for BPPI Common Stock were exercised multiplied by (z) the Average BPPI Closing Price determined in paragraph (B) above. For example, if the Weighted Average Cost of Total BPPI Debt is 7.61% and the Leverage Ratio is 45%, then the Weighted Cost of Debt Capital is 3.425%.

                     (ii) The "Weighted Yield on Equity Capital" is the product obtained by multiplying (I) the Applicable FFO Yield (determined in paragraph C above) by (II) the "Equity Factor," which is 100% less the Leverage Ratio. For example, if the Applicable FFO Yield is 9.933% and the Leverage Ratio is 45% such that the Equity Factor is therefore 55%, then the Weighted Yield on Equity Capital is 5.463%.

                     (iii) Using the examples contained in the final sentences of the immediately preceding subparagraphs (D)(i) and (D)(ii), BPPI's Weighted Average Cost of Capital would be the sum of the Weighted Cost of Debt Capital, 3.425%, plus the Weighted Yield on Equity Capital, 5.463%, or 8.888%.

                (E) For each Converted Project that is the subject of the Conversion Notice, determine the "Conversion Value" of such Converted Project, which shall be the lesser of:

                     (i) (1) the quotient determined by dividing (a) the stabilized unleveraged annual net operating income (excluding free rent) of the Converted Project determined consistently with the methodology used in the determination of stabilized annual net operating income of the Converted Project for purposes of the annual Budget and strategic plan (if any) prepared by BPOP with respect to such Converted Project but after giving effect to any changes in income or expense occurring or to occur as a result of the Conversion (such as, for example, change in real estate taxes as a result of reassessment following conveyance of the Converted Project), by (b) BPPI's Weighted Average Cost of Capital (determined in paragraph (D) above), less (2) any unpaid leasing commissions, tenant improvement allowances or free rent under any leases which rentals were used in the calculation of the stabilized net operating income of the Converted Project; or

                     (ii)     the Fair Market Value of the Converted Project.

                (F) Multiply the Conversion Value by CalPERS' Percentage Interest to obtain the "Pre-Closing Cost Conversion Amount."

                (G) Determine the "Conversion Amount" by subtracting from the Pre-Closing Conversion Amount any direct out-of-pocket expenses to be incurred by BPPI or BPOP to the extent that such expenses customarily would be paid by the seller of real property in the locality in which the Converted Project is located, and BPOP's Percentage Interest of any direct out-of-pocket expenses to be paid by the Company, as a result of the Conversion (such as, without limitation, closing costs, title insurance premiums, transfer taxes, loan assumption or loan prepayment fees which only shall include such expenses as customarily would be paid by the seller of real estate in the locality in which the Converted Project is located).

                (H) Divide the Conversion Amount by the Average BPPI Closing Price to determine the number of Conversion BPPI Shares to be issued to CalPERS.

                (I) The number of Conversion BPPI Shares to be issued to CalPERS shall be equitably adjusted to reflect the effect of any stock split, stock dividend or stock distribution with respect to BPPI Common Stock or any other subdivision or combination of BPPI Common Stock into a greater or smaller number of shares which shall have become effective subsequent to the Measurement Date and prior to the closing of the Conversion.

          (c) The closing of the Conversion shall occur as promptly as practicable following determination of the number of Conversion BPPI Shares to be issued in connection therewith and upon receipt of any consents, waivers or releases necessary in order that none of the parties hereto will be in default of or subject to any penalties under any agreement, order, decree, license or similar restriction in connection with either the conveyance of the Converted Project or the issuance of the Conversion BPPI Shares. Upon such closing:

                (i) The Company (or the appropriate nominee holder of title to the Project) will deliver a quitclaim or grant deed and other appropriate instruments of conveyance and assignment conveying the same title as held by (or for) the Company, with the benefit of any continuing representations, warranties and covenants of any predecessor owners (including CalPERS if applicable) of the Converted Project, to BPOP or its nominee (BPPI being deemed to contribute the Project to BPOP as required by the applicable partnership agreement of BPOP); and the provisions of EXHIBIT F relating to conveyancing and assignment documents and certifications, title insurance, Project records and closing and post-closing adjustments and prorations will also apply to the conveyance and assignment of the Converted Project as fully as if the Company were the "Contributing Member" (as such term is used in EXHIBIT F) and as if BPOP were the Company.

                (ii) BPPI will issue to CalPERS an appropriate share certificate representing the Conversion BPPI Shares.

                (iii) BPOP will, in consideration of the conveyance to it of the Converted Project (and consistent with the applicable partnership agreement of BPOP), issue to BPPI a number of limited partner units of BPOP equal to the number of Conversion BPPI Shares issued by BPPI to CalPERS.

                (iv) CalPERS will deliver to BPPI its agreement to pay to BPPI, promptly after CalPERS' receipt of its first distribution with respect to the Conversion BPPI Shares, an amount equal to the amount of such distribution less such portion of such amount as is determined by multiplying such amount by a fraction, the denominator of which is the number of days in the period between the record date for such distribution and the record date for the immediately prior distribution and the numerator of which is the number of days in the same period that CalPERS was not the owner of the Conversion BPPI Shares.

     SECTION 10.2. NON-CONVERTIBLE PROJECTS. Notwithstanding any provision of SECTION 10.1, CalPERS shall not have the right to elect to convert its interest in any Project: (i) as to which the Company has entered into an agreement or letter of intent to sell such Project or as to which CalPERS has given notice that it wishes to sell pursuant to SECTION 4.10, but if the Manager gives notice pursuant to SECTION 4.10 that it wishes to purchase such Project for cash, CalPERS may not later than 10 days thereafter give a Conversion Notice with respect to such Project, in which case the provisions of SECTION 10.1 shall prevail over the provisions of SECTION 4.10; or (ii) which is subject to any mortgage or deed of trust that will not be prepaid and discharged as to such Project prior to or concurrently with the closing of the Conversion, with any prepayment, acceleration or yield maintenance fee or cost having been paid in full by CalPERS; or (iii) the Conversion of which would violate any material covenant to any third party or result in BPPI (or
BPOP) following the Conversion not succeeding to the benefit of any material representation, warranty, indemnity or similar provision benefiting the Company in any agreement of the Company with respect to the Conversion Project, unless either (A) BPOP as Manager shall not have satisfied its obligations under SECTION 4.1(a)(xi) with respect to such covenant, representation, warranty, indemnity or similar provision, or (B) CalPERS agrees independently to provide such representation, warranty, indemnity or similar provision directly to BPPI (and BPOP) to the extent that BPPI (or
BPOP) will not succeed to the benefit of such representation, warranty, indemnity or similar provision by reason of the conversion; or (iv) following notice by any party hereto of the proposed withdrawal of such party as a Member of the Company; or (v) following the happening of any event described in SECTION 6.1(a); or (vi) following the election by CalPERS to remove the Manager pursuant to SECTION 4.7(a) or SECTION 4.7(b); or (vi) which was contributed to the Company by BPOP if the Conversion would occur prior to the seventh anniversary of such contribution and cause gain; or (viii) which is a Non-Performing Project (as defined in the following sentence. A "Non-Performing Project" is any Project that possesses any of the following characteristics: (A) the Project is not 85% or more leased to tenants who are in occupancy of their premises, who are paying rent currently, and who have weighted average lease terms of at least five years,
(B) the Project is subject to a material environmental problem that was not known to the Company as of the date of acquisition of the Project, or the environmental problem was known to the Company as of the date of acquisition of the Project but the cost of remediating the problem will exceed the Company's original estimate by more than $100,000, (C) a Project in which a tenant is the subject of a bankruptcy or insolvency proceeding against such tenant and the absence of such tenant would cause the Project not to satisfy the requirements of clause (A) above, (D) a Project for which the strategic plan prepared in accordance with SECTION 4.1(d)(i) and the Budget contemplate a renovation with total costs of 10% or more of the undepreciated book value of the Project during the following three-year period, (E) a Project which is not currently managed by BPPI or BPOP.

     SECTION 10.3. LIMIT ON OWNERSHIP OF BPPI CAPITAL STOCK. The number or value of shares of BPPI capital stock owned or to be owned by CalPERS immediately following a Conversion pursuant to SECTION 10.1 will not exceed the "Ownership Limit" or the "Common Stock Ownership Limit," each as defined in SECTION 7.1 of the Charter of BPPI, at the time of such Conversion. BPPI will have no obligation to issue any Conversion BPPI Shares which would exceed either such limit.

     So long as shares of BPPI's Series 1997-A Convertible Preferred Stock ("1997-A PREFERRED") remain outstanding, BPPI shall have no obligation to issue any Conversion BPPI Shares to CalPERS at a price which is less than $11.01 per share (the determination of such price to be consistent with avoiding any adjustment of the Conversion Price of 1997-A Preferred to a price of $11.00 or below pursuant to the provisions of SECTION 5(e)(viii) of the Articles Supplementary dated December 31, 1998, relating to the 1997-A Preferred. This restriction shall not apply if the holders of 1997-A Preferred shall have waived the application of SECTION 5(c)(viii), or such
SECTION 5(e)(viii) otherwise is inapplicable, to any such issuance of Conversion BPPI Shares.

     SECTION 10.4. OBLIGATIONS OF BPPI WITH RESPECT TO CONVERSION BPPI SHARES. BPPI will use commercially reasonable efforts to be in a position legally to issue the appropriate number of Conversion BPPI Shares to CalPERS upon the receipt of a Conversion Notice, and shall issue such number of Conversion BPPI Shares, if it is then legally able to do so, subject to receipt of the Converted Project. To facilitate such issuance, BPPI shall:

          (a) Use commercially reasonable efforts to obtain in writing and deliver to CalPERS as soon as is reasonably practicable after the date of this Agreement written confirmation of the waiver or lack of the applicability of certain "First Offer Rights" held by Westbrook Burnham Holdings, L.L.C., Westbrook Burnham Co-Holdings, L.L.C., Blackacre SMC Holdings, L.P., and Blackacre SMC II Holdings LLC, sufficient to permit the issuance of BPPI Common Stock to CalPERS pursuant to this ARTICLE X.

          (b) Reserve and keep available, free of preemptive rights, out of its authorized but unissued BPPI Common Stock a number of shares reasonably estimated from time to time to be the maximum number of Conversion BPPI Shares which it may be obligated to issue to CalPERS pursuant to this
ARTICLE X;

          (c) Provide to CalPERS, promptly following the filing of any report, proxy statement or other material with the Securities and Exchange Commission ("SEC") or the delivery to the holders of BPPI Common Stock generally of any report, proxy statement or communication, a copy of each such report, proxy statement, material or other communication;

          (d) Generally make available to CalPERS such information as CalPERS may reasonably request in determining whether to make a Conversion of BPPI Common Stock;

          (e) Upon receipt of a Conversion Notice, promptly take all appropriate steps to list on the New York Stock Exchange, subject to official notice of issuance, the appropriate number of Conversion BPPI Shares (unless previously listed); and

          (f) Unless there is, at the time of the issuance of Conversion BPPI Shares, a registration statement in effect under the Securities Act of 1933, as amended ("SECURITIES ACT") which covers the issuance by BPPI of the Conversion BPPI Shares and, if necessary legally to permit such resale, also covers the resale of such Conversion BPPI Shares by CalPERS to the public, or unless BPPI and CalPERS have previously entered into a registration rights agreement covering such resale, upon request of CalPERS at or after the first Conversion, enter into a registration rights agreement with CalPERS that will permit CalPERS legally to resell the Conversion BPPI Shares to the public in conformity with the Securities Act, which registration rights agreement will contain substantially the substantive terms set forth in the form of Registration Rights Agreement set forth as EXHIBIT S hereto or such other substantive terms as BPPI and CalPERS mutually agree are appropriate to permit CalPERS' public resale of Conversion BPPI Shares under the Securities Act and applicable rules and regulations of the SEC as then in effect.

     SECTION 10.5. UNREGISTERED SECURITIES; REGISTRATION RIGHTS AGREEMENT. CalPERS acknowledges that it may not be practical for there to be an effective registration statement under the Securities Act at the time that it may deliver a Conversion Notice or at the time of the issuance of Conversion BPPI Shares pursuant to such a Conversion Notice. Accordingly, the delivery of such a Conversion Notice shall constitute a representation to BPPI that CalPERS will be acquiring the Conversion BPPI Shares, without the benefit of an effective registration statement under the Securities Act, for its own account and without any current intention to distribute any of conversion BPPI Shares in a transaction for which a registration statement is required to be in effect under the Act. Nevertheless, CalPERS reserves the right to sell its property, including Conversion BPPI Shares, at any time (but this reservation shall not affect its other obligations under any of the other provisions of this Agreement). BPPI will honor its obligations to enter into a registration rights agreement as provided in
SECTION 10.4(f). Each certificate representing Conversion BPPI Shares may bear an appropriate legend noting that the transfer of any shares represented by such certificate is subject to future compliance with the Securities Act.

     SECTION 10.6. ADDITIONAL PROVISIONS RELATIVE TO CONVERSION NOTICE. To be effective (unless waived by BPPI), each Conversion Notice will contain a representation by CalPERS of the number of shares of BPPI Common Stock (and of any other equity securities of BPPI) beneficially owned or constructively owned (within the defined meaning set forth in SECTION 7.1 of BPPI's Charter) as of the date of such Conversion Notice. CalPERS promptly will notify BPPI of any purchase or sale by CalPERS of any shares of BPPI Common Stock (or of any other equity securities of BPPI) which purchase or sale takes place subsequent to the date of the Conversion Notice and prior to the date of the closing of the Conversion.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                   MANAGER:

                                        BURNHAM PACIFIC OPERATING
                                        PARTNERSHIP, L.P.,
                                        a Delaware limited partnership

                                        By:  BURNHAM PACIFIC PROPERTIES,
                                             INC., a Maryland corporation, its
                                             general partner

                                             By:
                                                 -----------------------------
                                             Its:
                                                 -----------------------------

                                   MEMBERS:

                                        STATE OF CALIFORNIA PUBLIC
                                        EMPLOYEES' RETIREMENT SYSTEM,
                                        an agency of the State of California

                                        By:
                                            ----------------------------------

                                        Its:
                                            ----------------------------------

                                        --AND--

                                        BURNHAM PACIFIC OPERATING
                                        PARTNERSHIP, L.P.,
                                        a Delaware limited partnership

                                        By:  BURNHAM PACIFIC PROPERTIES,
                                             INC., a Maryland corporation, its
                                             general partner

                                        By:
                                            ----------------------------------

                                        Its:
                                             ---------------------------------

                                        AS TO ARTICLE X ONLY:

                                        BURNHAM PACIFIC PROPERTIES, INC.,
                                        a Maryland corporation

                                        By:
                                            ----------------------------------

                                        Its:
                                            ----------------------------------

                                      EXHIBIT B

                                  PROGRAM GUIDELINES

The following program guidelines comprise the "discretionary box" pursuant to which Burnham Pacific will acquire or dispose of Shopping Center Projects for the Company.

PORTFOLIO DOLLAR ALLOCATION

The Senior Real Estate Investment Officer will provide, through approval of the Annual Investment Plan, CalPERS' dollar allocation to Burnham Pacific for management of shopping center properties (expressed in terms of a minimum and maximum portfolio size).

MINIMUM AND MAXIMUM PORTFOLIO SIZE

In no event shall Burnham Pacific, unless otherwise instructed by CalPERS through its annual disposition or acquisition of properties, allow the shopping center portfolio, under its management, to fall outside the range of portfolio value expressly provided for in the Annual Investment Plan. This range may be subject to review on a quarterly basis.

PROPERTY TYPE

Burnham Pacific will invest, on behalf of the Company, in exterior entrance retail properties (shopping centers) which are representative of the local market and generally conforming to the NCREIF definitions of property:
Neighborhood, Community, Power and Specialty Centers.

PROPERTY CLASSIFICATION

PROPERTY CLASSIFICATION - All Projects shall be examined and reclassified by the Manager pursuant to the reclassification criteria contained in this Exhibit B. If a Project has met the reclassification conditions within the first half of the Fiscal Quarter, then the relevant Project Type Premium shall be adjusted as of the first day of such Fiscal Quarter. If the Project has met the reclassification conditions within the second half of the Fiscal Quarter, than the relevant Project Type Premium shall be adjusted as of the first day of the subsequent Fiscal Quarter.

EXISTING SHOPPING CENTER - An operating shopping center that upon acquisition is at least 85% leased with a weighted average lease term of at least five years. The property must not be older than 20 years since the time of original construction or substantial renovation. Minimum investment size is $5 million. An original Speculative Shopping Center Development Project, original Build-to-Suit Shopping Center Development Project or an original Value-Added Shopping Center Project will be reclassified to an Existing Shopping Center Project upon the occurrence of each of the following: (i) the project is 85% leased with a weighted average lease term of at least five years, (ii) receipt of a Certificate of Occupancy for the Project, and (iii) 90% of the project work is complete.

VALUE ADDED SHOPPING CENTER - An operating shopping center property for which a redevelopment, re-leasing or re-positioning is actually in progress and under construction with the objective of yielding higher total returns than an Existing Shopping Center project. A Value-Added Shopping Center project is a shopping center property that upon acquisition is greater than 75%, but less than 85% leased with a weighted average lease term of at least five years. A Value-Added Shopping Center Project shall be reclassified to an Existing Shopping Center Project upon the occurrence of each of the following: (x) the project is 85% leased with a weighted average lease term of at least five years, (y) receipt of a Certificate of Occupancy for the Project, and (z) 90% of the Value-Added Shopping Center Project redevelopment work for the Project is complete. An Existing Shopping Center Project shall be reclassified as a Value Added Shopping Center Project as of the date of commencement of construction referenced above.

BUILD-TO-SUIT SHOPPING CENTER DEVELOPMENT - A Build-to-Suit Development Project is a property to be developed for and leased to one or more tenants that upon commencement of construction is at least 75% pre-leased with a weighted average lease term of at least five years. A Build-to-Suit Development Project will be reclassified as an Existing Shopping Center Project upon the occurrence of each of the following: (i) the project is 85% leased with a weighted average lease term of at least five years, (ii) receipt of a Certificate of Occupancy for the Project, and (iii) 90% of the Project work is complete.

MAJOR REHABILITATION SHOPPING CENTER - An operating shopping center property for which a redevelopment, re-leasing or re-positioning is actually in progress and under construction with the objective of yielding higher total returns than an Existing Shopping Center project. A Major Rehabilitation Shopping Center project is either (i) a shopping center property that upon acquisition is less than 75% leased or has a weighted average lease term of less than five years; or, (ii) any shopping center project, (excluding Existing Shopping Center projects, except as provided below) for which a redevelopment or repositioning is in progress and under construction and the budget for the same is equal to 20% or more of either: (a) the Fair Market Value (as defined in the Agreement) of the Project, excluding land; or, (b) the cost of the project (excluding land, tenant improvements and leasing commissions), if the project has been held for less than one year (such redevelopment shall be referred to as a "Qualifying Redevelopment Project"). A Major Rehabilitation Shopping Center Project shall be reclassified to an Existing Shopping Center Project upon the occurrence of each of the following: (x) the project is 85% leased with a weighted average lease term of at least five years, (y) receipt of a Certificate of Occupancy for the Project, and (z) 90% of the Major Rehabilitation Shopping Center Project redevelopment work for the Project is complete. An Existing Shopping Center Project shall be reclassified as a Major Rehabilitation Center Project as of the date of commencement of construction of any Qualifying Redevelopment Project.

SPECULATIVE SHOPPING CENTER DEVELOPMENT - A shopping center property to be developed for and leased to one or more tenants that upon commencement of construction is less than is 75% pre-leased with a weighted average lease term of five years. A Speculative Shopping Center Development Project will be reclassified as an Existing Shopping Center Project upon the occurrence of each of the following: (i) the project is 85% leased with a weighted average lease term of five years, (ii) receipt of a Certificate of Occupancy for the Project, and (iii) 90% of the Project work is complete.

LAND - Undeveloped, vacant land intended for development of shopping center buildings and ancillary related uses (e.g. restaurants). The location of such Projects shall be in selected supply constrained markets, strategic in-fill locations or within the submarkets of existing assets to accommodate growth. With regard to entitlements, land must be: (i) zoned for shopping center development, (ii) free of governmental restrictions to shopping center development (including, but not limited to, no-growth initiatives, building moratoriums and conflicts with general plan amendments), and (iii) reasonably expected to receive site plant approval in the ordinary course of business.
A satisfactory Phase I environmental report must be completed prior to land acquisition. Land shall be reclassified as a Speculative Development Project upon commencement of construction; or, Land shall be reclassified as a Build-to-Suit Development Project upon the occurrence of each of the following: (i) the Project is at least 75% pre-leased with a weighted average lease term of at least five years, and (ii) commencement of construction.

PROPERTIES NOT SUITABLE FOR INVESTMENT- Properties which are functionally, locationally or physically obsolete (and cannot be brought into compliance) and properties which are in material non-compliance with environmental laws against which conditions there exists no mitigating indemnification or feasible remediation.

LEASING - For Project classification purposes, leasing tests shall be applied or determined on a weighted average leasing basis. For purposes of Project classification, a requirement that Project must be a certain percentage "leased" means that such leases have been signed, but such requirement does not require tenant occupancy in the case of Build to Suit Shopping Center Development and Speculative Shopping Center Development. In the case of an Existing Shopping Center, Value Added Shopping Center and Major Rehabilitation Shopping Center, such space shall not be considered "leased" until the date a lease is signed and the tenant is expected to take occupancy of the premises within 90 days of such date.

INVESTMENT PARAMETERS

The following table reflects the AFTER FEE (excluding incentive fees) unleveraged cash flow and IRR return expectations, and target allocation for each type of shopping center project. Acquisitions that fail to (i) meet the minimum return requirements or (ii) fall outside the minimum and maximum price and project size parameters, require CalPERS approval.

                                                          PORTFOLIO PARAMETERS


                                              Build to Suit     Value Added          Major          Speculative
Description:                Existing           Development      Development          Rehab.         Development           Land
------------                --------          -------------     -----------       ------------      -----------        ----------
1.  Allocation Ranges       75-90%            0-20%             0-20% (2)         0-10% (2)         0-10% (1)          0 - 5% (1)
    (% of total value)

2.  Minimum Average         6.00%             6.50%             6.50%             7.5%              8.50%              n/a
    Stabilized Cash on
    Cash Returns for
    5 years

3.  Minimum                 3.00%             3.50%             3.50%             4.50%             5.00%             6.00%
    5 year IRR              over 5 year       over 5 year       over 5 year       over 5 year       over 5 year       over 5 year
                            Treasuries        Treasuries        Treasuries        Treasuries        Treasuries        Treasuries


(1) The combined total allocation of Speculative Shopping Center Development and Land shall not exceed 10%.

(2) The combined total allocation of Value Added Shopping Center and Major Rehabilitation Shopping Center Development shall not exceed 20%.

GEOGRAPHIC AREA

Burnham Pacific is assigned the Western Region as defined by state:

Alaska                        Idaho                         Oregon
Arizona                       Louisiana                     Texas
Arkansas                      Montana                       Utah
California                    Nevada                        Washington
Colorado                      New Mexico                    Wyoming
Hawaii                        Oklahoma

- The portfolio will be geographically diversified across the Western Region with no more than 30% of the portfolio value located in any single Metropolitan Statistical Area

- Target markets can be selected from any of the Western Region's Consolidated Metropolitan Statistical Areas (CMSA's), Primary Metropolitan Statistical Areas (PMSA's), or any Metropolitan Statistical Area (MSA).

                                      EXHIBIT C

                                 FINANCING GUIDELINES

PRINCIPAL AMOUNT           Not to exceed 25% LTV of CalPERS' Western Region
                           Non-Regional Mall portfolio including all types of financing without limitation, property specific debt, tax exempt bond financing (excluding special assessment districts), construction financing, and portfolio level financing.

EXPANSION OF PRINCIPAL
AMOUNT Permitted up to 25% LTV of CalPERS Western Region and with permission of the Senior Real Estate Officer, the unused portion of the 25% allocation of CalPERS Retail Portfolio.

USE OF PROCEEDS            Governed by the Annual Investment Plan.

MAXIMUM LEVERAGE           If total borrowings exceed 25% LTV or that amount
                           approved by the Senior Real Estate Officer,
                           Manager shall have a maximum cure period of one year to comply with the 25% LTV limit. In no event shall LTV exceed 35% unless specifically approved by the Senior Real Estate Investment
                           Officer.

COLLATERAL                 Any or all of the Western Region Non-Regional Mall
                           retail properties of the Company or its
                           subsidiaries.

RECOURSE PROVISIONS        Any unsecured portfolio level financing, defined
                           as fully recourse to the Company's assets, will be reviewed and approved by CalPERS.

ORIGINATION COSTS          Not to exceed 1.5% (inclusive of any third-party
                           fee) without the approval of the members. A mortgage broker fee may be paid to an unaffiliated third-party. An Affiliate of the Manager shall be permitted to perform investment banking services so long as: (a) other unaffiliated third parties are not excluded from providing such services; (b) the cost of such services is at market rates; and,
                           (c) Notification is sent to CalPERS of the use of such services and the terms thereof.

TERM Not to exceed 30 years for conventional; and, not to exceed 40 years for tax-exempt and/or Fannie Mae.

                                 FINANCING GUIDELINES
                                       CONTINUED

RATE STRUCTURES            -  Fixed or Variable

                           -  Amortizing or interest only

                           - Variable interest rates may be hedged by swaps, caps and/or collars

                           - Fixed or hedged variable debt preferred over variable

                           - Maximum of 25% of total borrowings can have unhedged/variable interest rates so long as such debt does not contain prepayment provisions containing lock in and yield maintenance.

MINIMUM DEBT
SERVICE COVERAGE           1.75:1 for portfolio level debt and 1.25:1 for
                           project level debt.

PREPAYMENT PROVISIONS      Substitution/release of collateral subject to loan
                           covenants preferred over lock in and yield maintenance provisions.

CalPERS FINANCING          CalPERS' senior real estate investment officer is
                           exploring the possibility of obtaining a credit facility that may be secured in part by its interests in the Partnership or the Company's
                           Projects. CalPERS will keep BPOP reasonably informed regarding its financing plans. If the credit facility is ultimately obtained, then the Manager may, without any obligation to do so, draw upon the pro rata share of CalPERS' credit facility on behalf of the Company, subject to compliance with this EXHIBIT C and CalPERS'
                           Statement of Equity Real Estate Leverage Policy, as such policy may be amended from time to time.
                           If CalPERS has not negotiated the terms of the credit facility within six months from the Effective Date (and if such negotiations are not ongoing at the end of such six-month period), then the Manager will be able to obtain Financings on behalf of the Company; however, all Financings shall be Approved by CalPERS, as provided in
                           SECTION 4.1(e) of the Agreement.  If and when
                           CalPERS' credit facility is obtained, CalPERS shall provide to the Manager the pertinent terms of CalPERS' credit agreements and the Manager shall be permitted to undertake further Financings on behalf of the Partnership so long as such Financings do not violate or breach the terms of CalPERS' credit agreements and such Financings are in compliance with this EXHIBIT C and CalPERS'
                           Statement of Equity Real Estate Leverage Policy, as such policy may be amended from time to time.

                                     EXHIBIT D

                     SCHEDULE OF CalPERS' CONTRIBUTED PROJECTS


       PROPERTY             LOCATION (MSA, STATE)       NET ASSET VALUE (1)
       --------             ---------------------       -------------------

Clackamas Promenade            Portland, OR

Cherrywood Square              Denver, CO

Ralston Square                 Denver, CO

Villa Monaco                   Denver, CO

Sunset Valley Marketfair       Austin, TX
                                                            -------------
     Total
                                                            -------------
                                                            -------------

(1) To be determined based on June 30, 1998 Fair Market Value (FMV), plus or minus the net assets and liabilities associated with the CalPERS' Contributed Projects as of June 30, 1998.

                                      EXHIBIT G

                            INITIAL ANNUAL INVESTMENT PLAN

It is agreed that the minimum equity commitment shall be $250 million and that the maximum equity commitment shall be $400 million (plus financing proceeds, if any) through the period ending December 31, 1999.

On the formation of the Company, it is acknowledged that the Company will not achieve the minimum equity commitment referred to above, although it is anticipated that the Manager shall use reasonable efforts to acquire New Projects as soon as prudently possible in order to reach the minimum equity commitment.

                                      EXHIBIT H

                            FEES TO MANAGER OR AFFILIATES

     This Exhibit describes the various fees payable by the Company to the Manager and/or an Affiliate of the Manager for certain services undertaken on behalf of the Company. All of the following fees shall be an expense of the Company (subject to the capitalization of certain of these fees for tax and financial reporting purposes as determined by the Manager).

     1. ACQUISITION FEE. BPOP shall be reimbursed for all out-of-pocket third-party costs incurred in connection with the acquisition of a New Project plus a fee equal to .50% of the purchase price of the New Project. The Acquisition Fee shall not be payable in connection with the contribution of the CalPERS Contributed Projects to the Company by CalPERS or the Manager's Projects by BPOP.

     2. ASSET MANAGEMENT FEE. The Asset Management Fee shall be an amount equal to .40% per annum of the aggregate Fair Market Value of the Company's Projects over the preceding Fiscal Quarter. The Asset Management Fee shall be payable in arrears in quarterly installments within 30 days after the end of the preceding Fiscal Quarter.

     3. PROPERTY MANAGEMENT FEES. For each Project managed by an Affiliate of the Manager, which shall be effective July 1, 1998, said Affiliate shall be entitled to a monthly fee ("Property Management Fee") equal to 3% of monthly Collections (as defined in the CalPERS Approved Form).

     4. CONSTRUCTION SUPERVISION FEE. The Manager (or an Affiliate thereof) shall be entitled to a construction supervision fee ("Construction Supervision Fee") for each Capital Expenditure, provided that such Capital Expenditure is considered a major renovation, expansion or capital project (defined as costing in excess of $100,000). The fee shall be equal to 2% of the cost of such Capital Expenditures. The Construction Supervision Fee shall not be payable in connection with Capital Expenditures incurred on any Project in which the Manager is receiving or is entitled to a Development Fee and excludes tenant improvements and leasing commissions.

     5. DEVELOPMENT FEE. The Manager shall be paid a development fee ("Development Fee") equal to 3% of all development costs (including, without limitation, hard and soft costs) incurred by the Company in the development of a Build-to-Suit, Value-Added or Speculative Development Project. No Development Fee shall be paid on the cost of acquiring the land on which such Build-to-Suit, Value-Added or Speculative Development Project is to be constructed. The Development Fee shall be paid monthly as development costs are incurred, preferably out of the draw of any construction loan obtained by the Company, if any.

     6. DISPOSITION FEE. When the Company does not use a third-party broker, the Manager (or an Affiliate thereof) shall be entitled to a disposition fee

("Disposition Fee") on the closing of a sale, exchange or other transfer of each Project owned by the Company to a third-party purchaser in an amount equal to .50% of the sales price obtained by the Company. If a Disposition Fee is paid to the Manager, all marketing costs (excluding third-party brokerage fees) incurred in connection with the promotion of the sale of the Project shall either be paid by the Manager directly or offset against the Disposition Fee payable hereunder. The Manager (or its Affiliate) shall comply with all licensing requirements that may apply under local law in order to earn the Disposition Fee.

     7. LEASING COMMISSIONS. The Manager (or an Affiliate thereof) shall be entitled to a leasing fee ("Leasing Fee") in an amount equal to 75% of the then-current market commission in the area in which the Project is located in connection with those leases arranged by the Manager (or an Affiliate thereof) on behalf of the Company. The market rate leasing commission for each market area in which the Company owns a Project will be determined in accordance with the following procedure. The Company will retain three nationally recognized brokerage firms mutually acceptable to both parties (two of which are initially agreed to be CB Richard Ellis and Grubb & Ellis) to separately survey those markets in which the Company has Projects and to independently determine the market rate leasing commission in each such market. For purposes of this Agreement, the "then current market commission" in Project market area shall be the average market rate as determined by the brokers' surveys. The cost of the surveys shall be shared equally by the Manager and CalPERS. At any time after December 31, 1999, either the Manager or CalPERS may request (no more often than every 12 months) that the surveys be conducted again to redetermine the "then current market commission" for each Project market area. If the Company utilizes a third-party broker to represent its interests in connection with such a lease or if the tenant is represented by a broker, those third-party brokers shall each be entitled to receive from the Company a leasing commission of up to 100% of the then-current market rate commissions for such lease. If the Manager (or an Affiliate thereof) is acting as the broker on behalf of the Company, all marketing costs incurred in connection with the promotion of the lease shall either be paid by the Manager (or an Affiliate) directly or offset against the Leasing Fee payable hereunder. The Manager (or an Affiliate thereof) shall comply with all licensing requirements that may apply under local law in order to earn the Leasing Fee.

                                      EXHIBIT N

        REQUIRED CAPITAL EXPENDITURES FOR CalPERS' CONTRIBUTED PROJECTS

     The following is a summary of the Required Capital Expenditures by Project. The detail for each property is contained on the following pages.

-------------------------------------------------------------------------------
PROPERTY NAME         TOTAL REQUIRED CAPITAL     PAGE     NOTES
                      EXPENDITURES               NO.
-------------------------------------------------------------------------------
Cherrywood Square         $    51,000(1)          1       Primarily site work
                                                          and disabled access
-------------------------------------------------------------------------------
Clackamas Promenade           247,000(2)          3       Primarily site
                                                          work, structural and
                                                          roofing
-------------------------------------------------------------------------------
Ralston Square                 50,500(3)          6       Primarily site work
                                                          and disabled access
-------------------------------------------------------------------------------
Sunset Valley                 168,875             8       Primarily site work
-------------------------------------------------------------------------------
Villa Monaco                  410,025(4)         10       Primarily roofing
                                                          and site work
-------------------------------------------------------------------------------
Total:                    $927,400.00
-------------------------------------------------------------------------------

--------------------
     (1) An additional $18,000 is required to upgrade the onsite dry cleaner and monitor the Texaco cleanup.

     (2) County counsel in Clackamas alleges that the detention ponds on this property are inadequate for purposes of the City's local ordinance. Costs to investigage and resolve this matter have not been quantified.

     (3) This figure does not include the costs of investigation and resolution of potential environmental issues associated with suspected release of PCE by onsite dry cleaner. A preliminary investigation is scheduled to proceed next week at an estimated cost of $30,000.

     (4) An additional $5,000 is required to provide an asbestos O&M plan and secondary containment.

                                     EXHIBIT N-1

             REQUIRED CAPITAL EXPENDITURES FOR MANAGER'S PROJECTS

[Proposed list of Capital Expenditures to be supplied by CalPERS by September 30, 1998. The Manager may elect, by notice to CalPERS on or before October 30, 1998 to have an engineer or consultant retained by the Manager review the necessity or appropriateness of items of work/correction listed on Exhibit N-1 and the estimated costs thereof. If elected by the Manager, the Members will thereafter meet, discuss and resolve the treatment of any such items.]

                                      EXHIBIT R

           EXAMPLE OF FIRST CALL EARNINGS ESTIMATES SUMMARY FOR BPPI

                                           FIRST CALL Earnings Estimates Summary for BPP
                                                    Burnham Pacific Properties
                                 Fiscal Year Ending Dec           Last Updated: 10-Jun-98 10:42 am
----------------------------------------------------------------------------------------------------------------------------------
    Year         Q1              Q2               Q3              Q4            Fisc Yr        Num          Cal Yr         Num
    Ending      Mar             Jun              Sep             Dec            Annual         Brok         Annual         Brok
    1999        0.37           0.38             0.40            0.42             1.56           4           1.56            4
    1998        0.33A          0.34             0.36            0.36             1.40           5           1.40            5
    1997        0.29A          0.31A            0.33A           0.33A            1.27A          6           1.27A           6
    1996        0.32A          0.31A            0.29A           0.28A            1.20A          3           1.20A           3
----------------------------------------------------------------------------------------------------------------------------------
     Consensus Recommendation: 1.4                                                                Secular Growth Rate:     8%

----------------------------------------------------------------------------------------------------------------------------------
                                               FIRST CALL Earnings Estimates for BPP
                                   Fiscal Year Ending Dec 1999           Last Updated: 10-Jun-98
----------------------------------------------------------------------------------------------------------------------------------
                                   Q1              Q2              Q3              Q4            Annual        Last Confirmed/
               Brokers           Mar-99          Jun-99          Sep-99          Dec-99                         Revised/Orig.
          EVEREN Sec.:            0.38            0.39            0.41            0.42            1.60             6-May-98
             Previous:            0.40            0.40            0.40            0.41            1.61            27-Apr-98
      Lehman Brothers:             --              --              --              --             1.55            10-Jun-98
             Previous:             --              --              --              --             1.60             6-May-98
        Merrill Lynch:             --              --              --              --             1.55             1-Jun-98
             Previous:             --              --              --              --             1.56            17-Apr-98
      MorganStanleyDW:            0.36            0.37            0.39            0.41            1.53            10-Jun-98
             Previous:             --              --              --              --             1.58            22-Apr-98

                                                 FIRST CALL Consensus Statistics

            # Brokers             2               2               2               2               4
         Current Mean:            0.37            0.38            0.40            0.42            1.56            10-Jun-98
        Previous Mean:            0.38            0.39            0.41            0.41            1.25             8-May-98
       Std. Deviation:            0.01            0.01            0.01            0.01            0.03
          Report Date:           05/05A

       Earn. Surprise:             --              --              --              --              --             10-Jun-98


         *** MISCELLANEOUS ***
     All figures are "New Basis" FFO.
     For "Old Basis" FFO see BPP.BE.
     FFO = Net Income - Depreciation + Amortization - Reat Estate Gains. "Old Basis" FFO includes financing cost authorization in add-backs. "New Basis" FFO excludes financing cost authorization in add-backs. REITs must adopt "New Basis" FFO by 1Q96.

----------------------------------------------------------------------------------------------------------------------------------
                                               FIRST CALL Earnings Estimates for BPP
                                   Fiscal Year Ending Dec 1998           Last Updated: 10-Jun-98
----------------------------------------------------------------------------------------------------------------------------------
                                   Q1              Q2              Q3              Q4            Annual        Last Confirmed/
               Brokers           Mar-98          Jun-98          Sep-98          Dec-98                         Revised/Orig.
          EVEREN Sec.:            0.33A           0.34            0.37            0.38            1.42             6-May-98
             Previous:            0.33            0.37             --              --             1.48            27-Apr-98
      Lehman Brothers:            0.33A           0.34            0.37            0.38            1.42            10-Jun-98
             Previous:            0.36            0.36            0.38            0.37            1.49             6-May-98
        Merrill Lynch:            0.33A           0.34             --              --             1.40             1-Jun-98
             Previous:            0.33             --              --              --             1.45            17-Apr-98
      MorganStanleyDW:            0.33A           0.34            0.35            0.37            1.39            10-Jun-98
             Previous:            0.33            0.36            0.36            0.38            1.45            22-Apr-98
          Sutro & Co.:            0.33A           0.33            0.35            0.37            1.38             1-Jun-98
             Previous:             --             0.00            0.00            0.00            1.44             7-May-98

                                                 FIRST CALL Consensus Statistics

            # Brokers              5               1               4               4               5
         Current Mean:            0.33A           0.34            0.36            0.38            1.40            10-Jun-98


        Previous Mean:            0.34            1.27            0.29            0.30            1.41            11-May-98
       Std. Deviation:            0.01            1.00            0.01            0.01            0.02
          Report Date:           05/05A          01/31W          10/30W          01/18W
   01/18W

       Earn. Surprise:           -2.94%            --              --              --              --             10-Jun-98


         *** MISCELLANEOUS ***
     05-Jan-98 announced sale of Pacific West Outlet Center to Horizon
     Group Inc.

----------------------------------------------------------------------------------------------------------------------------------
                                               FIRST CALL Earnings Estimates for BPP
                                   Fiscal Year Ending Dec 1997           Last Updated: 9-Feb-98
----------------------------------------------------------------------------------------------------------------------------------
                                   Q1              Q2              Q3              Q4            Annual        Last Confirmed/
               Brokers           Mar-97          Jun-97          Sep-97          Dec-97                         Revised/Orig.
        BT Alex Brown:            0.29A           0.31A           0.33A           0.33A           1.27A            2-Feb-98
             Previous:             --             0.31            0.33            0.34            1.27            29-Jul-97
          EVEREN Sec.:            0.29A           0.31A           0.33A           0.33A           1.27A            6-Nov-97
             Previous:            0.29            0.31            0.33            0.35            1.27             5-Jun-97
      Lehman Brothers:            0.29A           0.31A           0.33A           0.33A           1.27A            6-Jan-98
             Previous:             --             0.31            0.33            0.35            1.28            10-Dec-97
        Merrill Lynch:            0.29A           0.31A           0.33A           0.33A           1.27A           28-Jan-98
             Previous:             --              --             0.33            0.34            1.27            13-Aug-97
      MorganStanleyDW:            0.29A           0.31A           0.33A           0.33A           1.27A           12-Jan-98
             Previous:             --             0.31            0.33            0.34            1.27             9-May-97
          Sutro & Co.:            0.29A           0.31A           0.33A           0.33A           1.27A            9-Feb-98
             Previous:             --              --             0.32            0.35            1.28             6-Nov-97

                                                 FIRST CALL Consensus Statistics

            # Brokers              6               6               6               6               6
         Current Mean:            0.29A           0.31A           0.33A           0.33A           1.27A            9-Feb-98
        Previous Mean:            0.30            0.31            0.33            0.35            1.27            10-Dec-97
       Std. Deviation:            0.01            0.00            0.00            0.01            0.01
          Report Date:           04/02A          07/31A          10/30A          01/20A

       Earn. Surprise:           -3.33%           0.00%           0.00%          -5.71%           0.00%            5-Feb-98


----------------------------------------------------------------------------------------------------------------------------------
                                               FIRST CALL Earnings Estimates for BPP
                                   Fiscal Year Ending Dec 1996           Last Updated: 13-Jan-97
----------------------------------------------------------------------------------------------------------------------------------
                                   Q1              Q2              Q3              Q4            Annual        Last Confirmed/
               Brokers           Mar-96          Jun-96          Sep-96          Dec-96                         Revised/Orig.
        BT Alex Brown:            0.32A           0.31A           0.29A           0.28A           1.20A           13-Jan-97
             Previous:             --              --              --             0.27            1.19            10-Jan-97
          EVEREN Sec.:            0.32A           0.32A           0.29A           0.28A           1.20A           27-Nov-96
             Previous:             --              --              --             0.29            1.21            27-Nov-96
       Tucker Anthony:            0.32A           0.31A           0.29A           0.28A           1.20A            6-Nov-96
             Previous:            0.31            0.30            0.28            0.30            1.22             6-Nov-96

                                                 FIRST CALL Consensus Statistics

            # Brokers              3               3               3               3               3
         Current Mean:            0.32A           0.31A           0.29A           0.28A           1.20A           13-Jun-97
        Previous Mean:            0.30            1.32            0.29            0.29            1.21            10-Jan-97
       Std. Deviation:            0.01            0.01            0.01            0.01            0.01
          Report Date:           04/02A          07/31A          10/07A          01/10A

       Earn. Surprise:            6.67%          -3.13%           0.07%          -3.45%           -0.83%           13-Jun-97


--------------------------- End of Earnings Report ----------------------------

                                  EXHIBIT R-1

                CALCULATION OF NUMBER OF BPPI CONVERSION SHARES

           EXAMPLE OF CALCULATION OF NUMBER OF CONVERSION BPPI SHARES
            TO BE ISSUED UPON CalPERS CONVERSION UNDER SECTION 10.1

           (References are to Paragraph numbers in Section 10.1(b))

A.   Applicable FIRST CALL "Consensus FFO":
          assume $1.49 (as per Exhibit R actual at 6/10/98)

B.   Applicable "Average BPPI Closing Price": assume $15.0000

C.   Applicable FFO Yield (A DIVIDED BY B): 9.933%

D.   BPPI's Weighted Average Cost of Capital: THE SUM OF (i) and (ii)
          (i)    "Weighted Cost of Debt Capital"
                   I.   Total BPPI Debt:   assume  7.61%
     X             II.  Leverage Ratio:    assume  x 45%
                                                  ------
                                                  3.425%

     PLUS (ii)   "Weighted Yield on Equity Capital
                   I.   Applicable FFO Yield (C): 9.933%
                   II.  Equity Factor (100%-45%):  x 55%
                                                  ------
                                                  5.463%
                                                  ------
     EQUALS (iii)                                 8.888%

E.   "Conversion Value": THE LESSER OF (i) or (ii) below:
          (i) (I) (a) stabilized annual NOI: assume            $900,000
     DIVIDED BY   (b) BPPI's Wtd. Av. Cost Capital (D) DIVIDED BY 8.88%
                        EQUALS                              $10,135,135
     LESS (II) Unpaid leasing commns, TIs, etc.: assume     __________0
                                                            $10,135,135
          (ii) "Fair Market Value": assume same as (i)

F.   "Pre-Closing Cost Conversion Amount"
          Conversion Value:                                 $10,135,135
     X    CalPERS Percentage Interest                             x 80%
                                                                  -----
                                                             $8,108,108
G.   Conversion Amount
          Pre-Closing Cost Conversion Amount                 $8,108,108
     LESS Closing cost adjusts. per G: assume                   158,158
                                                                -------
                                                             $7,950,000
H.   Number of Conversion BPPI Shares to be issued
          Conversion Amount                                  $7,950,000
     DIVIDED BY: Average BPPI Closing Price (B)      DIVIDED BY $15,000
                                                     ------------------
                        Conversion BPPI Shares                  530,000
                                                                -------
                                                                -------

                                  EXHIBIT T


                    FORM OF REGISTRATION RIGHTS AGREEMENT

                                  EXHIBIT T

                        Registration Rights Agreement


     This Registration Rights Agreement (this "Agreement") is entered into as of__________, by and between Burnham Pacific Properties, Inc., a Maryland corporation (the "Company") and the State of California Public Employees' Retirement System ("CalPERS" or the "Holder").

     WHEREAS pursuant to Article X of Operating Agreement dated September __, 1998 of BPP Retail, LLC between CalPERS and Burnham Pacific Operating Partnership. L.P. (of which the Company is the sole general partner), CalPERS has the right under certain circumstances to acquire Common Stock of the Company, and pursuant to that right and in accordance with the provisions of said Article X has acquired __________ shares of Conversion BPPI Shares (as defined in said Article X) which are shares of the Company's Common Stock, $.01 par value ("Common Stock") in a transaction for which no registration statement was in effect under the Securities Act of 1933 as amended (the "Securities Act");

      WHEREAS, pursuant to said Article X, the Company has agreed to enter into this registration rights agreement in order that CalPERS may legally resell Conversion BPPI Shares to the public under the Securities Act,

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   REGISTRATION.

(a) REGISTRABLE SHARES. As used herein, the term "Registrable Shares" means shares of the Common Stock of the Company that are Conversion BPPI Shares, but shares shall CEASE to be "Registrable Shares" hereunder when either (i) a Registration Statement with respect to such shares shall have become effective under the Securities Act and such shares shall have been disposed of in accordance with such Registration Statement or (ii) all such shares shall have been sold by the Holder pursuant to Rule 144 under the Securities Act (or any successor rule or provision under which it is no longer necessary to have an effective registration statement under the Securities Act in order to effect a sale to the public without registration) (the "Registrable Shares Cessation Date").

(b) DEMAND/PIGGYBACK REGISTRATION. The Holder shall have the right to cause the Company to register the Registrable Shares pursuant to a "Demand Registration Statement" or a "Piggyback Registration Statement" in conformity with the provisions of the following Subsections 1(b)(i) and (ii). As used in this Agreement, 'Registration Statement" shall include a Demand Registration Statement, a Piggyback Registration Statement, any other registration statement under the Securities Act pursuant to which the Holder may effect a sale of Registrable Shares to the public, or any or all of them, as applicable.

          (i) DEMAND REGISTRATION . If at any time after the date hereof the Holder holds Registrable Shares and the Company is not then obligated to register Registrable Shares pursuant to the Piggyback Registration provisions of Subsection 1 (b)(ii), then the Holder shall have the right to request the Company to file a registration statement (a "Demand Registration Statement") under the Securities Act relating to the salt by the Holder of any or all of its Registrable Shares. Subject to circumstances beyond its reasonable control, the Company shall thereupon file such Demand Registration Statement and cause the same to be declared effective by the Commission for all Registrable Shares which the Company has been requested to register as soon as practicable thereafter; provided, however, that the Company shall not be obligated to file more than one Demand Registration Statement under this Subsection 1(b)(i) and comparable sections of any other registration rights agreement between the Company and the Holder in any twelve (12) month period. The Company, subject to circumstances beyond its reasonable control, agrees to keep the Demand Registration Statement continuously effective until the earlier to occur of (A) the sale of all of the Registrable Shares registered pursuant thereto (Holder to promptly notify the Company of such) and (B) the Registrable Shares Cessation Date. If the Holder intends to distribute the Registrable Shares covered by its request by means of an underwritten public offering, it shall so advise the Company as a part of its request made Pursuant to this section 1(b)(i). If the Demand Registration is for an underwritten offering on behalf of the Holder and the managing underwriter advises the Holder and the Company that the total number of shares of Common Stock requested to be included in such registration exceeds the number of shares of Common Stock which can be sold in such offering, the Company will include shares in such registration in the following priority:
     (i) first, all shares of Common Stock that the Holder proposes to sell;
     (ii) second, shares of Common Stock proposed to be sold by the Company, and
     (iii) third, shares of Common Stock proposed to be sold by any other stockholder or stockholders of the Company.

          (ii) PIGGYBACK REGISTRATION . If at any time after the date hereof the Holder holds Registrable Shares and the Company is not then obligated to file a Demand Registration Statement because of a request made pursuant to Subsection 1 (b)(i), the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock solely for cash (other than a registration statement (i) on Form S-8 or any successor form or in connection with any employee or director welfare, benefit or compensation plan, (ii) on Form S-4 or any successor form or in connection with an exchange offer, (iii) in connection with a rights offering exclusively to existing holders of Common Stock, (iv) in connection with an offering solely to employees of the Company or its affiliates, (v) relating to a transaction pursuant to Rule 145 of the Securities Act, or (vi) a shelf registration on Form S-3 or any successor form) for its own account (a "Piggyback Registration Statement"), the Company shall give written notice of such proposed filing at least ten (10) business days before filing to the Holder. The notice referred to in the preceding sentence shall offer the Holder the opportunity to register such amount of Registrable Shares as the Holder may request (a "Piggyback Registration"). Subject to the provisions of this Subsection 1(b)(ii) and of Section 2 below, the Company shall include in such Piggyback Registration Statement all Registrable Shares for which the

     Company has received written request for inclusion therein within five (5) business days after the notice referred to above has been given by the Company to the Holder. The Holder of Registrable Shares shall be permitted to withdraw all or pan of the Registrable Shares from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration Statement. If a Piggyback Registration is for an underwritten offering on behalf of the Company and the managing underwriter advises the Company that the total number of shares of Common Stock requested to be included in such registration exceeds the number of shares of Common Stock which can be sold in such offering, the Company will include shares in such registration in the following priority: (i) first, all shares of Common Stock the Company proposes to sell and (ii) second, up to the full number of applicable Registrable Shares requested to be included in such registration and, which in the opinion of such managing underwriter, can be sold without adversely affecting the price range or probability of success of such offering. which shall be allocated among the Holder and all other stockholders requesting registration on a pro rata basis based on the number of shares requested to be included in such offering by the Holder and all other stockholders having comparable "piggyback" or incidental registration rights. No Registrable Securities or other shares of Common Stock requested to be included in a registration pursuant to demand registration rights shall be excluded from the underwriting unless all securities other than such securities are first excluded.

     (c) FILINGS UNDER SECURITIES LAWS. Subject to circumstances beyond its reasonable control, the Company agrees, at all times until the Registrable Shares Cessation Date, timely to make all filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder necessary for the Company to satisfy the Registrant Requirements for eligibility by the Company to use Form S-3 (or other applicable form) for the Registration Statement and to satisfy the current public information requirements of paragraph (c)(1) of Rule 144 of the General Rules and Regulations promulgated under the Securities Act ("Rule 144"). If such filings do not constitute an earnings statement made available to security holders covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement for purposes of Section 11(a) of the Securities Act and Rule 158 thereunder (a "Section 11(a) Earnings Statement"), the Company shall take such additional action as soon as is reasonably practicable to have made a Section 11 (a) Earnings Statement available to security holders. If at any time the Company is not required to file reports in compliance with Section 13 or Section 15(d) of the Exchange Act, the Company will, at its expense, forthwith upon the written request of Holder make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144.

     2.  Registration Procedures

     (a) The Company shall notify the Holder of the effectiveness of the Registration Statement and shall furnish to the Holder such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus and any applicable prospectus supplement), any documents incorporated by reference in the Registration Statement and such other documents as the Holder may reasonably request in order to facilitate its sale of the Registrable Shares in the manner described in the Registration Statement.

     (b) The Company shall prepare and file with the SEC from time to time such amendments and supplements to the Registration Statement and prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares until the earlier of (i) such time as all of the Registrable Shares have been issued or disposed of in accordance with the intended methods of disposition by the Holder as set forth in the Registration Statement or (ii) the date on which the Registration Statement ceases to be effective in accordance with the terms of Section 1. Upon ten (10) business days' notice, the Company shall file any supplement or post-effective amendment to the Registration Statement with respect to the Holder's interests in or plan of distribution of Registrable Shares that is reasonably necessary to permit the sale of the Holder's Registrable Shares pursuant to the Registration Statement and the Company shall file any necessary listing applications or amendments to the existing applications to cause the shares to be then listed or quoted on the primary exchange or quotation system on which the Common Stock is then listed or quoted.

     (c) The Company shall promptly notify the Holder of, and confirm in writing, any request by the SEC for amendments or supplements to the Registration Statement or the prospectus related thereto or for additional information. In addition, the Company shall promptly notify the Holder of, and confirm in writing, the filing of the Registration Statement any prospectus supplement related thereto or any post-effective amendment to the Registration statement and the effectiveness of any post-effective amendment.

     (d) The Company shall promptly notify the Holder, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event and subject to Section 7 of this Agreement, the Company shall promptly prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact. required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (e) Upon receipt of reasonable notice from the Holder that the Holder intends to sell Registrable Shares pursuant to the Registration Statement, the Company shall cooperate with the Holder, including giving appropriate instructions to the Transfer Agent and the Registrar for its Common Stock to facilitate the timely preparation and delivery of certificates representing

Registrable Shares to be sold and not bearing any restrictive legends other than as provided in the Company's charter or as required by Maryland law.

     (f) In connection with the preparation and filing of the Registration Statement under the Securities Act, the Company will give Holder, its underwriters, if any, and their respective counsel, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of Holder's and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     (g) If so requested by the managing underwriter in correction with any registration requested pursuant to Section 1(b)(i), the Company shall cause such officers and other representatives of the Company as the managing underwriter may reasonably designate to participate, at the Company's expense (unless such expenses are paid by the underwriters), in "road show" or similar meetings of the type customarily conducted for such offerings, such meetings to be held at such times and places as the managing underwriter may reasonably designate; provided, however, that the designation of the Company officers and of the times and places of meetings shall reasonably accommodate the schedules and other requirements and commitments of the individuals involved and this Section 2(g) shall not require the Company to incur any costs or expenses not customarily paid by the issuer in connection with "road shows" or similar meetings. In no event shall any of the costs or expenses of such "road show" or similar meetings be paid by the Holder.

     3. STATE SECURITIES LAWS. Subject to the conditions set forth in this Agreement, the Company shall at its expense, promptly upon the filing of a Registration Statement including Registrable Shares, file such documents as may be necessary to register or qualify the Registrable Shares under the securities or "Blue Sky" laws of such states as the Holder may reasonably request, and, subject to circumstances beyond its reasonable control, the Company shall cause such filings to become effective if registration or qualification in such states is necessary to permit the Holder legally to sell the Registrable Shares in such states; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state. Once effective, subject to circumstances beyond its reasonable control, the Company shall at its expense keep such filings effective until the earlier of
(a) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holder as set forth in the Registration Statement, (b) in the case of a particular state. the Holder has notified the Company that it no longer requires effective filing in such state in accordance with its original request for filing or
(c) the date on which the Registration Statement ceases to be effective. The Company shall promptly notify the Holder of, and confirm in writing, the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable shares for sale under the securities or "Blue Sky" laws of any jurisdiction or the initiation or threat of any proceeding for such purpose.

     4.  CERTAIN UNDERWRITTEN OFFERINGS.

     If the registration requested pursuant to Section 1(b)(i) is to be an underwritten offering, the managing underwriter shall be selected by the Holder, shall be a "major bracket" underwriter, and shall be reasonably acceptable to the Company. Morgan Stanley Dean Witter Discover, Donaldson, Lufkin & Jenrette and Lehman Brothers. and their respective successors, are designated as acceptable underwriters by the company. If requested by the underwriters for any underwritten offerings by Holder under a registration requested pursuant to Section 1(b)(i), the Company will enter into a customary underwriting agreement with such underwriters for such offering, to contain such representations and warranties by the Company and such other terms as are customarily contained in agreements of this type, including indemnities to the effect and to the extent provided in Section 6. Holder shall be a party to such underwriting agreement and may, at its option, require that any or all of the conditions precedent to the obligations of such underwriter & under such underwriting agreement be conditions precedent to the obligations of Holder. Holder shall not be required to make any representations or warranties to or agreement with the Company or the underwriters other than representations, warranties or agreements regarding Holder and Holder's intended method of distribution and any other representation or warranty required by law. Neither the Company nor Holders shall be required to enter a "lockup" or similar agreement restricting the offer or sale of shares of Common Stock of the Company other than during the 15-day period prior to, and the 60-day period beginning on, the date of pricing of such underwritten offering.

     5. EXPENSES. The Company shall bear all expenses incurred in connection with the registration of the Registrable Shares pursuant to
Section 1 of this Agreement (other than underwriting discounts, brokerage commissions incurred and transfer taxes with respect to any disposition, sale or transfer or Registrable Shares by the Holder), including, without limitation all registration, filing and qualification fees (including, without limitation, fees imposed by the SEC, imposed by the securities or "Blue Sky" authority of any state, the New York Stock Exchange and any other stock exchange on which the shares of Common Stock may then be listed, and the National Association of Securities Dealers. Inc.), all printing, legal and accounting expenses incurred by the Company, costs of appraisals and other reports, the reasonable fees and disbursements of one counsel for Holder, and the expenses, if any, to be paid by the Company pursuant to
Section 2(g).

     6. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify the Holder and its respective officers, directors, employees, partners, agents, representatives and affiliates, and each person or entity, if any, that controls the Holder within the meaning of the Securities Act, and each other person or entity, if any, subject to liability because of his, her or its connection with the Holder, and any underwriter and any person who controls the underwriter within the meaning of the Securities Act (an "Indemnitee") against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable attorneys' fees, expenses and disbursements documented in writing), joint or several, arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or any prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as and to the extent that such statement or omission arose out of or was based upon information regarding the Indemnitee or its plan of distribution which was furnished to the Company by the Indemnitee in writing for use therein, provided, further that the Company shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company in writing for use in connection with the Registration Statement or the prospectus contained therein by such Indemnitee or (ii) such indemnitiese's failure to send or give a copy of the final prospectus furnished to it by the Company at or prior to the time such action is required by the Securities Act to the person claiming an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final prospectus. The obligations of the Company under this Section 6 shall survive the completion of any offering of Registrable Shares pursuant to a Registration Statement under this Agreement or otherwise and shall survive the termination of this Agreement.

     7. COVENANTS OF THE HOLDER. The Holder hereby agrees (a) to cooperate with THE Company and to furnish to the Company all such information in connection with the preparation of the Registration Statement and any filings with any state securities commissions as the Company may reasonably request,
(b) to deliver or cause delivery of the prospectus contained in the Registration Statement to any purchaser of the shares covered by the Registration Statement from the Holder to the extent required by applicable law, (e) to notify the Company of any sale of Registrable Shares by the Holder and (d) to indemnify the Company, its officers, directors, employees, agents, representatives and affiliates, and each person, if any, who controls the Company within the meaning of the Securities Act, and each other person, if any, subject to liability because of his connection with the Company, against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in either the Registration Statement or the prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission arose out of or was based upon information regarding the Holder or its plan of distribution which was furnished to the Company by the Holder for use therein, or (ii) the failure by the Holder to deliver or cause to be delivered the prospectus contained in the Registration Statement (as amended or supplemented, if applicable) furnished by the Company to the Holder to any purchaser of the shares covered by the Registration Statement from the Holder.

Notwithstanding the foregoing, (i) in no event will the Holder have any obligation under this Section 7 for amounts the Company pays in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld) and (ii) the total amount for which the Holder shall be liable under this Section 7 shall not in any event exceed the aggregate proceeds received by it from the sale of the Holder's Registrable Shares in such registration The obligations of the Holder under this Section 7 shall survive the completion of any offering of Registrable Shares pursuant to a Registration Statement under this Agreement or otherwise and shall survive the termination of this Agreement.

     8.   SUSPENSION OF REGISTRATION REQUIREMENT.

     (a) The Company shall promptly notify the Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any Proceedings for that purpose. The Company take such steps as are commercially reasonable to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment.

     (b) Subject to the provisions of Section 8(d), notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to cause the Registration Statement and any filings with any state securities commission to be made or to become effective or to amend or supplement the Registration Statement shall be suspended in the event and during such period pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in the Registration Statement or such filing (such circumstances being hereinafter referred to as a "Suspension Event") that would make it impractical or unadvisable to cause the Registration Statement or such filings to be made or to become effective or to amend or supplement the Resignation Statement, but such suspension shall continue only for so long as such event or its effect is continuing but in no event will that suspension exceed sixty (60) days. The Company shall notify the Holder of the existence of any Suspension Event.

     (b) Subject to the provisions of Section 8(d), the Holder of Registrable Shares whose Registrable Shares are covered by a Registration Statement filed pursuant to Section 1 hereof agrees, if requested by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the securities of the Company of any class included in such underwritten offering, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of such underwritten offering), during the 15-day period prior to, and during the 60-day period beginning on, the date of pricing of such offering, to the extent timely notified in writing by the Company or the managing underwriters.

     (d) Sections 8(b), 8(c) and 9 shall not operate to preclude the Holder from selling Registrable Shares pursuant to the Registration Statement for more than an aggregate of 120 days during any 365 day period.

     9. BLACK-OUT PERIOD. Subject to the provisions and time limitations of Section 8 of this Agreement, following the effectiveness of the Registration Statement and the filings with any state securities commissions, the Holder agrees that it will not effect any sales of the Registrable Shares pursuant to the Registration Statement or any such filings at any time after it has received notice from the Company to suspend sales as a result of the occurrence or existence of any Suspension Event, daring any Offering, or so that the Company may correct or update the Registration Statement or such filing pursuant to Section 2(c) or 2(d). Subject to the provisions and time limitations of Section 8 of this Agreement, the Holder may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement or such filings following farther notice to such effect from the Company, which notice shall be given by the Company not later the five (5) business days after the conclusion of any such Suspension Event or Offering.

     10.  ADDITIONAL SHARES.  Subject to the cutback provisions contained in
Section 1(b)(i) and (ii), the Company, at its option, may register, under any Registration Statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued shares of Common Stock or any shares of common Stock, owned by any other stockholder or stockholders of the Company.

     11. CONTRIBUTION. If the indemnification provided for in Sections 6 and 7 is unavailable to an indemnified parry with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, HOWEVER, that in no event shall the obligation of any indemnifying party to contribute under this Section 11 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 6 or 7 hereof had been available under the circumstances.

     The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

     No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

     12. NO OTHER OBLIGATION TO REGISTER. Except as otherwise expressly provided in this Agreement, the Company shall have no obligation to the Holder to register the Registrable Shares under the Securities Act.

     13, AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented without the prior written consent of the Company and the Holder.

     14. NOTICES. Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail return receipt requested), postage prepaid or courier or overnight delivery service to the Company and the Holder at the following respective address (or at such other address for any party as shall be specified by like notice, provided that NOTICES OF a change of address shall be effective only upon receipt thereof):

     If to the Company: Burnham Pacific Properties, Inc.
                        [To be completed]

     If to the Holder:  State of California Public Employees' Retirement System
                        [To be completed]

     In addition to the manner of notice permitted above, notices given pursuant to Sections 1, 8 and 9 hereof may be effected telephonically and confirmed in writing thereafter in the manner described above.

     15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their RESPECTIVE successors. Each party hereto shall be permitted to assign any of its rights hereunder to any third party, provided that (i) Holder shall remain the agent for all third party assignees with respect to the registration and other rights as set forth herein, (ii) such transfer is effected in accordance with applicable federal and state securities laws, (iii) such assignee becomes a parry to this Agreement or agrees in writing to be subject to the terms hereof, and (iv) the Company is given written notice by the Holder of said transfer stating the NAME and address of said assignee and identifying the securities with respect to which such registration rights are being assigned.

     16. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within said State.

     18. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     19. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions. promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes a prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                       Burnham Pacific Properties, Inc.


                                       By: _________________________________
                                           Name:
                                           Title:


                                       State of California Public Employees'
                                       Retirement System


                                       By: _________________________________
                                           Name:
                                           Title: